REMOTEMDX, INC.
a Utah corporation

25,859,384 Shares of Common Stock
$0.0001 par value per share

This prospectus relates to the resale of up to 25,859,384 shares (the "Shares") of common stock of RemoteMDx, Inc., a Utah corporation.  Twenty of our shareholders (the “Selling Shareholders”) are offering all of the Shares covered by this prospectus.  The Selling Shareholders have received certain of the Shares from us, and may receive additional Shares in connection with exercises of warrants issued sold to the Selling Shareholders, as discussed in more detail herein.  The Selling Shareholders may elect to exercise the warrants at their option, into shares of our common stock at an exercise price discussed in more detail herein.  The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds.  The Selling Shareholders may be deemed to be underwriters of the Shares.

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Investment in the Shares involves a high degree of risk.  You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the Shares offered by this prospectus.

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Our common stock is quoted on the OTC Bulletin Board and trades under the symbol "RMDX".   The last reported sale price of our common stock on the OTC Bulletin Board on August 31, 2007, was approximately $2.20 per share.  Nevertheless, the Selling Shareholder does not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer its Shares through any type of public or private transactions.

We currently have a concurrent offering of our shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part.  A registration statement on Form SB-2 (SEC File Number 333-137814) covers sales by other selling shareholders of up to 28,527,363 shares of our common stock issued in connection with several transactions described in that registration statement.  As such, there are a total of 54,386,747 shares registered for resale under this and the other registration statement referred to above, although there is no guarantee that all of the shares will be sold.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

September 19, 2007

REMOTEMDX HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDER UNDER THE SECURITIES LAWS OF ANY STATE.  BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

REMOTEMDX HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, REMOTEMDX, OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.  IN THIS PROSPECTUS, REFERENCES TO "REMOTEMDX," "THE COMPANY," "WE," "US," AND "OUR," REFER TO REMOTEMDX, INC. AND ITS SUBSIDIARIES.

TABLE OF CONTENTS

Summary information about RemoteMDx, Inc., and this offering	3
Risk Factors	6
Use of Proceeds	15
Determination of Offering Price	16
Description of Business	17
Management's Discussion and Analysis or Plan of Operation	28
Forward-looking Statements	40
Selling Shareholders	40
Plan of Distribution	45
Regulation M	46
Legal Proceedings	47
Directors, Executive Officers, Promoters and Control Persons	47
Commission’s Position on Indemnification for Securities Act Liabilities	50
Security Ownership of Certain Beneficial Owners and Management	51
Description of Securities	53
Certain Relationships and Related Transactions	56
Market for Common Equity and Related Stockholder Matters	57
Executive Compensation	61
Index to Financial Statements	69
Experts	69
Legal Matters	69

Summary information about RemoteMDx, Inc., and this offering

RemoteMDx, Inc.

RemoteMDx, Inc. (“RemoteMDx” or the “Company”) markets and sells patented wireless location technologies and related monitoring services, and develops markets and sells personal security, senior supervision, and monitoring services. The RemoteMDx products and monitoring services feature wireless products that utilize GPS and cellular technologies in conjunction with a monitoring center.  These devices include a mobile emergency response device, MobilePAL™, which can locate persons in distress, no matter where they may be, and dispatch the closest emergency service to their location.  The Company has developed a tracking device, TrackerPAL, which is being used to monitor convicted offenders in the criminal justice system.  The Company believes that its technologies and services will benefit the healthcare and penal system as they allow both care providers and law enforcement officials to respond immediately to a medical event or criminal activity respectively.  Our medical monitoring customers will be able to better monitor and manage their own chronic disease and medical conditions, giving peace of mind to them and their loved ones and care providers. Similarly, law enforcement officials will be able to monitor the location of offenders and parolees wearing the TrackerPAL product.

TrackerPAL– The TrackerPAL™ is designed for federal, state and local agencies to provide location tracking of select individuals in the criminal justice system.  The TrackerPAL fastens to the offender's ankle and can only be adjusted or removed by a supervising officer through services provided by SecureAlert's PAL Monitoring Center.  The Center acts as an important link between the offender and the supervising officer as PAL Operators constantly track and monitor the offender and initiate contact when the offender is in violation of any established restrictions.  Solidly constructed from Kevlar and rugged plastic and fiber optics, the TrackerPAL notifies the PAL Operator if any attempt is made to remove or otherwise tamper with the device.  Among its other features are the following:

•	Active tracking,
•	24/7 monitoring,
•	Exclusion/inclusion zones and proximity alerts,
•	Two-way voice communication,
•	Remote access by supervising officer,
•	Rechargeable/replaceable batteries, and
•	Durable and waterproof design.

Our services only begin with the elderly. Currently, according to a Bureau of Justice Statistics survey, it is estimated that 3.2% of the U.S. population, or approximately 6,900,000 people, are either incarcerated or on parole. The average cost of incarcerating an inmate is $65 per day. Since state and federal budgets are under great strain, alternatives to incarceration are seriously being considered by the judicial system. For less that 10% of the cost of incarceration, our TrackerPAL monitoring center and patented devices can monitor continuously and in real time the location of parolees. No longer do parole officers have to guess where their parolees are located. In addition, electronic monitoring has been shown to be an effective tool in rehabilitating criminals, reducing the re-arrest rate. We believe that our PAL Services is the only provider that allows constant and instant access to a parolee’s location and can directly put the supervisor in voice contact with the parolee.

Our PAL Services monitoring center has been founded upon cutting edge technologies in the telematics and telephony arenas. When an alarm or call comes into the Monitoring Center, the PAL operator can immediately identify who it is and at the touch of a button can access the following information concerning the elderly customer: immediate location, medical records, personal doctors, care providers, insurance provider, and location of nearest emergency personnel and hospitals. The operators can also access remotely the patient’s vital signs and history, such as glucose and pulse readings, allowing the PAL operator to help in addressing the problem. The PAL operator can also contact the user in case of an alarm condition or if others are in need of contacting them. All operators undergo extensive training and are well versed in 911 emergencies. If the alarm or request is from the parole system, the operator can immediately pull up the history of the parolee, all locations where the parolee has been and where he is currently, identify inclusion and exclusion zones, and contact either the parole officer or parolee depending upon the alarm condition.

Our family of products and services were developed originally by Battelle (one of the largest research and development companies in the world), and later augmented by Wireless Endeavors (a Motorola affiliate). A strategic equity relationship has been forged between RemoteMDx and Matsushita Electric Works (a subsidiary of Panasonic) who does all of our contract manufacturing. Distribution relationships have been created with ADT, Radio Shack, Universal American Financial Corporation (parent of Penn Life), the Canadian Veteran’s Administration, Medicaid (approved in 6 states), Carolina Community Services, and the Georgia Parole System.

Our patents, technologies, and services are brought together at our monitoring center known as the “PAL Services Network.”

Our address is 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070, and our telephone number is 801-451-6141.

This offering

The Selling Shareholders under this prospectus and the registration statement of which it is a part received or will receive their shares in the following transactions:

November Private Offering

On November 9, 2006, we closed a private placement (the “Offering”) of 3,000,000 shares of our Common Stock (the “Common Stock”) to VATAS Holding GmbH (“VATAS”) at a purchase price of $2.00 per share.  Additionally, we issued warrants (the “Warrants”) to VATAS to purchase up to an additional 7,000,000 shares of our Common Stock at a purchase price of $2.00 per share.  This prospectus, and the registration statement of which it is a part, registers the resale of the shares underlying and issuable upon VATAS’s exercises of the Warrants.

In connection with the Offering, we granted registration rights to VATAS, pursuant to which we agreed to file a registration statement (the “Registration Statement”) to register the resale of the Common Stock, as well as the shares of Common Stock underlying the Warrants not later than 10 days after we filed (the “Filing Deadline”) our annual report for the year ended September 30, 2006 (the “Filing”).  We also agreed to use our best efforts to have the Registration Statement declared effective within 30 days of the Filing, and to respond within ten days to any comments from the Securities and Exchange Commission.  In the event that we do not (a) have the Registration Statement filed by the Filing Deadline, (b) respond within ten days to any SEC comments, or (c) have the Registration Statement effective within 100 days of the Filing, we were required to pay a 5% penalty to VATAS.

We did not file the registration statement filed by the Filing Deadline nor effective within 100 days of the Filing, and as such, we were required to pay a penalty.  We agreed with VATAS to pay the penalty in the form of additional shares of our Common Stock.  We entered into an agreement with VATAS whereby we issued 750,000 shares of our Common Stock as payment of the penalty for not having the registration statement filed by the Filing Deadline.  The resale of those shares is covered by this prospectus.

Private Purchases from Officers

Additionally, VATAS entered into a private sale agreement with David Derrick and James Dalton, two officers of the Company, and ADP Management, Inc. (“ADP”), an entity owned and controlled by Messrs. Derrick and Dalton, pursuant to which Messrs. Derrick and Dalton and ADP sold 2,100,000 restricted shares of our common stock to Lintel, Inc. at $0.95 on April 5, 2007, and 1,000,000 shares of our common stock to Hector Gonzalez at $1.05 on July 1, 2007, and 6,000,000 restricted shares of our common stock to VATAS at $1.30 per share on July 25, 2007.

Settlement of Litigation

We issued shares to HGR Enterprises, LLC (“HGR”), in connection with the settlement of a lawsuit between HGR and Michael Sibbett on the one hand, and the Company and SecureAlert, Inc. on the other hand, and agreed to register the resale of those shares by HGR.  We also issued shares to Liberty Capital, LLC (“Liberty”) for services in connection with settling the lawsuit.

Warrant Exercises

Seven selling shareholders, Chad Olsen, Futuristic Medical Devices LLC, Advance Technology Investors LLC, Technology Financing LLC, Wilford Kirton, David Metzger, and Judd Odzer, received or will receive shares upon exercise of warrants issued to them.

Shares, Options, and Warrants Issued for Services

We issued options to one of the Selling Shareholders, Chad Olsen, who is an employee of the Company.  The resale of those shares is covered by this prospectus.

We issued warrants to purchase shares of our common stock to two Selling Shareholders, Sandor Schwartz and Alpine Securities Corporation, for services rendered to the Company between 2003 and 2006.

We issued shares to two Selling Shareholders, Franz Hammerschmidt and Advanta Design Group, Inc., for services rendered to the Company in 2007

Warrants Issued in Connection with Investment in Subsidiary

We issued warrants to purchase shares of our common stock to four Selling Shareholders, James Carter, Robert Sargenti, Charles Alberta, and Scott Carter, in connection with their investment in SecureAlert, Inc., a subsidiary of RemoteMDx, Inc.

Shares Issued in Connection with Termination of Agreement

We issued shares to one Selling Shareholder, Futuristic Medical Devices, LLC (“Futuristic”), in connection with the termination of a Royalty Agreement between Futuristic and the Company.

More information relating to the shares, options, and warrants held by the Selling Shareholders can be found in the “Selling Shareholders” section below.

Risk Factors

Caution Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We may from time to time make written or oral statements that are forward-looking, including statements contained in this registration statement and other filings with the Securities and Exchange Commission and in reports to our shareholders. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives or about developments beyond our control. The terms "anticipate," "believe," "estimate," "expect," "objective," "plan," "might," "should," "may," "project," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by the forward-looking statements. These statements are made on the basis of management's views and assumptions as of the time the statements are made and we expressly disclaim any intention or obligation to update these statements. There can be no assurance that our expectations will necessarily come to pass. The factors that could materially affect future developments and performance include those set forth below.

Risks related to our operations

The financial statements contained in our annual report on Form 10-KSB for the year ended September 30, 2006 have been prepared on the basis that we will continue as a going concern, notwithstanding the fact that our financial performance and condition during the past few years raise substantial doubt as to our ability to do so.  There is no assurance we will ever be profitable.

In fiscal year 2006, we incurred a net loss of $23,797,745, negative cash flow from operating activities of $11,397,627, and an accumulated deficit of $106,726,375.

These factors, as well as the risk factors set out elsewhere in this report, raise substantial doubt about our ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.  Our plan with respect to this uncertainty is to focus on sales of the TrackerPAL product.  There can be no assurance that revenues will increase rapidly enough to pay back operating losses and debts.  Likewise, there can be no assurance that the debt holders will be willing to convert their debt obligations to equity securities, or that we will be successful in raising additional capital from the sale of equity or debt securities.  If we are unable to increase revenues or obtain additional financing, we will be unable to continue the development of our products and may have to cease operations.

As a result of our increased focus on a new business market, our business is subject to many of the risks of a new or start-up venture.

The relatively recent change in our business goals and strategy subjects us to the risks and uncertainties usually associated with start-ups. Our business plan involves risks, uncertainties and difficulties frequently encountered by companies in their early stages of development.  If we are to be successful in this new business direction, we must accomplish the following, among other things:

•	Develop and introduce functional and attractive products and services;
•	Increase awareness of our brand and develop consumer loyalty;
•	Respond to competitive and technological developments;
•	Build an operational structure to support our business; and
•	Attract, retain and motivate qualified personnel.

If we fail to achieve these goals, that failure would have a material adverse effect on our business, prospects, financial condition and operating results.  Because the market for our new products and services is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any.  There is no assurance that a market for these products or services will ever develop or that demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our management group owns or controls a significant number of our outstanding shares.

As of July 5, 2007, certain of our directors, executives and principal shareholders or persons associated with them beneficially own approximately 10.03% of our outstanding common stock.  In addition, these individuals are the beneficial owners of preferred stock convertible into a significant number of additional shares of common stock.  As a result, these persons have the ability, acting as a group, to effectively control our affairs and business, including the election of our directors and, subject to certain limitations, approval or disapproval of fundamental corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change of control or making other transactions more difficult or impossible without their support.  See Item 9 “Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act,” and Item 11 “Security Ownership of Certain Beneficial Owners and Management.”

There is no certainty that the market will accept our new products and services.

Our targeted markets may never accept our new products or services.  Insurance companies, physicians, nurses, patients, and consumers and correctional agencies and administrators may not use our products unless they determine, based on experience, clinical data, advertising or other factors, that those products are a preferable alternative to currently available methods of monitoring.  In addition, decisions to adopt new medical devices can be influenced by government administrators, regulatory factors, and other factors largely outside our control.  No assurance can be given that key decision-makers or third party payors will accept our new products, which could have a material adverse effect on our business, financial condition and results of operations.

Our relationships with our majority shareholders present potential conflicts of interest, which may result in decisions that favor them over our other shareholders.

Our principal beneficial owners, David Derrick and James J. Dalton, provide management and financial services and assistance to RemoteMDx.  When their personal investment interests diverge from our interests, they and their affiliates may exercise their influence in their own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and these shareholders and their affiliated entities.

During the two most recent fiscal years we have been dependent upon certain major customers, the loss of which would adversely affect our results of operations and business condition.  Certain of these customers now purchase product from distributors owned and controlled by our former executives and consultants, which will reduce our revenues from consumer electronics in future operating periods.

During fiscal year 2006, one customer, Fisher Scientific, accounted for approximately 21% ($228,437) of sales. The loss of this customer would result in lower revenues and limit the cash available to grow our business and to achieve profitability. We have no arrangements or contracts with this customer that would require it to purchase a specific amount of product from us.

We also rely on significant suppliers for other key products and cellular access.  If we  do not renew these agreements when they expire we may not continue to have access to these suppliers’ products or services at favorable prices or in volumes as we have in the past, which would reduce our revenues and could adversely affect our results of operations or financial condition.

During the fall of 2001, we entered into a cellular switching access agreement under which we purchase substantially all of our cellular access requirements.  That agreement expired in 2004. However, we have entered into various agreements with several other national cellular access companies for these services.  These agreements expire between June 2008 and July 2009.  If any of these significant suppliers were to cease providing product or services to us, we would be required to seek alternative sources. There is no assurance that alternate sources could be located or that the delay or additional expense associated with locating alternative sources for these products or services would not materially and adversely affect our business and financial condition.

Our proposed business plan subjects our research, development and ultimate marketing activities to current and possibly to future government regulation. The cost of compliance or the failure to comply with this regulation could adversely affect our business, results of operations and financial condition.

The products we currently distribute and sell are not subject to specific approvals from any governmental agency, although our products using cellular and global positioning satellite (“GPS”) products must be manufactured in compliance with applicable rules and regulations of the Federal Communications Commission.  The U.S. Food and Drug Administration (“FDA”) requires governmental clearance of all medical devices and drugs before they can be marketed in the United States.  Similar approvals are required from other regulatory agencies in most foreign countries.  The regulatory processes established by these government agencies are lengthy, expensive, and uncertain and may require extensive and expensive clinical trials.  There can be no assurance that any future products developed by us that are subject to the FDA’s authority will prove to be safe and effective and meet all of the applicable regulatory requirements necessary to be marketed. The results of testing activities could be susceptible to varied interpretations that could delay, limit or prevent required regulatory approvals.  In addition, we may encounter delays or denials of approval based on a number of factors, including future legislation, administrative action or changes in FDA policy made during the period of product development and FDA regulatory review.  We may encounter similar delays in foreign countries.  Furthermore, approval may entail ongoing requirements for, among other things, post-marketing studies. Even if we obtain regulatory approval of a marketed product, our manufacturer and its manufacturing facility are subject to on-going regulation and inspections.  Discovery of previously unknown problems with a product, manufacturer or facility could result in FDA sanctions, restrictions on a product or manufacturer, or an order to withdraw and/or recall a specific product from the market. There can also be no assurance that changes in the legal or regulatory framework or other subsequent developments will not result in limitation, suspension or revocation of regulatory approvals granted to us. Any such events, were they to occur, could have a material adverse effect on our business, financial condition and results of operations.

We may also be required to comply with FDA regulations for manufacturing practices, which mandate procedures for extensive control and documentation of product design, control and validation of the manufacturing process and overall product quality. Foreign regulatory agencies have similar manufacturing standards. Any third parties manufacturing our products or supplying materials or components for such products may also be subject to these manufacturing practices and mandatory procedures. If we, our management or our third party manufacturers fail to comply with applicable regulations regarding these manufacturing practices, we could be subject to a number of sanctions, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of market approval, seizures or recalls of product, operating restrictions and, in some cases, criminal prosecutions.

Our products and related manufacturing operations may also be subject to regulation, inspection and licensing by other governmental agencies, including the Occupational Health and Safety Administration.

We face intense competition, including competition from entities that are more established and have greater financial resources, which may make it difficult for us to establish and maintain a viable market presence.

Our current and expected markets are rapidly changing.  Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market.  Our technology will compete directly with other technology, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use.  Competition is expected to increase.

Many of the companies currently in the remote medical monitoring and diagnostic market, or in the criminal justice offender tracking market, may have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals, and marketing, than those available to us.  Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties.  Academic institutions, governmental agencies, and public and private research organizations also conduct research, seek patent protection, and establish collaborative arrangements for product and clinical development and marketing in the offender tracking and mobile medical alert arenas.  Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs in the field.  Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.

We face competition based on product efficacy, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position.  There can be no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Our business plan is subject to the risks of technological uncertainty, which may result in our products failing to be competitive or readily accepted by our target markets.

The technology which we integrate or that we may expect to integrate with our product and service offerings is rapidly changing and developing.  We face risks associated with the possibility that our technology may not function as intended and the possible obsolescence of our technology and the risks of delay in the further development of our own technologies. Cellular coverage is not uniform throughout our current and targeted markets and GPS technology depends upon “line-of-sight” access to satellite signals used to locate the user.  This limits the effectiveness of GPS if the user is in the lower floors of a tall building, underground or otherwise located where the signals have difficulty penetrating.  Other difficulties and uncertainties normally associated with new industries or the application of new technologies in new or existing industries also threaten our business, including the possible lack of consumer acceptance, difficulty in obtaining financing for untested technologies, increasing competition from larger well-funded competitors, advances in competing or other technologies, and changes in laws and regulations affecting the development, marketing or use of our new products and related services.

We are dependent upon our strategic alliances, the loss of which would limit our success.

Our strategy for the identification, development, testing, manufacture, marketing and commercialization of our products and services includes entering into various collaborations through corporate alliances.  We have entered into collaborative relationships with a significant engineering and product commercialization firm and a multi-national manufacturing corporation, and we believe that these relationships provide us with strong strategic alliances for the design and engineering of our products. There can be no assurance; however, that these relationships will succeed or that we will be able to negotiate strategic alliances with other parties on acceptable terms, if at all, or that any of these collaborative arrangements will be successful.  To the extent we choose or are unable to establish or continue such arrangements we could experience increased capital requirements as a result of undertaking such activities.  In addition, we may encounter significant delays in introducing products currently under development into the marketplace or find that the development, manufacture or sale of our proposed products is adversely affected by the absence of successful collaborative agreements.

We have a history of losses and anticipate significant future losses, and we may be unable to project our revenues and expenses accurately.

We will incur significant expenses associated with the development and deployment of our new products and promoting our brand.  We intend to enter into additional arrangements through current and future strategic alliances that may require us to pay consideration in various forms and in amounts that may significantly exceed current estimates and expectations.  We may also be required to offer promotional packages of hardware and software to end-users at subsidized prices in order to promote our brand, products and services. These guaranteed payments, promotions and other arrangements would result in significant expense. If we it do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability in the future.  In addition, because of our limited operating history in our newly targeted markets, we may be unable to project revenues or expenses with any degree of certainty. Management expects expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development and administrative expenses.  We cannot guarantee that we will be able to generate sufficient revenues to offset operating expenses or the costs of the promotional packages or subsidies described above, or that we will be able to achieve or maintain profitability. If revenues fall short of projections, our business, financial condition and operating results would be materially adversely affected.

Our business plan anticipates significant growth through sales and acquisitions; to manage the expected growth we will require capital and there is no assurance we will be successful in obtaining necessary additional funding.

If we are successful in implementing our business plan, we may be required to raise additional capital to manage anticipated growth.  Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the number and type of tests we may be required to conduct in seeking government or agency approval of these products, the success of our development efforts, the cost and timing of establishing or expanding our sales, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to shareholders (including the purchasers of the shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories.  Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all.

We currently lack experienced sales and marketing capability for all of our product and service lines.

We currently have limited staff with experience in sales, marketing or distribution in our intended markets.  We will be required to develop and expand our marketing and sales force with technical expertise and with supporting distribution capability.  Alternatively, we may obtain the assistance of other companies with established distribution and sales forces, in which case we would be required to enter into agreements regarding the use and maintenance of these distribution systems and sales forces.  There can be no assurance that we will be able to establish or expand our in-house sales and distribution capabilities, or that we will be successful in gaining market acceptance for our products through the use of third parties. There can be no assurance that we will be able to recruit, train and maintain successfully the necessary sales and marketing personnel, or that the efforts of such personnel will be successful.

Our products are subject to the risks and uncertainties associated with the protection of intellectual property and related proprietary rights.

We believe that our success depends in part on our ability to obtain and enforce patents, maintain trade secrets and operate without infringing on the proprietary rights of others in the United States and in other countries.  We have applied for several patents and those applications are awaiting action by the Patent Office.  There is no assurance those patents will issue or that when they do issue they will include all of the claims currently included in the applications.  Even if they do issue, those new patents and our existing patents must be protected against possible infringement.  The enforcement of patent rights can be uncertain and can involve complex legal and factual questions.  The scope and enforceability of patent claims are not systematically predictable with absolute accuracy.

The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.  Our inability to obtain or to maintain patents on our key products could adversely affect our business.  We own five patents and have filed and intend to file additional patent applications in the United States and in key foreign jurisdictions relating to our technologies, improvements to those technologies, and for specific products we may develop.  There can be no assurance that patents will issue on any of these applications or that, if issued, any patents will not be challenged, invalidated or circumvented.  The prosecution of patent applications and the enforcement of patent rights are expensive, and the expense may adversely affect our profitability and the results of our operations.  In addition, there can be no assurance that the rights afforded by any patents will guarantee proprietary protection or competitive advantage.

Our success will also depend, in part, on our ability to avoid infringing the patent rights of others.  We must also avoid any material breach of technology licenses we may enter into with respect to our new products and services.  Existing patent and license rights may require us to alter the designs of our products or processes, obtain licenses or cease certain activities.  In addition, if patents have been issued to others that contain competitive or conflicting claims and such claims are ultimately determined to be valid and superior to our own, we may be required to obtain licenses to those patents or to develop or obtain alternative technology.  If any licenses are required, there can be no assurance that we will be able to obtain any necessary licenses on commercially favorable terms, if at all.  Any breach of an existing license or failure to obtain a license to any technology that may be necessary in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition.  Litigation that could result in substantial costs may also be necessary to enforce patents licensed or issued to us or to determine the scope or validity of third party proprietary rights.  If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we eventually prevail.  An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require that we cease using such technology.

We rely on trade secrets laws to protect portions of our technology for which patent protection has not yet been pursued or is not believed to be appropriate or obtainable.  These laws may protect us against the unlawful or unpermitted disclosure of any information of a confidential and proprietary nature, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to vendors or suppliers and customer names and addresses.

We intend to protect this unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information in part, by entering into confidentiality agreements with employees, collaborative partners, consultants and certain contractors.  There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

The existence of certain anti-dilution rights applicable to our Series B Preferred Stock might result in increased dilution inasmuch as we have offered and sold shares of common stock or securities convertible into shares of common stock at prices below the initial conversion rate of $3.00 per common share, unless those rights are waived.

The investors in our Series B preferred stock have the right to an automatic adjustment of the conversion price of the Series B preferred shares held by them in the event we sell shares of common stock or securities convertible into common stock at a price below the original conversion price of $3.00 per share. We have issued shares and options to purchase shares to certain creditors to convert debt to equity at prices that are below the $3.00 conversion price. We have also issued promissory notes that are convertible into shares of common stock at conversion prices below the original Series B conversion price of $3.00.  Accordingly, we may be required to issue additional shares of common stock to comply with anti-dilution adjustments to the conversion rights of present or former preferred shareholders.  Any increase in the number of shares of common stock issued upon conversion of Series B preferred shares would compound the risks of dilution to existing shareholders.

The obligation to issue shares of common stock upon the exercise of outstanding options and warrants or upon conversion of outstanding shares of preferred stock increases the potential for short sales.

Downward pressure on the market price of our common stock that likely would result from issuances of common stock upon conversion of preferred stock, or upon the exercise of options and warrants, could encourage short sales of common stock by the holders of the preferred stock or others.  A significant amount of short selling could place further downward pressure on the market price of the common stock, reducing the market value of the securities held by our shareholders.

Payment of dividends in additional shares of Series A preferred stock or in shares of common stock will result in further dilution.

Under the terms of the Series A preferred stock, our board of directors may elect to pay dividends by issuing additional shares of Series A preferred stock or common stock.  Dividends accrue from the date of the issuance of the preferred stock, subject to any intervening payments in cash. Each share of Series A preferred stock is convertible into 370 shares of common stock.  The issuance of additional shares of Series A preferred stock or common stock as dividends could result in a substantial increase in the number of shares issued and outstanding and could result in a decrease of the relative voting control of the holders of the common stock issued and outstanding prior to such payment of dividends and interest.

We have and will continue to have significant future capital needs and there is no assurance we will be successful in obtaining necessary additional funding.

We will be required to raise additional capital to fully implement our business plan.  Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the number and type of clinical or other tests we may be required to conduct in seeking government or agency approval of these products, the success of our development efforts, the cost and timing of establishing or expanding our sales, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private debt or equity financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to shareholders (including the purchasers of the shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories.  Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all.

We rely on third parties to manufacture our products.  Therefore, we do not have direct control over the quality or other aspects of the manufacturing process, which could result in a loss of customer acceptance of our products and increased expense related to warranty claims or defective product returns.

We do not directly control the manufacturing facilities where our products are made and we must depend on third parties to make our products according to our standards for quality and reliability.  We do not own any manufacturing facilities or equipment and do not employ any manufacturing personnel.  We use third parties to manufacture our products on a contract basis.  There is no assurance that we will be able to retain qualified contract manufacturing services on reasonable terms. In addition, the manufacture of our products involves complex and precise processes. Changes in manufacturing processes by our contract manufacturer or our suppliers, or the use of defective components or materials, could significantly reduce our manufacturing yields and product reliability.  For example, during the year ended September 30, 2003, we voluntarily recalled approximately 200 GPS devices that contained a defect causing the battery to drain power at an unacceptable rate.  The problem was quickly resolved and the units replaced at the expense of our manufacturer.  There is no assurance, however, that similar problems will not arise in the future with these other products.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The Securities and Exchange Commission (the “Commission”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market.  The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

Investors should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

RemoteMDx’s management is aware of the abuses that have occurred historically in the penny stock market.

The holders of our Series B preferred stock have voting rights that are the same as the voting rights of holders of our common stock, which effectively dilutes the voting power of the holders of the common stock.

Holders of shares of Series B preferred stock are entitled to one vote per share of Series B preferred stock on all matters upon which holders of our common stock are entitled to vote.  Therefore, without converting the shares of Series B preferred stock, the holders thereof enjoy the same voting rights as if they held an equal number of shares of common stock, as well as the liquidation preference described above.  In addition, without the approval of holders of a majority of the outstanding shares of Series B preferred stock voting as a class, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series B preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series B preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series B preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 1, 2001.

Risks Related to the Offering

Holders of our common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with exercises of the Warrants.

As of the date of this prospectus, eight of the Selling Shareholders had warrants to purchase up to 8,625,150 shares of our common stock.  There can be no guarantee of exercise by these Selling Shareholders of the Warrants.  Nevertheless, holders of our common stock may experience substantial dilution of their interests to the extent that the Selling Shareholders exercise the Warrants into shares of our common stock and sell the shares pursuant to this prospectus.

The trading market for our common stock is limited, and investors who purchase shares from the Selling Shareholder may have difficulty selling their shares.

The public trading market for our common stock is limited.  On July 27, 2005, our common stock was listed on the OTC Bulletin Board (“OTCBB”).  Nevertheless, an established public trading market for our common stock may never develop or, if developed, it may not be able to be sustained.  The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets.  Purchasers of our common stock therefore may have difficulty selling their shares should they desire to do so.

It may be more difficult for us to raise funds in subsequent stock offerings as a result of the sales of our common stock by the Selling Shareholders in this offering.

As noted above, sales by the Selling Shareholder likely will result in substantial dilution to the holdings and interest of current and new shareholders.  Additionally, as noted above, the volume of shares sold by the Selling Shareholders could depress the market price of our stock.  These factors could make it more difficult for us to raise additional capital through subsequent offerings of our common stock, which could have a material adverse effect on our operations.

There may be additional unknown risks which could have a negative effect on us and our business.

The risks and uncertainties described in this section are not the only ones facing RemoteMDx.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected.  In such case, the trading price of our common stock could decline.

Use of Proceeds

All of the shares of common stock issued in the various private transactions and in connection with exercises of the Warrants, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donees, transferees, or other successors in interest. We will not receive any proceeds from those sales.  Any proceeds we receive from exercise of the options or warrants will be used for working capital and other general corporate purposes.

Determination of Offering Price

The Selling Shareholders may sell our common stock at prices then prevailing or related to the then-current market price, or at negotiated prices.  The offering price may have no relationship to any established criteria or value, such as book value or earnings per share.  Additionally, because we have not generated any profits for several years, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets we own.  No valuation or appraisal has been prepared for our business or possible business expansion.

DESCRIPTION OF BUSINESS

General

RemoteMDx, Inc. (“RemoteMDx” or the “Company”) markets and sells patented wireless location technologies and related monitoring services, and develops markets and sells personal security, senior supervision, and monitoring services. The RemoteMDx products and monitoring services feature wireless products that utilize GPS and cellular technologies in conjunction with a monitoring center.  These devices include a mobile emergency response device, MobilePAL™, which can locate persons in distress, no matter where they may be, and dispatch the closest emergency service to their location.  The Company has developed a tracking device, TrackerPAL, which is being used to monitor convicted offenders in the criminal justice system.  The Company believes that its technologies and services will benefit the healthcare and penal system as they allow both care providers and law enforcement officials to respond immediately to a medical event or criminal activity respectively.  Our medical monitoring customers will be able to better monitor and manage their own chronic disease and medical conditions, giving peace of mind to them and their loved ones and care providers. Similarly, law enforcement officials will be able to monitor the location of offenders and parolees wearing the TrackerPAL product.

Our primary health monitoring market consists of approximately 35 million Americans over the age of sixty-five. Of these 35 million seniors, it is estimated that approximately 9.7 million currently live alone. However, in most cases, we anticipate that the senior customers will not purchase our products for themselves. Instead, based on our experience, we believe that it would be more effective to target the children or caregivers of these seniors. Therefore, the primary target market is children, friends, and spouses of these individuals.

Additionally, we have identified a growing need in the parole/probation market, which in 2003, consisted of 4.9 million adults in the criminal justice system at any given time. In order to meet the needs of this growing demand, we have developed TrackerPAL that works in conjunction with our monitoring center.  To date, we have not received any revenue from this market.

We derive our revenues from the following sources:

•	Monitoring Activation – We sell our MobilePAL™ and anticipate leasing our TrackerPAL devices as part of a monitoring contract, with prepaid activation charges.

•	Monitoring Services – Following activation, our MobilePAL and TrackerPAL customers pay a monthly monitoring fee and fees for additional services offered by our contract providers or by us.

•
Medical Diagnostic Stains – We sell medical diagnostic stains and equipment to laboratories throughout the United States. We anticipate that these sales will decrease in the future as a percentage of total sales.

In addition to the foregoing sources, we have contractual rights to receive royalty revenues from a license agreement with Matsushita Electric Works (“MEW”) and from sales of telematic products and services under marketing agreements.  “Telematic” means any wireless communication system designed for the collection and dissemination of data.  To date these royalty agreements have not produced any royalty income.

Our Strategy

Our goal is to establish the Company as a significant marketer and distributor of leading technology and services we have developed for the mobile personal emergency market, the parolee and probation market, and the health monitoring industries.

Background

We have been engaged in our original business of manufacturing and marketing medical diagnostic stains, solutions and related equipment for over 10 years. Since 1997 this business has been conducted through a wholly-owned subsidiary, Volu-Sol Reagents Corporation.  Our remote health monitoring and diagnostic business is conducted under the names “Remote Medical Diagnostics” and “RemoteMDx.”  In July 2001, we acquired and now operate the business conducted by SecureAlert.  SecureAlert’s business involves manufacturing and marketing mobile emergency and personal health monitoring systems, and also will focus on the parolee and probation market.

Our primary founders and owners are David Derrick (“Derrick”) and James Dalton (“Dalton”), who are identified in this registration statement under Item 9, Directors and Executive Officers.

In April 2000, we entered into a research agreement with Battelle Memorial Institute (“Battelle”), a large research and development firm, to assist us in developing our technology for remote monitoring and personal medical diagnostics.  Although the agreement with Battelle expired in November 2002, it resulted in the development of design and technologies included in our current MobilePAL and TrackerPAL products today.

In July 2001, we acquired SecureAlert and added its patents and technology to our business plan.  In October 2001, we began developing our telematic monitoring center in conjunction with Bishop Engineering (“Bishop”), an innovator in telematic and GPS technologies. By July 2002, this collaboration with Bishop culminated in the development of a monitoring center jointly operated with Aradiant Corp (“Aradiant”). In July 2004, we moved the monitoring center from its location in the San Diego area to our headquarters in Salt Lake City.  This move allows us to better manage and control the monitoring center and our employees. This monitoring center enables our PAL Services Network to offer location, concierge services, medical triage advice, emergency response, call switching and health monitoring to our subscribers.  This monitoring center and its related services will also help us serve our customers in the criminal justice industry.  To date we have not sold any products or services to the criminal justice industry.  There can be no assurance that our products will be accepted or that we will be able to obtain customers in this industry.

In April 2002, we entered into a manufacturing and product development agreement with MEW. This strategic alliance included an equity investment in the Company by MEW and an arrangement under which MEW was designated our preferred manufacturer, and the Company agreed to act as MEW’s preferred worldwide service provider for GPS products.  During 2002 and 2003, working with MEW and another manufacturer, we successfully designed and began to market products that combine cellular technology, including our patented single-button emergency feature, and GPS, allowing the two systems to work simultaneously in a single unit.  No services were performed by MEW during fiscal year 2006.

Marketing

Over the past three years, we have developed our menu of services and core technology, which we refer to as the Personal Assistant Link (“PAL™”) Services Network. Gross revenues for the year ended September 30, 2006, were $1,070,141.  We look to expand our sales of these products and services by relying on and establishing our distribution network.  In fiscal year 2004, approximately 49% of our revenues were derived from the sale of PAL products and services.  In fiscal year 2005, approximately 34% of our revenues were derived from the sale of PAL products and services.  In fiscal year 2006, approximately 37% of our revenues were derived from the sale of MobilePAL and TrackerPAL products and services.  We expect to see this percentage increase in the future as we pursue our business plan to emphasize these services.  This sales effort will be focused on the homebound Personal Emergency Response System (“PERS”) industry and the parole/probation market.

During the fiscal year ended September 30, 2004, we began to implement a direct-to-consumer marketing strategy, which we have since abandoned.  This campaign employed a variety of media including radio, print, online marketing, and direct mail to reach our target customers.  Our target market was the estimated 35 million Americans that are over the age of sixty-five. Of these 35 million seniors, we estimate that approximately 9.7 million currently live alone, with approximately 1.3 million of these homebound. Our experience with direct-to-consumer marketing shows that the senior customers do not personally make the decision to purchase our products and services.  Instead, we have learned that the children or caregivers of these seniors make the purchase decisions. We have also learned that a direct to consumer marketing campaign is very expensive and that our efforts would be better rewarded by focusing on distributors and dealers selling our products and services.

Under our current business model, our customers own our devices. We hope to implement in the future a model where customers do not own the devices.  The customer would rent our device on a month-to-month contract. The customer can terminate the service by simply returning the device to us.  We charge the customer a one-time activation fee and a monthly monitoring fee for as long as the customer keeps the device.  We may also pay a monthly fee to the dealer or distributor for each contract originated through that dealer or distributor.

To further expand the viability of our distribution and marketing plan, we are working with state Medicaid agencies, insurance companies, and correctional agencies to pursue reimbursement for our products and services.  The MobilePAL product is Medicaid-approved in Colorado and Maryland and we hope to replicate this success in other states. In addition, we are working with insurers to obtain private reimbursement approval.  There can be no assurance that these efforts will be successful.

In addition to the PERS market, we will also focus our efforts in the parole and probation market.  According to 2003 Bureau of Justice Statistics, in the United States there are a record number 4.9 million adult men and women who are on supervised probation or parole. This number is expected to continue to grow as state budget deficits are requiring prisons to be closed, putting additional pressure on the already swelling parole and probation market. In 2003 the total adult correctional population, including those incarcerated and those being supervised in the community, was 6.9 million and growing at the rate of 2.4% per year. This equaled 3.2% of the U.S. population or about 1 in every 32 adults.

This increase has strained the ability of parole officers and supervisors to manage the burgeoning growth in parolees. RemoteMDx has created a product and service to answer this problem called PAL Services Offender Tracking Network (the “Network”).

We believe the Network and its accompanying products that will be marketed and sold by RemoteMDx will create a shift in the parole/probation market. The Network strategy transforms the current market to one that provides offender monitoring products and services. The Network allows a supervisor to manage dozens of parolees simultaneously. Under the Network program, a parolee is required to wear the device twenty-four hours a day, seven days a week, which allows the PAL monitoring center to track where the parolee is in real time (active monitoring). The computer at the monitoring center automatically checks to make sure that the parolee is within inclusion areas and does not enter any exclusionary zones. At any sign of problems, the monitoring center can contact directly the parolee and if necessary put the parole officer in direct contact with the parolee. The parole officer can also access a secured web site that shows where the parolee is and where he has been, allowing the supervisor to better manage the parolee.

The PAL Operator can provide a multitude of services for the offender and the supervising officer. The various services offered are as follows:

•	24/7 nationwide two-way voice communication;
•	Automated reporting of location and alarms (breadcrumbs);
•	Inclusion and exclusion alarms;
•	Proximity alarm;
•	Automated alert notification;
•	Tamper resistant band and alarm;
•	Battery status alerts (rechargeable/replaceable);
•	Web-based real-time tracking;
•	Active monitoring; and
•	Enhanced GPS/GSM locate.

Research and Development Program

The PAL Products

In 2000, as a direct result of our strategic relationship with Battelle, we began our efforts to develop a mobile solution to the PERS market. We eventually determined that combining cellular and GPS technologies could expand the PERS market from approximately 1.3 million homebound patients to more than 10 million seniors living alone in the United States.  We began by reviewing patents and products previously developed that might be utilized in this market.  Our research led us to SecureAlert, owner of patents and circuitry that we believed could help accelerate our move into the market.

Our first product line utilizing these patents was MobilePAL, a cellular-based emergency and concierge device with one-button access to our PAL Services Operators.  The first version of the MobilePAL unit was an analog cell device.  We used analog technology because of its more expansive coverage in North America at that time. Our first unit could be configured to call 911 Emergency only, or could accept a Mobile Identification Number (MIN) and make outbound calls to either of two predetermined phone numbers.

Our second version of the MobilePAL device incorporates GPS technology. GPS technology utilizes the highly accurate clocks on 24 satellites orbiting the earth owned and operated by the U.S. Department of Defense.  These satellites are designed to transmit their identity, orbital parameters and the correct time to earthbound GPS receivers at all times.  Supporting the satellites are several radar-ranging stations maintaining exact orbital parameters for each satellite and transmitting that information to the satellites for rebroadcast at frequencies between 1500 and 1600 MHz.

A GPS receiver (or engine) scans the frequency range for GPS satellite transmissions. If the receiver can detect three satellites, the algorithms within the engine deduce its location, usually in terms of longitude and latitude, on the surface of the earth as well as the correct time. If the receiver can detect four or more GPS satellite transmissions, it can also deduce its own elevation above sea level.  The effectiveness of GPS technology is limited by obstructions between the device and the satellites and, therefore, service can be interrupted or may not be available at all if the user is located inside a building or underground.

Shortly after commencing sales of the new GPS-enabled MobilePAL, MEW began working with us to develop an improved MobilePAL device complete with an improved GPS engine, speakerphone, and cellular chipset. The result was the MobilePAL GPS2000. The GPS2000 has several advantages over the earlier versions.  The first is the improved quality of the GPS engine.  MEW partnered with Sirf, a leading GPS technology company, to create a new, smaller GPS device with greater sensitivity and acquisition times of less than one minute.  The GPS2000 is able to use the GPS engine concurrently with the cellular circuitry in the device, unlike the GPS1000 which temporarily drops the cellular signal during the time that the GPS engine is operating, and then automatically redials the PAL Services Center once the location data has been obtained.  Using the GPS2000, the PAL Services Center operators are able to continuously communicate with the subscriber while simultaneously determining the caller’s location.

Recently, we have developed two working prototypes of our next generation of the MobilePAL, the GPS 3000.  This device has several improvements over the GPS 2000. The device is always powered on and it can receive incoming calls.  No launch date has been set for this device, and the device is not yet ready for commercial distribution.

During the year ended September 30, 2006, we spent $2,087,802 on research and development. This compares to $1,766,791 spent on research and development for the year ended September 30, 2005.

TrackerPAL

We have worked with nexAira, Inc. (“nexAira”) to develop our TrackerPAL product. nexAira is a Canadian firm that specializes in hardware and software development in the areas of GPS, GSM and GPRS. It is the preferred distributor of GPS chip sets manufactured by Motorola. nexAira is recognized for its rapid development cycles and expertise in both the cellular and GPS areas.

In addition, we are working with Dynamic Source Manufacturing (“DSM”) located in Calgary, Alberta, Canada who is an electronics manufacturing company which delivers a full range of services to its clients.  From quick turn prototyping to high volume turnkey manufacturing, DSM has the resources available to manufacture all types of printed circuit boards.  DSM manufactures of the Company’s TrackerPAL product.

The Parolee Tracking Device (“PTD”) System requires the design and development of four devices:

•	Ankle electronics, a wireless body worn tracking device;
•	PTD-Cuff, a single use band used to fasten the ankle electronics to the offender;
•	Fixture for charging up to 2 batteries at once; and
•	Rechargeable battery pack, a custom tooled battery used to power the ankle device.

The PTD allows a monitoring center to detect the location of an offender and the offender’s attempts to tamper with the device. When the device is attached to an offender’s ankle and activated, it makes use of a GPS receiver to determine the offender’s position and a cellular wireless link to communicate these coordinates to the monitoring center. The center can contact an offender whenever the device has adequate cellular signal, using the integrated cellular speakerphone. Automatic alerts can be sent to the server when the wearer travels outside a specified area or attempts to enter an “off limits” area. The PTD will be water resistant to 3 meters.

The ankle strap or PTD-Cuff is a reinforced band used to secure the device to the offender. The strap is permanently fixed to the offender and requires the destruction of the strap for removal. The strap incorporates a metal strip to ensure the strap does not shrink or stretch as well as electrical and optic continuity detection circuits/paths for tamper detection. The strap is made to be inexpensive yet strong while the optical continuity assists in making it very difficult to circumvent and remove without detection.

Development of PAL Services Network

As we developed the MobilePAL product line, we simultaneously worked to create the PAL Services Center. In contrast to a typical PERS monitoring center, the PAL Services Center is equipped with hardware and software that pinpoints the location of the incoming caller by utilizing GPS technology.  This capability is referred to as telematic.  The operator’s computer screen can identify the caller as well as locate the caller’s precise location on a detailed map. In addition, the computer must be able to give directions to various sites from the caller’s location, such as directions to the nearest hospital, police station, or emergency service and also be able to guide emergency services to the caller’s location.

With the MobilePAL products developed and the PAL Services Center in place, we have the ability to offer the following services:

•	24/7 nationwide one-button access to a live Personal Assistant;

•	Mobile access to immediate dispatch of police, fire or ambulance services;

•	Access and dispatch of roadside assistance such as tow trucks, etc.;

•	Location of nearest hospital and veterinary services;

•	Auto-accident assistance including direct connection to the client’s insurance company;

•	Nurse triage service in case of medical questions or concerns;

•	Personal calling to any phone number of customer’s choosing including family, friends, caregivers, etc.;

•	Mobile directory assistance to any U.S. phone number;

•	Step-by-step driving instructions to virtually anywhere in the United States;

•	Location services;

•	Medical Data Link to store customer’s critical personal medical information and communicate the customer’s needs to emergency personnel;

•	Daily monitoring of chronically ill customers with data and compliance information forwarded to care providers and loved ones;

•	Location of lost or injured loved ones;

•	Ability to immediately notify insurers and care providers during a medical emergency;

•	Ability of monitoring center to initiate a call to the subscriber to check the subscriber’s condition;

•	Update immediate caregiver weekly on status of subscriber and any calls the operators may have received that week;

•	Ability to track device online;

•	Waterproof;

•	Active Monitoring;

•	Enhanced GPS/GSM location;

•	Web based real-time tracking;

•	Inclusion and exclusion alarms; and

•	Proximity alarms.

MobilePAL Development

We believe that the next generation of MobilePAL products will revolutionize the PERS market. This next generation product further miniaturizes the technology, making MobilePAL a wearable device (such as a watch or pendant). nexAira is in the process of designing and developing for us a watch-type device that contains a single button and fall detection mechanism that communicates with a pager-size companion device. Activated manually by pushing a button on the watch or automatically by sensing a sudden movement such as a fall, the device immediately transmits a radio frequency (“RF”) signal that is picked up by the companion device that then triggers a call to the monitoring center. From there, the wearer can talk to the center on the speakerphone while the GPS system pinpoints his or her location.

While the capabilities of MobilePAL will grow with each development cycle, we anticipate that all models of future generations of MobilePAL, including the watch/pendant device, will have the following features:

•	Wearable watch or pendant with an emergency button for contacting the PAL Services Operator regardless of the location of the wearer.

•	GPS engine for locating the subscriber.

•	Fall detection that will alert the service in the event of a fall.

•	Communication with small pager size device that talks to the customer and the PAL Services Center.

•	Dual band cellular technology utilizing GSM and AMPS.

•	Rechargeable units.

•	Alarm when not in proximity of base unit.

Although no functioning prototypes yet exist for this watch/pendant device, the research and development of this next generation of MobilePAL is currently underway and is being performed by nexAira.  Continuation of this research by nexAira on our behalf is contingent upon our obtaining adequate funding. There can be no assurances given that we will obtain the necessary funding.

WatchPAL Development Program

We are working to combine remote health monitoring services with mobile communication and security services by launching the WatchPAL line of products.

Each WatchPAL product will be specifically designed to monitor a specific chronic illness. The first chronic disease we have targeted for the WatchPAL product is diabetes. This WatchPAL product is designed to monitor diabetic patients remotely and unobtrusively. The patient wears a watch that will not only act as a fall detection device, but will also monitor on a preprogrammed basis the glucose level of the patient. This is done unobtrusively and without the patient’s participation. The information is then transmitted to the monitoring center.  If the monitoring center detects that the glucose reading is outside of that patient’s given parameters, it will immediately contact the patient or care provider. If there is an emergency, the monitoring center can locate the user and respond by sending assistance.

The WatchPAL line of products is in the early phases of research and development.  We have not yet developed a working prototype of this product.  Our ability to develop a working line of products in this area is largely contingent on our ability to obtain the necessary funding for the research and development.  There can be no assurance that we will be able to obtain the funding necessary to design, develop, and manufacture this line of products.

Intellectual Property

We own seven patents and we have five patents pending and four applications in process to be filed.  The following table contains information regarding our patents and patent applications; there is no assurances that the applications will be granted or that they will, if granted, contain all of the claims currently included.

Patent Title	Application /Patent Number	Filing / Issue Dates	Status
Emergency Phone With Single Button activation	11/174,191	6/30/05	Responded to Office Action
Remote Tracking and Communication Device	11/202,427	8/10/05	Pending
Remotely Controllable Thermostat	6,260,765	7/17/01	Issued
Interference Structure for Emergency Response System Wristwatch	6,366,538	4/2/02	Issued
Emergency Phone with Single Button Activation	6,636,732	10/21/03	Issued
Emergency Phone with Alternate Number Calling Capability	7,092,695	8/15/06	Issued
Emergency Phone for Automatically Summoning Multiple Emergency Response Services	6,226,510	5/1/01	Issued
Combination Emergency Phone and Personal Audio Device	6,285,867	9/4/01	Issued
Panic Button Phone	6,044,257	3/28/00	Issued
Alarm and Alarm Management System for Remote Tracking Devices	11/489,992	7/14/06	Pending
A Remote Tracking Device and a System and Method for Two-Way Voice Communication Between Device and a Monitoring Center	11/486,989	7/14/06	Pending
A Remote Tracking System with a Dedicated Monitoring Center	11/486,976	7/14/06	Pending
Remote Tracking System and Device with Variable Sampling	11/486,991	7/14/06	Pending

We also own the following trademarks:

Mark	Application Number	Registration Number	Status/Next Action
MOBILE911	75/615,118	2,437,673	Registered
MOBILE911 SIREN WITH 2-WAY VOICE COMMUNICATION & Design	76/013,886	2,595,328	Registered
WHEN EVERY SECOND MATTERS	76/319,759	2,582,183	Registered
MOBILEPAL	78/514,031	3,035,577	Registered
HOMEPAL	78/514,093	3,041,055	Registered
PAL SERVICES	78/514,514		Pending
REMOTEMDX	78/561,796		Allowed-Awaiting Statement of Use
TRACKERPAL	78/843,035		Pending
MOBILE911	78/851,384		Pending

Strategic Relationships

We believe one of our strengths is the high quality of our strategic alliances.  Our primary alliances are described below.

Matsushita Electric Works, Ltd

MEW grew out of a company founded by Konosuke Matsushita in 1918. This forerunner of MEW was incorporated as a public company in 1935, as the successor of the wiring device business initiated by the original firm.  MEW shares the same origin with Matsushita Electric Industrial Co., Ltd. (“MEI”), which also owns the Panasonic® brand name.  According to its published reports filed with the Securities and Exchange Commission, MEI’s revenues in 2004 were approximately $81 billion. The Matsushita Group of companies is recognized as one of the world’s largest corporate groups. This strategic alliance included an equity investment in RemoteMDx by MEW and an arrangement under which MEW was designated our preferred manufacturer, and we agreed to act as MEW’s preferred worldwide service provider for GPS products.  No services have been provided by MEW since 2003.

nexAira, Inc.

nexAira, Inc. (“nexAira”), is a Canadian firm that specializes in hardware and software development in the areas of GPS, GSM and GPRS. It is the preferred distributor of GPS chip sets manufactured by Motorola. They are recognized for their rapid development cycles and expertise in both the cellular and GPS areas.  nexAira performs research and development for us on a contractual basis.

Dynamic Source Manufacturing

Dynamic Source Manufacturing (“DSM”), located in Calgary, Alberta, Canada, is an electronics manufacturing company which delivers a full range of services to its clients.  From quick turn prototyping to high volume turnkey manufacturing, DSM has the resources available to manufacture all types of printed circuit boards.  DSM manufactures the Company’s TrackerPAL product.

Competition in PERS Industry

We have identified several companies we believe are developing products and services that in time could affect, or compete in, the same developing areas of the PERS industry targeted by RemoteMDx.  As these products and services take hold, we expect our competition likely will increase and intensify.  We believe that we can maintain some advantages over our competition due in large part to our alliance with MEW and other strategic partners. In addition, we believe that several components in our product family might enjoy significant intellectual property protection from competition.

We believe our primary competitors are as follows:

•
Lifeline Systems, Inc., Framingham, MA– We believe that Lifeline may be the largest PERS company in the United States, reporting over 350,000 subscribers.  Lifeline claims that at the touch of a button, the customer can be connected to help 24 hours a day from their home or yard. Lifeline is a public company that operates its own monitoring facility, reportedly handling over 10,000 calls per day.

•
Wherify Wireless, Inc., Redwood City, CA– A publicly held developer of patented wireless location products and services for child safety, parental supervision, personal protection, Alzheimer’s and memory loss, supervision, law enforcement, security, animal identification and property asset tracking.

Competition in Parolee/Probation Market

•	ProTech Monitoring Inc., Odessa, FL– This company has satellite tracking software technology that operates in conjunction with global positioning system (GPS) and wireless communication networks.

•	ISecuretrac Inc., Omaha, NE – This company supplies electronic monitoring equipment for tracking and monitoring persons on pretrial release, probation, parole, or work release.

•	Sentinel Security and Communications, Inc., Rochester NY– This company supplies monitoring and supervision solutions for the offender population.

We face intense competition, including competition from entities that are more established and have greater financial resources than it does, which may make it difficult for it to establish and maintain a viable market presence.

Our current and expected markets are rapidly changing. Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market. Our technology will compete directly with other technologies, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use. Competition is expected to increase.

Many of the companies currently in the remote medical monitoring and parolee/probation market may have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing than those available to us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties. Academic institutions, governmental agencies, and public and private research organizations also conduct research, seek patent protection, and establish collaborative arrangements for product and clinical development and marketing in the medical diagnostic arena. Many of these competitors have products or techniques approved or in development and operate large well-funded research and development programs in the field.  Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.

We face competition based on product efficacy, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Dependence on Major Customers

During fiscal year 2006, Fisher Scientific, accounted for more than 10% of sales.  Fisher Scientific accounted for approximately 21% ($228,437) of our sales.  The loss of this customer could result in lower revenues and limit the cash available to grow our business and to achieve profitability. We have no arrangements or contracts with this customer that would require them to purchase a specific amount of product from us.

Dependence on Major Suppliers

During the year ended September 30, 2004, we cancelled our agreement with our former cellular organization and entered into an agreement with a new cellular company.  During the year ended September 30, 2006, we entered into several agreements with other cellular organizations to provide cellular services.  Our costs for the fiscal years ended September 30, 2006 and 2005 were approximately $290,000 and $103,900, respectively.

We have established a relationship with Dynamic Source Manufacturing (DSM) to manufacture the TrackerPAL device.  All monitoring leased equipment has been manufactured by DSM.  If our relationship with DSM were to unexpectedly terminate, we would need to find another company to manufacture the device which could limit the ability to lease additional monitoring equipment.

Employees

As of July 5, 2007, we had 112 full time employees and 2 part-time employees.  None of the employees are represented by a labor union or subject to a collective bargaining agreement.  We have never experienced a work stoppage and management believes that the relations with employees are good.

Description of Property

In March 2005, we entered into a 40 month lease with payments of approximately $17,100 per month, for approximately 11,400 square feet of office space at 150 West Civic Center Drive, Sandy Utah. This facility will initially serve as our monitoring center and will eventually serve as corporate headquarters of SecureAlert, Inc., a subsidiary of RemoteMDx, Inc.  We moved into these facilities during the fourth fiscal quarter of 2005.

We also have leased premises consisting of approximately 11,500 square feet of laboratory and office facilities located at 5095 West 2100 South, West Valley City, Utah.  These premises also serve as the manufacturing, warehouse and shipping facilities for Volu-Sol Reagents Corporation.  This lease has been renewed and now expires in November 2010 with monthly base rent of $5,750, subject to annual adjustments according to changes in the Consumer Price Index.

Management believes the facilities described above are adequate to accommodate presently expected growth and needs of our operations.  As we continue to grow, additional facilities or the expansion of existing facilities likely will be required.

Where to Get Additional Information

Federal securities laws require us to file information with the Commission concerning our business and operations.  Accordingly, we file annual, quarterly, and special reports, and other information with the Commission.  You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

Our internet address is www.remotemdx.com.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Prospectus.

THIS MANAGEMENT’S DISCUSSION AND ANALYSIS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES.  ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY REMOTE MDX TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY SECTION 21E OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED BY REMOTE MDX AND DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.  WHEN USED IN THIS REGISTRATION STATEMENT, WORDS SUCH AS “BELIEVES,” “EXPECTS,” “INTENDS,” “PLANS,” “ANTICIPATES,” “ESTIMATES,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, ALTHOUGH THERE MAY BE CERTAIN FORWARD-LOOKING STATEMENTS NOT ACCOMPANIED BY SUCH EXPRESSIONS.  FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW IN THE SECTION ENTITLED “INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS” AND UNDER THE HEADING “CERTAIN SIGNIFICANT RISK FACTORS” BELOW.  REMOTE MDX DISCLAIMS ANY OBLIGATION OR INTENTION OF UPDATING ANY FORWARD LOOKING STATEMENT.

The following table summarizes our results of operations for the last two completed fiscal years.

Summary Consolidated Statements of Operations Data

	Year Ended September 30,
	2006	2005
Net sales	$1,070,141	$861,868
Cost of goods sold	940,132	823,752
Gross profit (loss)	130,009	38,116
Research and development expenses	2,087,802	1,766,791
Selling, general, and administrative expenses	16,025,373	7,230,222
Loss from operations	(17,983,166)	(8,958,897)

Other income (expenses):
Derivative valuation gain (loss)	629,308	(580,626)
Interest and other income	97,190	4,570
Interest expense	(6,541,077)	(1,448,736)
Net loss	$(23,797,745)	$(10,983,689)

Three months ended June 30, 2007, compared to three months ended June 30, 2006

Net Sales

For the three months ended June 30, 2007, the Company had net sales of $3,118,947 compared to $237,496 for the three months ended June 30, 2006, an increase of $2,881,451.   The increase in net sales resulted primarily from the increase in offender device monitoring and device sales.

SecureAlert (PAL Services) had net sales of $2,952,477 during the three months ended June 30, 2007, compared to net sales of $80,589 for the three months ended June 30, 2006, an increase of $2,871,888. These sales consisted of $1,803,700 from the sale offender tracking devices, $1,136,812 from the monitoring of offender tracking devices, and $11,965 from home and personal security systems.  Quest Guard accounted for 79% of SecureAlert’s sales during the period that relate to the bail bond and pre-trial industry.  No other SecureAlert (PAL Services) customer accounted for 10% or more of its sales.

Reagents had revenues for the three months ended June 30, 2007, of $166,470, compared to $156,907 during the quarter ended June 30, 2006. The Company anticipates that Reagents' sales will decrease in the future as a percentage of total sales. The following are significant customers of Reagents accounting for more than 10% of Reagents’ sales during the period:  Fisher Scientific (30%), Thermo Shandon (14%), and Cardinal Health Medical (11%).  No other Reagents customer accounted for 10% or more of its sales.

Cost of Goods Sold

For the three months ended June 30, 2007, cost of goods sold was $2,488,366 compared to $119,408 during the three months ended June 30, 2006, an increase of $2,368,958. SecureAlert's cost of goods sold totaled $2,414,784 or 82% of SecureAlert's net sales during the three months ended June 30, 2007. Reagents' cost of goods sold was $73,582 or 44% of Reagent's net sales during the nine months ended June 30, 2007, compared to $84,513 or 54% of Reagent's net sales for the same period during the prior fiscal year. The decrease as a percentage of net sales was primarily due to an increase in material costs.

Research and Development Expenses

During the three months ended June 30, 2007 and 2006, research and development expense was $731,737 and  $876,646, respectively, and consisted primarily of expenses associated with the development of SecureAlert’s TrackerPAL device and related services.

Selling, General and Administrative Expenses

During the three months ended June 30, 2007, selling, general and administrative expenses were $4,938,868 compared to $8,325,307 during the three months ended June 30, 2006. The decrease of $3,386,439 consisted primarily of a decrease in advertising of $59,856, consulting of $5,181,654, investment relations and banking fees of $138,729, outside services of $144,896, and other selling, general and administrative expenses of $71,384. The decrease in consulting of $5,181,654 relates primarily to the issuance of warrants and shares of common stock issued consultants in the three months ended June 30, 2006 for public relations and branding services to increase the Company presence in the capital markets.  Furthermore, the decrease of $3,386,439 in selling, general and administrative expenses was offset by increases in the following expenses:  amortization from TrackerPAL devices for non-billable units of $532,654; communication services from cellular charges on non-billable units of $458,647; depreciation of $100,967; insurance of $148,165; payroll and contract labor of $504,649; travel of $205,382; and other selling, general and administrative expenses of $259,616.

Interest Income and Expense

During the three months ended June 30, 2007, interest expense totaled $279,418 compared to $687,895 paid in the three months ended June 30, 2006. This amount consists primarily of non-cash interest expense of approximately $82,406 related to unamortized financing costs associated with shares of common stock issued for prepaid interest.

Nine months ended June 30, 2007, compared to nine months ended June 30, 2006

Net Sales

Net sales during the nine months ended June 30, 2007, were $5,757,391 compared to $709,404 in net sales during the nine months ended June 30, 2006, an increase of $5,047,987.  The increase in net sales resulted primarily from the increase in offender device monitoring and device sales.

SecureAlert (PAL Services) had net sales of $5,263,965 during the nine months ended June 30, 2007, compared to $233,521 during the nine months ended June 30, 2006.  These sales consisted of $3,133,100 from the sale of offender tracking devices, $2,083,455 in monitoring offender tracking devices, and $47,410 from home and personal security systems.  Reagents had sales for the nine months ended June 30, 2007, of $493,426, compared to $475,883 during the same period in the prior fiscal year, an increase of $17,543.  This increase is due to Reagents’ significant customers ordering more products.

Cost of Goods Sold

For the nine months ended June 30, 2007, cost of goods sold was $5,059,608 compared to $345,869 during the nine months ended June 30, 2006, an increase of $4,713,739.  SecureAlert's cost of goods sold totaled $4,780,324 or 91% of SecureAlert's net sales during the nine months ended June 30, 2007.  SecureAlert’s cost of goods sold is primarily related to device costs of $2,614,572, monitoring center costs of $1,288,787, communication costs of $362,047, and amortization of $191,371.  Reagents' cost of goods sold was $279,284 or 57% of Reagent's net sales during the nine months ended June 30, 2007, compared to $242,872 or 51% of Reagent's net sales for the same period during the prior fiscal year. The increase as a percentage of net sales was primarily due to an increase in labor costs.

Research and Development Expenses

During the nine months ended June 30, 2007 and 2006, research and development expense was $3,885,788 and  $2,030,818, respectively, and consisted primarily of expenses associated with the development of SecureAlert’s TrackerPAL device and related services.

Selling, General and Administrative Expenses

During the nine months ended June 30, 2007, selling, general and administrative expenses were $15,698,660 compared to $14,366,736 during the nine months ended June 30, 2006. The increase of $1,331,924 consisted primarily of an increase in amortization from TrackerPAL devices for non-billable units of $1,304,315, bad debt of $92,624, board of director fees of $80,000, communication services from cellular charges on non-billable units of $1,467,009, depreciation of $286,358, insurance of $282,313, legal and professional fees of $234,242, outside services of $58,356, payroll and contract labor of $1,098,200, rent of $53,126, telephone charges of $105,924, training of $53,432, travel of $404,561, and other selling, general and administrative expenses of $604,259.  Furthermore, the increase of $1,331,924 in selling, general and administrative expenses was offset by decreases in the following expenses: advertising of $32,084; consulting of $4,677,917; investment relations and banking fees of $46,237; and other selling, general and administrative expenses of $36,557.  The decrease in consulting of $4,677,917 relates primarily to the issuance of warrants and shares of common stock issued consultants in the nine months ended June 30, 2006 for public relations and branding services to increase the Company presence in the capital markets.

Interest Income and Expense

During the nine months ended June 30, 2007, interest expense totaled $836,668 compared to $6,343,793 during the nine months ended June 30, 2006.  The $836,668 consists of non-cash interest expense of approximately $249,613 related to unamortized financing costs associated with shares of common stock issued for prepaid interest.

Fiscal Year Ended September 30, 2006, Compared to Fiscal Year Ended September 30, 2005

Results of Operations

Net Sales

During the fiscal year ended September 30, 2006, the Company had net sales of $1,070,141 compared to net sales of $861,868 for the fiscal year ended September 30, 2005, an increase of $208,273.  This increase is due primarily to the Company beginning to generate revenue from its TrackerPAL product.  The Company’s experience is that from the time of deployment of the TrackerPAL unit (the moment a TrackerPAL unit is delivered to a customer) it may take in excess of 90 days to receive any cash flow from the deployed unit.  During the year ended September 30, 2006, SecureAlert provided net sales of $391,600 compared to net sales of $289,236 for the year ended September 30, 2005, an increase of approximately 36%.  Net sales by Volu-Sol Reagents Corporation (“Reagents”) for the fiscal year ended September 30, 2006, were $678,541 compared to $572,632 in fiscal year 2005, an increase of approximately 18%.  The increase in sales by Reagents is due primarily to focusing on existing customers.

Cost of Goods Sold

During the fiscal year ended September 30, 2006, cost of goods sold totaled $940,132, compared to cost of goods sold in fiscal 2005 of $823,752.  This increase is due primarily to the increase in sales of TrackerPAL.  SecureAlert’s cost of goods sold totaled $569,664, or 145% of its net sales in 2006, compared to $437,224, or 151% for fiscal 2005.  Reagents’ cost of goods sold totaled $370,468 in fiscal 2006, compared to $386,528 for the year ended September 30, 2005, a decrease of $16,060 or approximately 4% from the prior fiscal year.  The increase in overall margins of the Company from 4% in fiscal year 2005 to 12% in fiscal year 2006 is attributable primarily to the Company now having an established distributor network.

Research and Development Expenses

During the fiscal year ended September 30, 2006, the Company incurred research and development expenses of $2,087,802 compared to similar expenses in 2005 totaling $1,766,791. This increase is due primarily to expenses associated with the development of the TrackerPAL device for the parolee market.  We expect research and development expenses to continue in the future due to ongoing research and development related to our TrackerPAL, WatchPAL, and MobilePAL 3000 products.

Selling, General and Administrative Expenses

During the fiscal year ended September 30, 2006, the Company’s selling, general and administrative expenses totaled $16,025,373, compared to $7,230,222 for the fiscal year ended September 30, 2005. This increase of $8,795,151 is attributable primarily to an increase in non-cash compensation expense in connection with the grant of options and issuance of shares in lieu of cash compensation to consultants and employees, including officers and directors of the Company.  In fiscal year 2006 these non-cash expense items totaled approximately $8,454,000 compared to approximately $2,750,000 during the fiscal year 2005.  In addition to the non-cash expense associated with the grant of options and issuance of shares, selling, general and administrative expenses for fiscal year ended September 30, 2006 primarily consists of the following expenses: advertising ($118,241), consulting ($1,037,792), insurance ($312,830), investment banking fees ($517,606), legal, accounting, and professional fees ($983,978), payroll ($2,102,504), rent ($227,181), and travel expenses ($671,542).

Other Income and Expense

During the fiscal year ended September 30, 2006, interest expense was $6,541,077, compared to $1,448,736 in fiscal year 2005.  The increase of $5,092,341 resulted primarily from the issuance of common stock and options granted in connection with debt instruments.  These debt instruments were converted throughout the year ended September 30, 2006 and contained unamortized debt discounts which were fully expensed upon conversion.  During the year ended September 30, 2006, the Company incurred $6,229,485 of non-cash interest expense.  The Company had interest income of $30,051 and other income of $67,139 during fiscal year 2006, compared to interest income of $1,720 and other income of $2,850 during fiscal year 2005.  This increase in other income is due to settling debts in prior fiscal years at less than the expense incurred.

Net Loss

The Company had a net loss for the year ended September 30, 2006, of $23,797,745, compared to a net loss of $10,983,689 for fiscal year 2005.  This increase is due primarily to expenses associated with the development of the TrackerPAL device for parolees, related increase in selling, general and administrative expenses, and interest expense.

Fiscal Year Ended September 30, 2005 Compared to Fiscal Year Ended September 30, 2004

Results of Operations

Net Sales

In the fiscal year ended September 30, 2005, the Company had net sales of $861,868 compared to net sales of $1,117,520 for the fiscal year ended September 30, 2004, a decrease of $255,652.  This decrease is due primarily to shifting the Company’s focus from selling the MobilePAL to developing the TrackerPAL.  During the year ended September 30, 2005, SecureAlert provided net sales of $289,236 compared to net sales of $556,338 for the year ended September 30, 2004.    Net sales by Volu-Sol Reagents Corporation (“Reagents”) for the fiscal year ended September 30, 2005 were $572,632 compared to $561,182 in fiscal year 2004, an increase of approximately 2%. As the Company’s focus continues to shift to the monitoring business, the Company anticipates Reagents’ sales will decrease in the future as a percentage of total sales, although there is no assurance that we will experience an increase in SecureAlert revenues.

Cost of Goods Sold

In the fiscal year ended September 30, 2005, cost of goods sold totaled $823,752, compared to cost of goods sold in fiscal 2004 of $1,134,535.  This decrease is due primarily to the decrease in net sales.  SecureAlert’s cost of goods sold totaled $437,224, or 155% of its net sales in 2005, compared to $796,565, or 143% for fiscal 2004.  Reagents’ cost of goods sold totaled $386,528 in fiscal 2005, compared to $337,970 for the year ended September 30, 2004, an increase of $48,558 or approximately 14% from the prior fiscal year.  The increase in overall margins of the Company from negative 2% in fiscal year 2004 to 4% in fiscal year 2005 is attributable primarily to the Company now having an established distributor network.

Research and Development Expenses

In the fiscal year ended September 30, 2005, the Company incurred research and development expenses of $1,766,791 compared to similar expenses in 2004 totaling $205,341. This increase is due primarily to expenses associated with the development of the TrackerPAL device for the parolee market.  We anticipate higher research and development expenses in the future due to ongoing research and development related to our TrackerPAL, WatchPAL, and MobilePAL 3000 products.

Selling, General and Administrative Expenses

In the fiscal year ended September 30, 2005, the Company’s selling, general and administrative expenses totaled $7,230,222 compared to $4,189,669 for the fiscal year ended September 30, 2004.  This increase of $3,040,553 is attributable primarily to an increase in non-cash compensation expense in connection with the grant of options and issuance of shares in lieu of cash compensation to consultants and employees, including officers and directors of the Company.  In fiscal year 2005 the non-cash expense items associated with the grant of options and issuance of shares totaled approximately $2,750,000 compared to approximately $1,670,000 during the fiscal year 2004.  In addition, in fiscal year 2005 the expense items associated with non-cash compensation and reimbursement of expenses to related parties totaled approximately $1,811,000 compared to approximately $599,000 during the fiscal year 2004.  The $7,230,222 of selling, general and administrative expenses for fiscal year ended September 30, 2005 primarily consists of the following expenses:  advertising ($145,400), consulting ($2,945,000), insurance ($248,000), investment banking fess ($237,000), legal, accounting, and professional fess ($450,000), payroll ($2,053,000), and travel expenses ($395,000).

Other Income and Expense

In the fiscal year ended September 30, 2005, interest expense was $1,448,736, compared to $817,579 in fiscal year 2004.  The increase of $631,157 resulted primarily from the issuance of common stock and options granted in connection with debt instruments.  During the year ended September 30, 2005, the Company incurred $1,400,683 of non-cash interest expense.  We had interest income of $1,720 and other income of $2,850 during fiscal year 2005, compared to interest income of $7,077 and other income of $67,823 during fiscal year 2004.  This decrease in other income is due to settling debts in fiscal year 2004 at less than the expense incurred and a recovery of bad debt previously allowed for.

During the year ended September 30, 2005, the Company entered into convertible notes containing embedded derivatives.  The Company recognized an initial expense of $780,733 related to these derivatives.  The derivative valuation decreased by $200,107 for the year ended September 30, 2005, for a net derivative valuation loss of $580,626.

Net Loss

We had a net loss for the year ended September 30, 2005 totaling $10,983,689, compared to a net loss of $6,406,711 for fiscal year 2004.  This increase is due primarily to expenses associated with the development of the TrackerPAL device for parolees.

Liquidity and Capital Resources

June 30, 2007

The Company is presently unable to finance its operations solely from cash flows from operating activities. During the nine months ended June 30, 2007, the Company financed its operations primarily from the sale of equity securities and the exercise of warrants of the Company for net proceeds of $11,853,394.

As of June 30, 2007, the Company had unrestricted cash of $2,004,499 and a working capital deficit of $2,942,647, compared to unrestricted cash of $5,872,529 and a working capital of $2,410,471 at September 30, 2006.

During the nine months ended June 30, 2007, the Company's operating activities used cash of $7,505,826, compared to $7,549,124 of cash used during the nine months ended June 30, 2006. The decrease was primarily a result of an decrease in selling, general and administrative expenses and research and development costs related to SecureAlert’s TrackerPAL device.

The Company used cash of $8,215,598 for investing activities during the nine months ended June 30, 2007.  This amount consists primarily from the purchasing of TrackerPAL monitoring equipment of $7,709,275.  In addition, the Company purchased some equipment, furniture and fixtures totaling $506,323.

The Company's financing activities during the nine months ended June 30, 2007, provided cash of $11,853,394 compared to $8,998,754 during the nine months ended June 30, 2006. During the nine months ended June 30, 2007, the Company had net cash proceeds of $6,162,000 from the sale of common stock, $1,450,000 from the sale of Volu-Sol Reagents common stock, $10,758 from net advances on bank line of credit, and $4,714,572 from the exercise of options and warrants. Cash was decreased by $28,452 in dividend payments for SecureAlert Series A Preferred stock, and $455,484 in net payments on the related party line of credit.

The Company incurred a net loss of $20,142,402 through the nine months ended June 30, 2007. As of June 30, 2007, the Company had a net tangible stockholders' deficit of $2,046,503 and an accumulated deficit of $126,868,777.  These factors, as well as the risk factors set out in the Company's annual report on Form 10-KSB for the year ended September 30, 2006, raise substantial doubt about the Company's ability to continue as a going concern. The unaudited condensed consolidated financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.  The Company's plans with respect to this uncertainty include raising additional capital from the exercise of options, sale of Volu-Sol Reagents common stock, and expanding its market for its tracking products.

There is no assurance that the Company will be successful in its plans to raise capital or meet its current financial obligations. There has been no adjustment to the financial statements included in this report should management's plans not be met.

September 30, 2006

The Company has not historically financed operations entirely from cash flows from operating activities.  During the year ended September 30, 2006, the Company supplemented cash flows with funding from the sale of equity securities and, to a much lesser extent, borrowings from a related party.

At September 30, 2006, the Company had unrestricted cash of $5,872,529, compared to cash of $416,036 at September 30, 2005. At September 30, 2006, the Company had a working capital of $2,410,471, compared to a working capital deficit of $5,217,466 at September 30, 2005.  The change in working capital primarily resulted from the conversion of debt into shares of common stock and from the sale of common and preferred stock.

During fiscal year 2006, the Company’s operating activities used cash of $11,397,627, compared to $3,839,236 cash used in 2006.

Investing activities for the year ended September 30, 2006, used cash of $3,333,983, compared to $303,273 of cash used by investing activities in the year ended September 30, 2005.  Cash used in 2006 was expended primarily for property, equipment and monitoring equipment purchases.

Financing activities for the year ended September 30, 2006, provided $20,188,103 of net cash compared to $4,496,442 of net cash provided from those activities in the year ended September 30, 2005.

The Company had net payments of $635,073 on a related-party line of credit and payments of $2,047,575 on long and short-term notes payable. The Company had net proceeds from the sale of SecureAlert Series A preferred stock of $600,000, $7,439,558 from the issuance of RemoteMDx Series C preferred stock, and $7,910,000 from the issuance of common stock.  In addition, the Company received $6,164,293 from the issuance of debt and $252,000 from the exercise of options and warrants.

During the fiscal year 2006, the Company incurred a net loss of $23,797,745 and negative cash flows from operating activities of $11,397,627, compared to a net loss of $10,983,689 and negative cash flow of $3,839,236 for the year ended September 30, 2005.  As of September 30, 2006, the Company’s working capital was $2,410,471 and the Company had a net tangible stockholders’ equity of $2,351,200 and accumulated deficit of $106,726,375.

These factors, as well as the risk factors set out elsewhere in this report; raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.  Our plan with respect to this uncertainty is to focus on sales of the TrackerPAL product.  There can be no assurance that revenues will increase rapidly enough to pay back operating losses and debts.  Likewise, there can be no assurance that the debt holders will be willing to convert the indebt obligations to equity securities or that the Company will be successful in raising additional capital from the sale of equity or debt securities.  If the Company is unable to increase revenues or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

The following chart includes principal balances and interest rates applicable to borrowings as of June 30, 2007.

Description of Obligation	Annual Interest Rate	Maturity Date	Amount Owing at 6/30/07

Advances from ADP Management	5%	July 31, 2009	$91,910	(1)
Note to Shareholder	5%	January 2004	$84,838
Note to Shareholder	5%	January 2004	$84,838
Bank Line of Credit	8%	March 1, 2008	$3,907,869
Totals	N/A	N/A	$4,169,455

Notes:

(1)           As of June 30, 2007, the Company owed to ADP Management, an entity owned and controlled by two of the Company’s officers and directors, $91,910 under a line of credit agreement. Outstanding amounts on the line of credit accrue interest at 5.0% and are due on August 31, 2009.  During the nine months ended June 30, 2007, the net increase on the related party line of credit was $47,361.  The net increase consisted of net cash repayments during the nine months ended June 30, 2007, of $455,484 and net increases of $502,845 related to a monthly management fee owed to ADP Management, and expenses incurred by ADP Management that are reimbursable by the Company.  Mr. Derrick’s and Mr. Dalton’s respective salaries are paid to ADP Management which in turn pays Messrs. Derrick and Dalton.  If the Company is unable to pay the management fee and the reimbursable expenses in cash, the related party line of credit is increased for the amount owed to ADP Management.  Subsequent to June 30, 2007, the Company and ADP Management agreed to increase the line of credit from $500,000 to $5,000,000 bearing interest at 11% and extending the maturity date to August 31, 2009.

Contractual Obligations

The following table summarizes the Company’s outstanding borrowings and long-term contractual obligations at June 30, 2007, and the periods in which these obligations are scheduled to be paid in cash:

	Payments Due By Period

Contractual Obligations	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	More than 5 Years

Notes from schedule above	$4,169,455	$4,077,545	$91,910	$-	$-
Operating leases	1,444,194	592,589	791,894	59,711	$-
Total	$5,613,649	$4,670,134	$883,804	$59,711	$-

Inflation

The Company does not believe inflation has had a material adverse impact on its business or operating results during the periods presented nor is it expected to in the next year.

Critical Accounting Policies

In Note 2 to the audited financial statements for the fiscal year ended September 30, 2006 included in this registration statement, the Company discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position.  The Company believes the accounting principles utilized by it conform to generally accepted accounting principles in the United States of America.

The preparation of consolidated financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

With respect to inventory reserves, revenue recognition, impairment of long-lived assets, and accounting for stock-based compensation, the Company applies the following critical accounting policies in the preparation of its financial statements:

Inventory Reserves

The nature of the Company’s business requires maintenance of sufficient inventory on hand at all times to meet the requirements of its customers. The Company records finished goods inventory at the lower of standard cost, which approximates actual costs (first-in, first-out) or market.  Raw materials are stated at the lower of cost (first-in, first-out), or market.  General inventory reserves are maintained for the possible impairment of the inventory.  Impairment may be a result of slow moving or excess inventory, product obsolescence or changes in the valuation of the inventory. In determining the adequacy of reserves, management analyzes the following, among other things:

•	Current inventory quantities on hand;
•	Product acceptance in the marketplace;
•	Customer demand;
•	Historical sales;
•	Forecast sales;
•	Product obsolescence; and
•	Technological innovations.

Any modifications to these estimates of reserves are reflected in the cost of goods sold within the statement of operations during the period in which such modifications are determined necessary by management.

Revenue Recognition

The Company derives revenue primarily from the sale of its mobile medical emergency products with service contracts, and reagent stains. Under applicable accounting principles, revenue, less reserves for returns, is recognized upon shipment to the customer. For the two fiscal years ended September 30, 2006 and 2005 the provision for sales returns was not material. Amounts received in advance of shipment are recorded as deferred revenue. Shipping and handling fees are included as part of net sales. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of goods sold.

Impairment of Long-lived Assets

The Company reviews its long-lived assets, other than goodwill, for impairment when events or changes in circumstances indicate the book value of an asset may not be recoverable.  An evaluation is made at each balance sheet date, to determine whether events and circumstances have occurred which indicate possible impairment. An estimate is made of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life of in measuring whether the assets are recoverable.

Accounting for Stock-based Compensation

Effective October 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R (“SFAS 123R”), using the modified prospective method. SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123R also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period). Prior to adopting SFAS 123R, the Company accounted for its stock-based compensation plans under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, generally no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant. The Company adopted the disclosure-only provision of SFAS No. 123,"Accounting for Stock-Based Compensation" ("SFAS 123").

For the nine months ended June 30, 2007, the Company calculated compensation expense of $893,164 related to the vesting of previously granted stock options and additional options granted during the period.

For options granted subsequent to October 1, 2006, the fair value of each stock option grant has been and will be estimated on the date of grant using the Black-Scholes option pricing model. The Company granted 275,000 stock options to employees during the nine months ended June 30, 2007.  The Company granted 3,170,000 to employees during the nine months ended June 30, 2006. The weighted average fair value of stock options at the date of grant during the nine months ended June 30, 2007 and 2006 was $1.46 and $0.64, respectively.

The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options.

The following are the weighted-average assumptions used for options granted during the nine months ended June 30, 2007 and 2006, respectively:

	June 30, 2007	June 30, 2006

Risk free interest rate	4.54%	4.80%
Expected life	5 Years	5 Years
Dividend yield	-	-
Volatility	145%	140%

A summary of stock option activity for the nine months ended June 30, 2007, is presented below:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value

Outstanding at September 30, 2006	3,607,500	$0.63
Granted	275,000	1.46
Exercised	(225,000)	0.60
Forfeited	(100,000)	0.60
Expired	(25,000)	3.00
Outstanding at June 30, 2007	3,532,500	$0.67	3.03 Years	3,504,900
Exercisable at June 30, 2007	1,377,500	$0.65	2.91 Years	1,193,300

Prior to October 1, 2006, the Company determined the value of stock-based compensation arrangements under the provisions of APB 25 and made pro forma disclosures required under SFAS 123.  Had compensation expense for stock option grants been determined based on the fair value at the grant dates consistent with the method prescribed in FASB 123, the Company's net loss and net loss per share would have been adjusted to the proforma amounts below for nine months ended June 30, 2006, as indicated below:

June 30, 2006

Net loss applicable to common shareholders – as reported	$(24,614,232)

Add: intrinsic value of employee stock based compensation	-
Deduct: total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,400,148)

Net loss – pro forma	$(26,014,380)

Basic and diluted loss per share – as reported	$(0.48)

Basic and diluted loss per share – pro forma	$(0.50)

Allowance for Doubtful Accounts

The Company must make estimates of the collectibility of accounts receivables. In doing so, we analyze accounts receivable and historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Recent Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), “Shared-Based Payment.”  Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise of (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  Statement 123(R) requires an entity to recognize the grant-date fair value of stock options and other share-based compensation issued to employees in the statement of operations.  The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, “Accounting for Stock Issued to Employee”, which was permitted under Statement 123, as originally issued.

The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements.

Statement 123(R) is effective as of October 1, 2006 for the Company.  All public companies must use either the modified prospective or the modified retrospective transition method.  The Company has not yet evaluated the impact of adoption of this pronouncement, but believes it may have a material impact on the consolidated financial statements.

In November 2004, the FASB issued Statement No. 151, “Inventory Costs”, to amend the guidance in Chapter 4, “Inventory Pricing”, of FASB Accounting Research Bulletin No. 43, “Restatement and Revision of Accounting Research Bulletins.”  Statement No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  The Statement requires that those items be recognized as current-period charges.  Additionally, Statement 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  Statement No. 151 is effective for fiscal years beginning after June 15, 2005.  The Company is currently evaluating the impact of the adoption of this Statement which is required to be adopted in the fiscal year 2006.

Forward-looking Statements

All statements made in this prospectus, other than statements of historical fact, which address activities, actions, goals, prospects, or new developments that we expect or anticipate will or may occur in the future, including such things as expansion and growth of operations and other such matters are forward-looking statements.  Any one or a combination of factors could materially affect our operations and financial condition.  These factors include competitive pressures, success or failure of marketing programs, changes in pricing and availability of parts inventory, creditor actions, and conditions in the capital markets.  Forward-looking statements made by us are based on knowledge of our business and the environment in which we currently operate.  Because of the factors listed above, as well as other factors beyond our control, actual results may differ from those in the forward-looking statements.  We expressly disclaim any intention or obligation to update any forward-looking statement.

Selling Shareholders

The Selling Shareholders under this prospectus and the registration statement of which it is a part received or will receive their shares in the following transactions:

November Private Offering

On November 9, 2006 we closed a private placement (the “November Offering”) of 3,000,000 shares of our Common Stock (the “Common Stock”) to VATAS Holding GmbH (“VATAS”) at a purchase price of $2.00 per share.  Additionally, we issued warrants (the “Warrants”) to VATAS to purchase up to an additional 7,000,000 shares of our Common Stock at a purchase price of $2.00 per share.  This prospectus, and the registration statement of which it is a part, registers the resale of the shares underlying and issuable upon VATAS’s exercises of the Warrants.

In connection with the Offering, we granted registration rights to VATAS, pursuant to which we agreed to file a registration statement (the “Registration Statement”) to register the resale of the Common Stock, as well as the shares of Common Stock underlying the Warrants not later than 10 days after we filed (the “Filing Deadline”) our annual report for the year ended September 30, 2006 (the “Filing”).  We also agreed to use our best efforts to have the Registration Statement declared effective within 30 days of the Filing, and to respond within ten days to any comments from the Securities and Exchange Commission.  In the event that we do not (a) have the Registration Statement filed by the Filing Deadline, (b) respond within ten days to any SEC comments, or (c) have the Registration Statement effective within 100 days of the Filing, we were required to pay a 5% penalty to VATAS.

We did not file the registration statement filed by the Filing Deadline nor have it declared effective within 100 days of the Filing, and as such, we were required to pay a penalty.  We agreed with VATAS to pay the penalty in the form of additional shares of our Common Stock.  We entered into an agreement with VATAS whereby we issued 750,000 shares (the “Penalty Shares”) of our Common Stock as payment of the penalty for not having the registration statement filed by the Filing Deadline.  The resale of the Penalty Shares is covered by this prospectus.

Private Purchases from Officers

Additionally, VATAS entered into a private sale agreement with David Derrick and James Dalton, two officers of the Company, and ADP Management, Inc. (“ADP”), an entity owned and controlled by Messrs. Derrick and Dalton, pursuant to which Messrs. Derrick and Dalton and ADP sold 2,100,000 restricted shares of our common stock to Lintel, Inc. at $0.95 on April 5, 2007, and 1,000,000 shares of our common stock to Hector Gonzalez at $1.05 on July 1, 2007, and 6,000,000 restricted shares of our common stock to VATAS at $1.30 per share on July 25, 2007.

Settlement of Litigation

We issued 160,000 shares to HGR Enterprises, LLC (“HGR”), in connection with the settlement of a lawsuit between HGR and Michael Sibbett on the one hand, and the Company and SecureAlert, Inc. on the other hand, and agreed to register the resale of those shares by HGR.  We also issued 40,000 shares to Liberty Capital, LLC (“Liberty”) for services in connection with settling the lawsuit.

Warrant Exercises

Seven Selling Shareholders, Chad Olsen, Wilford Kirton, Futuristic Medical Devices LLC, Advance Technology Investors LLC, Technology Financing LLC, David Metzger, and Judd Odzer, received or will receive shares upon exercise of warrants issued to them.  Mr. Kirton has exercised warrants to purchase 100,000 shares, Futuristic Medical Devices LLC has exercised warrants to purchase 171,428 shares, Advance Technology Investors LLC has exercised warrants to purchase 114,286 shares, Technology Financing LLC have exercised warrants to purchase 1,300,000 shares, and Mr. Metzger and Mr. Odzer each have exercised warrants to purchase 200,000 shares of our common stock.  Mr. Olsen has options to purchase 87,500 shares of common stock which had not been exercised as of the date of this prospectus.

We issued warrants to purchase shares of our common stock to two Selling Shareholders, Sandor Schwartz and Alpine Securities Corporation, for services rendered to the Company between 2003 and 2006.

We issued shares to two Selling Shareholders, Franz Hammerschmidt and Advanta Design Group, Inc., for services rendered to the Company in 2007

Warrants Issued in Connection with Investment in Subsidiary

We issued warrants to purchase shares of our common stock to four Selling Shareholders, James Canter, Robert Sargenti, Charles Alberta, and Scott Carter, in connection with their investment in SecureAlert, Inc., a subsidiary of RemoteMDx, Inc.

Shares Issued in Connection with Termination of Agreement

We issued shares to one Selling Shareholder, Futuristic Medical Devices, LLC (“Futuristic”), in connection with the termination of a Royalty Agreement between Futuristic and the Company.

This prospectus and the registration statement of which it is a part covers the resale of up to 25,859,384 shares of our common stock issued or issuable to the Selling Shareholders as described above. The following information is not determinative of the Selling Shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholder	Shares of Common Stock Owned by Selling Shareholder Prior to Offering	Shares of Common Stock Issuable to Selling Shareholder Upon Exercise of Warrants	Total Shares Issued or Issuable to Selling Shareholder		Percentage of Common Stock Issuable to Selling Shareholder	Number of Shares of Common Stock Registered Hereunder	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
VATAS	9,750,000	7,000,000	16,750,000	(1)	12.57%	16,750,000	0 (2)	0%(2)

Judd Odzer	200,000	0	200,000	(3)	0.16%	200,000	0 (4)	0% (4)

David Metzger	200,000	0	200,000	(5)	0.16%	200,000	0 (4)	0% (4)

Wilford Kirton III	100,000	0	100,000	(6)	0.08%	100,000	0 (4)	0% (4)

HGR Enterprises, LLC	160,000	0	160,000	(7)	0.13%	160,000	0 (4)	0% (4)

Liberty Capital	40,000	0	40,000	(8)	0.03%	40,000	0 (4)	0% (4)

Hector Gonzalez	1,000,000	0	1,000,000	(9)	0.79%	1,000,000	0 (4)	0% (4)

Lintel, Inc.	2,700,000	0	2,700,000	(10	2.14%	2,700,000	0 (4)	0% (4)

Chad Olsen	125,000	87,500	212,500	(11)	0.17%	212,500	0 (4)	0% (4)

Technology Financing LLC	1,300,000	0	1,300,000	(12)	1.03%	1,300,000	0 (4)	0% (4)

Advance Technology Investors LLC	114,286	0	114,286	(13)	0.09%	114,286	0 (4)	0% (4)

Futuristic Medical LLC	1,359,948	0	1,359,948	(14)	1.08%	1,359,948	0 (4)	0% (4)

Sandor Schwartz	0	130,000	130,000	(15)	0.10%	130,000	0 (4)

James Carter	0	100,000	100,000	(16)	0.08%	100,000	0 (4)

Robert Sargenti	0	100,000	100,000	(17)	0.08%	100,000	0 (4)

Charles Alberta	0	50,000	50,000	(18)	0.04%	50,000	0 (4)

Scott Carter	0	50,000	50,000	(19)	0.04%	50,000	0 (4)

Alpine Securities Corporation	0	1,107,650	1,107,650	(20)	0.87%	1,107,650	0 (4)

Franz Hammerschmidt	125,000	0	125,000	(21)	0.10%	125,000	0 (4)

Advance Design Group, Inc.	60,000	0	60,000	(22)	0.05%	60,000	0 (4)

_____________________

(1)           Consisting of 3,000,000 shares of our common stock issued to the Selling Shareholder in connection with the November Offering; 750,000 Penalty Shares; 6,000,000 shares purchased from Messrs. Derrick and Dalton and ADP Management; and 7,000,000 shares of common stock issuable to the Selling Shareholder upon exercise of Warrants issued in connection with the November Offering.  There can be no guarantee that the Selling Shareholder will sell any of the shares or exercise any or all of the Warrants.  The information in the table assumes a hypothetical sale of all of the shares of common stock held by Selling Shareholder, as well as a hypothetical exercise of all of the Warrants and the sale of all shares of common stock issued upon such exercise.  There is no assurance that Selling Shareholder will sell any or all of the shares offered hereby.  This number and percentage may change based on Selling Shareholder’s decision to sell or hold the Common Stock.  If the Selling Shareholder sells all of the common shares registered hereunder, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.  VATAS Holding GmbH is an entity controlled by Lars Windhorst.

(2)           Assumes a hypothetical sale of all of the shares of common stock held by Selling Shareholder, as well as a hypothetical exercise of all of the Warrants and the sale of all shares of common stock issued upon such exercise.  There is no assurance that Selling Shareholder will sell any or all of the shares offered hereby.  This number and percentage may change based on Selling Shareholder’s decision to sell or hold the Common Stock.  If the Selling Shareholder sells all of the common shares registered hereunder, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.

(3)           Consisting of shares of common stock issued to this Selling Shareholder upon exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(4)           Assumes a hypothetical sale of all of the shares of common stock held by or issuable to this Selling Shareholder upon exercise of options or warrants, as applicable, together with the sale of all shares of common stock issued upon such exercise.  There is no assurance that this or any Selling Shareholder will sell any or all of the shares offered hereby.  This number and percentage may change based on each Selling Shareholder’s decision to sell or hold the common stock.  If the Selling Shareholder sells all of the shares of common stock registered hereunder, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.

(5)           Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(6)           Consisting of shares of common stock issued to this Selling Shareholder upon exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(7)           Consists of shares of our common stock.  There can be no guarantee that the Selling Shareholder will sell any of the shares.  HGR Enterprises is an entity controlled by Kevin Howard.

(8)           Consists of shares of our common stock.  There can be no guarantee that the Selling Shareholder will sell any of the shares.  Liberty Capital LLC is an entity controlled by Jeff Peterson.

(9)           Consists of shares of our common stock.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(10)         Consists of shares of our common stock.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(11)         Consists of 87,500 shares of our common stock issuable upon a hypothetical exercise of options, and 125,000 shares of common stock issued to this Selling Shareholder upon the exercise of options.  There can be no guarantee that this Selling Shareholder will exercise any or all of the options or sell any of the shares.

(12)         Consisting of shares of common stock issued upon exercise of warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(13)         Consisting of shares of common stock issued upon exercise of warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(14)         Consisting of shares of common stock issued upon exercise of warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will sell any of the shares.

(15)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(16)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(17)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(18)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(19)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.

(20)         Consisting of shares of common stock issuable upon a hypothetical exercise of Warrants held by this Selling Shareholder.  There can be no guarantee that the Selling Shareholder will exercise any or all of the Warrants or sell any of the shares.  Alpine Securities Corporation is an entity controlled by Jeff Peterson.

(21)         Consisting of shares of common stock issued upon exercise of warrants held by this Selling Shareholder.  There can be non guarantee that the Selling Shareholder will sell any of the shares.

(22)         Consisting of shares of common stock issued upon exercise of warrants held by this Selling Shareholder.  There can be non guarantee that the Selling Shareholder will sell any of the shares.  Advanta Design Group, Inc., is an entity controlled by Kent Davidson.

Plan of Distribution

The Selling Shareholders, their pledgees, donees, transferees or other successors in interest, may from time to time sell the shares of our Common Stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The Selling Shareholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The Selling Shareholders will determine the specific offering price of the Shares from time to time that, at that time, may be higher or lower than the market price of our Common Stock quoted on the OTC Bulletin Board.

The Selling Shareholders and any underwriters, broker-dealers or agents participating in the distribution of the Shares of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Shareholder and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The method by which the Selling Shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their Shares may include, but are not limited to, the following:

•
sales on the over-the-counter market, or other securities exchange on which the Common Stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

•	sales in privately negotiated transactions;
•	sales for their own account pursuant to this prospectus;
•	through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;
•	cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;
•	purchases by broker-dealers who then resell the shares for their own account;
•	brokerage transactions in which a broker solicits purchasers;
•	any combination of these methods of sale; and
•	any other method permitted pursuant to applicable law.

Any Shares of Common Stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Shares of our Common Stock may be sold in some states only through registered or licensed brokers or dealers.  In addition, in some states, the shares of our Common Stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of Shares of our Common Stock by the Selling Shareholders.

The Selling Shareholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses of compliance with state securities laws and filing fees with the SEC.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of securities may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the securities for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Shareholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the securities by Selling Shareholders. The foregoing may affect the marketability of the securities offered hereby.

A Selling Shareholder may be deemed to be an “underwriter” as such term is defined in the Securities Act, and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “RMDX.OB.”

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to it with respect to any purchase or sale of our common stock.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.  None of these persons may effect any stabilizing transaction to facilitate any offering at the market.  As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholder is distributing shares covered by this prospectus.  Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement.  We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

SecureAlert, Inc. v. The Jaxara Group, LLC, et al., Case No. 2:06CV00098, United States District Court for the District of Utah:  On February 1, 2006, SecureAlert, Inc. ("SecureAlert") filed a Complaint for breach of contract and other claims against defendants Jaxara Group, LLC, Daniel Boice and Alexander Petty (collectively, "Jaxara") in the United States District Court for the District of Utah.  The action arose out of contracts between SecureAlert and Jaxara for certain software programming work to be performed by Jaxara.  Jaxara responded by asserting breach of contract and other counterclaims against SecureAlert.  Although SecureAlert believed its claims to be meritorious, in June, 2007, SecureAlert agreed to settle the action based primarily on Jaxara's limited financial ability to pay any judgment obtained in the action.  SecureAlert received Jaxara's $25,000 settlement payment in July, 2007 and, pursuant to the parties' stipulated request for dismissal, the Court dismissed the entire action with prejudice on August 22, 2007.

Strategic Growth International. Inc. et al. v. RemoteMDx, Inc., Case No. 06 Civ. 3915, United States District Court Southern District of New York:  On May 23, 2006, plaintiffs Strategic Growth International, Inc., Richard E. Cooper and Stanley S. Altschuler (collectively, the “SGI Defendants”) filed a Complaint against defendant RemoteMDx, Inc. (“RMDx”) in the United States District Court Southern District of New York.  The action arises out of a contract between the SGI Defendants and RMDx for certain financial relations services to be performed by SGI.  Based upon the foregoing, the SGI Defendants’ Complaint alleges a cause of action for Breach of Contract.  On September 29, 2006 and RMDx answered the Complaint and filed counterclaims against SGI for (1) Breach of Contract, (2) Rescission; (3) and Declaratory Judgment.  The litigation is at an early stage of discovery.    RMDx intends to vigorously defend itself against the SGI Defendants’ claim and to prosecute its counterclaims against the SGI Defendants.

Mr. Joseph L. Markham v. RemoteMDx, Inc.  The Company received a demand letter from counsel for Mr. Joseph L. Markham dated September 25, 2006.  Mr. Markham contends that he entered into an agreement with the Company to provide investor relation services in exchange for $20,000 and 100,000 shares of RemoteMDx stock.  Mr. Markham further contends that he has fully performed under the purported agreement and is owed the above amounts.  The Company denies that any such agreement exists, written or otherwise.  To date, the Company is unaware of any lawsuit having been filed regarding this claim.  If such a lawsuit is filed, the Company intends to defend itself vigorously against such action, and we are unable to express an opinion with respect to the likelihood of an unfavorable outcome or to estimate the amount or the range of potential loss should the outcome be unfavorable.

Onyx Consulting Group, LLC v. RemoteMDx, Inc., American Arbitration Association Case No. 13 148 Y 01000 07. On May 3, 2007, Onyx Consulting Group, LLC ("Onyx"), filed a demand for arbitration with the American Arbitration Association in which it asserted a claim for breach of contract against the Company.  As no formal complaint was submitted with Onyx' demand for arbitration, the exact nature of Onyx' claim is uncertain.  It is the Company's understanding, however, that Onyx claims that the Company breached its contract with Onyx and seeks the value of 750,000 shares of the Company's stock.  As of the date of this registration statement, the proceeding was at a very early stage, with the arbitrator having been just recently appointed.  The Company believes it has meritorious defenses and intends to vigorously defend itself against the claims.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information concerning our executive officers and directors and their ages as at September 30, 2006:

Name	Age	Position

David G. Derrick	54	Chief Executive Officer and Chairman (Director)
James J. Dalton	64	President and Vice Chairman (Director)
Michael G. Acton	43	Chief Financial Officer, Secretary-Treasurer
Bruce G. Derrick	49	Chief Technology Officer
Randy E. Olshen	43	President of SecureAlert, Inc.
Gary S. Horrocks	45	President of Volu-Sol Reagents, Inc.
Peter McCall	50	Director
Robert E. Childers	62	Director
Larry Schafran	68	Director
David Hanlon	62	Director

David Derrick – CEO and Chairman

Mr. Derrick has been our CEO and Chairman since February 2001.  Previously he served as CEO and Chairman of the Board of Directors of Biomune Systems Inc. between 1989 and 1998.  Biomune was a biotechnology company and was the former parent corporation of RemoteMDx, Inc.  From 1996 to 1999, Mr. Derrick was Chairman of the Board of Directors of Purizer Corporation; during 2000 he served as a director of Purizer Corporation.  From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah College of Business.  Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics in 1975 and a Masters in Business Administration degree with an emphasis in Finance in 1976. Mr. Derrick has been a principal financier and driving force in many new businesses. During the early 1980’s he helped create the community of Deer Valley, an exclusive ski resort outside of Park City, Utah. In 1985 he founded and funded a company that pioneered the Smart Home concept – the computerized home. The company is known as Vantage Systems and is today a leader in this field.

James Dalton – President and Vice Chairman

Mr. Dalton joined us as a director in 2001.  He was named President of RemoteMDx in August 2003.  From 1987 to 1997, Mr. Dalton was the owner and President of Dalton Development, a real estate development company.  He served as the President and coordinated the development of The Pinnacle, an 86-unit condominium project located at Deer Valley Resort in Park City, Utah.  Mr. Dalton also served as the President and equity owner of Club Rio Mar in Puerto Rico, a 680-acre beach front property that includes 500 condominiums, beach club, numerous restaurants, pools and a Fazio-designed golf course.  He was also a founder and owner of the Deer Valley Club, where he oversaw the development of a high-end, world-class ski project that includes 25 condominiums with a “ski-in and ski-out” feature.  From 1996 to 2000, Mr. Dalton served as an officer and director of Biomune Systems, Inc.  Prior to joining us and following his resignation from Biomune Systems, Mr. Dalton managed his personal investments.

Michael Acton – Secretary, Treasurer and Chief Financial Officer

Mr. Acton joined us as Secretary-Treasurer in March 1999.  He has also served as our CFO since March 2001.  From June 1998 until November 2000, Mr. Acton was Chief Executive Officer of Biomune Systems, Inc., where he also served as Principal Accounting Officer and Controller from 1994 to 1997. From 1989 through 1994, Mr. Acton was employed by Arthur Andersen, LLP in Salt Lake City, Utah, where he performed various tax, audit, and business advisory services. He is a Certified Public Accountant in the State of Utah.

Bruce G. Derrick – Chief Technology Officer

Mr. Derrick has extensive experience in management of custom solutions development and customer management in the wireless telecom marketplace.  From 2001 to 2004 was a senior product development manager for WatchMark Corporation.  WatchMark collects cellular network performance data for quality assurance and capacity planning.  From 1997 to 2001, Mr. Derrick was responsible for forming and managing the Professional Services team for Marconi’s MSI division.  From 1996 to 1997, Mr. Derrick provided technical project management of application scalability testing and quality control at Boeing and Western Wireless.  From 1989 to 1996, Mr. Derrick built and managed the Corporate Computer and Network Operations department for Avaya’s Mosaix division.  From 1983 to 1989, he served as Senior Programmer in applied research at the University of Utah’s Department of Medical Informatics where he developed and implemented medical informatics and physiological monitoring services for ICU care.  He also participated in development of IEEE standards for automated physiological monitoring for NASA’s Space Station program.  Mr. Derrick holds a Bachelor’s Degree in Computer Science from the University of Utah.  Bruce Derrick is the brother of David Derrick, the Chairman and CEO of RemoteMDx.

Peter McCall – Director

Mr. McCall joined our board of directors in July 2001.  Mr. McCall began his career in the mortgage finance business in 1982.  As a Vice President of GE Mortgage Securities, he oversaw the first mortgage securities transactions between GE Capital Corporation and Salomon Brothers.  For fifteen years, Mr. McCall structured and sold both mortgage and asset backed security transactions.  In 1997 Mr. McCall founded McCall Partners LLC.  McCall Partners is an investment vehicle for listed and non-listed equity securities.  Mr. McCall is also a member of the Board of Directors of Premium Power Corporation of North Andover, MA. Mr. McCall is a member of the Audit Committee and the Compensation Committee of the board of directors.

Robert Childers – Director

Mr. Childers joined our board in July 2001.  Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972, and has more than 30 years of business experience in construction and real estate development.  Mr. Childers has served or is currently serving as General Partner in 16 Public Limited Partnerships in the Middle Atlantic States.  Partners include First Union Bank and Fannie Mae.  Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina.  Recently Mr. Childers has been a partner for various projects in Baltimore and Philadelphia. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was also the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank.  He is a former naval officer serving in Atlantic fleet submarines.  Mr. Childers is a member of the Audit Committee and Compensation Committee of the board of directors.

Randy E. Olshen – President SecureAlert, Inc.

Prior to joining SecureAlert, Inc., Mr. Olshen was the Executive Vice President for Elan Nutrition from 2001 to 2004.  From 1998 to 2001, Mr. Olshen was the President of Optim Nutrition, a wholly-owned subsidiary of Biomune Systems (NASDAQ:  BIME).  From 1992 to 1998, Mr. Olshen was the Executive Vice President of Sales, Marketing and Operations at Nellson Nutraceutical.  From 1987 to 1992 Mr. Olshen was the General Manager of the specialty products division of a $500 million pharmaceutical company, McGaw, Inc.  He currently serves as a director and a member of the compensation committee for two companies, Helios Nutrition and Dr. Soy Nutrition.  Mr. Olshen earned his Bachelor’s degree from Chapman College.

Larry G. Schafran - Director

Mr. Schafran is currently associated with Providence Recovery Partners, LP (“PRP, LP”) as a Managing General Partner.  PRP, LP is a New York City-based activist investment fund.  Mr. Schafran is also currently a Director and Audit Committee Chairman of PubliCard, Inc. and Tarragon Corporation, both publicly traded.  Additionally, Mr. Schafran was Lead Director and Audit Committee Chairman and is now a Consultant to the Chairman of WorldSpace, Inc., and a Director of Glasstech, Inc.

In recent years, Mr. Schafran served in several capacities, including, Trustee, and Chairman/Interim-CEO/President and Co-Liquidating Trustee, of Special Liquidating Trust of Banyan Strategic Realty Trust; Director and/or Chairman of the Executive Committees of Dart Group Corporation, Crown Books Corporation, TrakAuto Corporation, and Shoppers Food Warehouse, Inc. (Vice-Chairman); Director and Member of the Strategic Planning and Finance Committees of COMSAT Corporation, and Managing General Partner of L. G. Schafran & Partners, LP, a real estate investment and development firm.  Mr. Schafran is the Audit Committee Chairman of the Company.

David P. Hanlon - Director

Mr. Hanlon is currently Chief Executive Officer and President of Empire Resorts, Inc., a public company in the gaming industry.  Prior to starting his own gaming consulting business in 2000, in which he advised a number of Indian and international gaming ventures, Mr. Hanlon was President and Chief Operating Officer of Rio Suites Hotel & Casino from 1996-1999, a period in which the Rio Suites Hotel & Casino underwent a major expansion. From 1994-1995, Mr. Hanlon served as President and Chief Executive Officer of International Game Technology, the world's leading manufacturer of microprocessor gaming machines. From 1988-1993, Mr. Hanlon served as President and Chief Executive Officer of Merv Griffin's Resorts International, and prior to that, Mr. Hanlon served as President of Harrah's Atlantic City (Harrah's Marina and Trump Plaza). Mr. Hanlon's education includes a B.S. in Hotel Administration from Cornell University, an M.S. in Accounting, and an M.B.A. in Finance from the Wharton School, University of Pennsylvania.  He also completed the Advanced Management Program at the Harvard Business School.

Indemnification Provisions

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of RemoteMDx.  In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Commission's Position on Indemnification for Securities Act Liabilities

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit.  Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances.  We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of RemoteMDx.  In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information known to us with respect to the beneficial ownership of our common stock as of September 6, 2007.  We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options, warrants, or convertible securities held by that person that are currently exercisable or will become exercisable within 60 days after September 6, 2007, while those shares are not included for purposes of computing percentage ownership of any other person.  Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

The following table sets forth information for any person (including any “group”) who is known to us to be the beneficial owner of more than 5% of our common stock.

Title of Class	Name and Address of Beneficial Owner (1)	Amount Owned	Percent of Class
Common	VATAS Holdings GmbH (2) Friedrichstrasse 95 10117 Berlin Germany	17,678,926	13.71%
Common	David G. Derrick (3)	7,744,225	6.35%
Common	James Dalton (4)	7,196,164	5.90%
Common	J. Lee Barton (5) 196 No. Forest Ave. Hartwell, GA 30643	6,390,104	5.24%
Common	ADP Management Corp. (6)	6,112,727	5.01%

(1)	Unless otherwise indicated, the business address of the shareholder is the address of the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

(2)	Includes 10,678,926 shares of common stock and 7,000,000 shares issuable upon exercise of warrants.

(3)
Includes shares owned of record as follows:  6,112,727 shares held of record by ADP Management, 1,631,498 shares owned of record by Mr. Derrick.  Mr. Derrick is the secretary and treasurer of ADP Management.

(4)
Includes shares owned of record as follows:  6,112,727 shares held of record by ADP Management (by agreement with Mr. Derrick, Mr. Dalton shares control and beneficial ownership of the shares owned of record by ADP Management), and 1,083,437 shares owned of record by Mr. Dalton.

(5)	Includes 2,096,347 shares owned directly by Mr. Barton, 3,768,757 shares owned of record by Lintel, Inc., an entity owned and controlled by Mr. Barton, and 525,000 shares owned by Mr. Barton’s wife.

(6)	Includes 6,112,727 shares owned of record.

Security Ownership of Management

We have two classes of voting equity securities, including our common stock and Series B preferred stock.  In addition, we have a class of nonvoting Series A preferred stock that is convertible into common stock.  The following table sets forth information as of September 6, 2007, as to the voting securities beneficially owned by all directors and nominees named therein, each of the named executive officers, and directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner(9)	Amount Owned	Percent of Class
Common	David G. Derrick (1)	7,744,225	6.35%
	James Dalton (2)	7,196,164	5.90%
	Michael G. Acton (4)	1,070,507	*
	Peter McCall (5)	1,014,400	*
	Robert Childers (6)	1,018,657	*
	Larry Schafran (7)	101,200	*
	Randy Olshen (8)	1,000,000	*
	David Hanlon	161,702	*
	Officers and Directors as a Group (6 persons) (9)	11,931,226	9.73%
_____________________________

(1)	Derrick’s beneficial ownership of these shares is summarized in note (2) above.

(2)	Dalton’s beneficial ownership of these shares is summarized in note (3) above.

(3)	ADP’s beneficial ownership of these shares is summarized in note (5) above.

(4)	Mr. Acton is the Chief Financial Officer of the Company. Includes 600,000 shares issuable under options granted to Mr. Acton, and 470,507 shares owned of record by Mr. Acton.

(5)	Mr. McCall is a director. Includes 544,400 shares of common stock owned of record by Mr. McCall and 470,000 shares issuable upon exercise of stock options held by Mr. McCall.

(6)
Mr. Childers is a director.  Includes (a) 343,143 shares of common stock owned of record by the Robert E. Childers Living Trust, (b) 255,514 shares of common stock owned of record by Mr. Childers, (c)  420,000 shares issuable upon exercise of stock options held by Mr. Childers.

(7)	Mr. Schafran is a director. Includes 101,200 shares held directly by Mr. Schafran.

(8)	Mr. Olshen is the President of SecureAlert, Inc. Includes 1,000,000 shares issuable under options granted to Mr. Olshen.

(9)	Duplicate entries eliminated.

Unless otherwise indicated, the business address of the shareholder is the address of the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

*Less than 1% ownership percentage.

DESCRIPTION OF SECURITIES

Description of Common Stock

Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.  There are no cumulative voting rights, and therefore, subject to the rights of the holders of preferred stock (if and when issued), holders of a majority of the outstanding shares of voting Common Stock are able to elect the entire board of directors.  The board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock (whether voting or non-voting), which would reduce the percentage ownership by the present shareholders and which might dilute the book value of outstanding shares.

Shareholders have no pre-emptive rights to acquire additional shares of Common Stock.  The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities and any preference in liquidation of the preferred stock then outstanding.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends, after payment of any preference on preferred stock then outstanding.  We have not paid dividends on our Common Stock and do not anticipate that we will pay dividends in the foreseeable future.

We have granted limited piggyback registration rights to certain holders of our Common Stock and holders of our Series B preferred stock.  Those rights grant the holders of these securities the right to require that we include the Common Stock held by them or the Common Stock issuable to them upon conversion of the shares of Series B preferred stock held by them on a registration statement filed by us. This right is subject to limitations that might be imposed on all such rights by the underwriter of our Common Stock in an underwritten public offering and to other restrictions that vary depending on the agreement under which the rights were granted or created.

We are authorized to issue 175,000,000 shares of our common stock, par value $0.0001 per share.  As of August 31, 2007, approximately 126,242,007 shares of our common stock were issued and outstanding.

Preferred Stock

General

Our board of directors may designate series of preferred stock to be issued from time to time, without further action by the shareholders.  Preferred stock may be issued in one or more series with such rights, privileges, preferences, powers, and restrictions as may be determined in the discretion of the board.  Consequently, any series of preferred stock may carry rights and privileges superior to those of the Common Stock, including, for example, preferences in dividends and liquidation, the right to approve or disapprove mergers, acquisitions and other transactions and the right to elect, as a class, one or more members of the board of directors.  The issuance of preferred stock also may have the effect of diluting the voting power per share or book value per share of the holders of Common Stock if the preferred stock includes voting rights or is convertible into Common Stock.

Series A Convertible Preferred Stock

We have designated 40,000 shares of preferred stock as Series A preferred stock. As of August 31, 2007, there were 101 shares of Series A preferred stock issued and outstanding.  The following is a summary of the rights and preferences of the Series A preferred stock:

Dividends.  The holders of shares of Series A preferred stock are entitled to receive an annual dividend out of any of our assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock, at the rate of 10% per annum on the stated value of the Series A preferred stock (or $200 per share of Series A preferred stock).  Dividends may be paid either in cash or in additional shares of Series A preferred stock at the discretion of the board of directors.  To date all dividends have been paid by issuance of additional shares of Series A preferred stock.

Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A preferred stock are entitled to receive out of the assets available for distribution to shareholders before any distribution or payment is made to holders of shares of Common Stock, or to holders of any other shares ranking junior upon liquidation to the Series A preferred stock, liquidation distributions in the amount of $2.00 per share plus all accrued and unpaid regular or special dividends, if any, multiplied by 133%. If upon any voluntary or involuntary liquidation, dissolution or winding up, the assets are insufficient to make the full payment on the Series A preferred stock and similar payments on any other class of shares ranking on a parity with the Series A preferred stock upon liquidation, then the holders of the Series A preferred stock and of such other class of shares will share ratably in the distribution of assets in proportion to the full respective distributable amounts to which they are entitled.  After payment of these amounts to the holders of the Series A preferred stock, they will not be entitled to any further participation in any distribution or payment, and the entire remaining assets and funds legally available for distribution, if any, will be distributed among the holders of shares of Common Stock in proportion to the shares of Common Stock then held by them.

Voting Rights.  Holders of Series A preferred stock are not entitled to voting rights, except that without the approval of holders of a majority of the outstanding shares of Series A preferred stock, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series A preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series A preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series A preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 12, 2000.

Conversion.  Shares of Series A preferred stock may be converted to Common Stock.  Each share of Series A preferred stock may be converted at the holder’s option at any time into 370 shares of Common Stock.  If we declare or pay any dividend on the Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or if we effect a subdivision of the outstanding shares of Common Stock into a greater number of shares (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the conversion factor immediately prior to such event is to be proportionately increased or decreased, as appropriate.

Antidilution Rights.  If we make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in our securities or the securities of any of our subsidiaries, then in each such event a provision will be made so that the holders of shares of Series A preferred stock will receive, upon the conversion, the securities that they would have received had their Series A preferred stock been converted into shares of Common Stock on the date of that event.

In case of any reorganization or any reclassification of our capital stock, any consolidation or merger with or into another corporation or corporations, or the conveyance of all or substantially all of our assets to another corporation, each share of Series A preferred stock will thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A preferred stock would have been entitled upon the record date (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; any, in any case, appropriate adjustment (as determined by the board of directors) will be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A preferred stock, to the end that the provisions set forth herein will thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A preferred stock.

In the case of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that will result in our shareholders not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity; or a sale of all or substantially all of our assets, unless our shareholders immediately prior to the sale will, as a result of the sale, hold (by virtue of securities issued as consideration for the sale) at least 50% of the voting power of the purchasing entity, holders of the Series A preferred stock of record as of the date of consummation of such a transaction are entitled to receive, prior and in preference to any payment of consideration to the holders of Common Stock, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of the transaction, at the holder’s discretion, an amount per share equal to $200 (as adjusted for any combinations, consolidations, stock distributions or stock dividends), plus all declared or accumulated but unpaid dividends.

Redemption.  We may redeem up to 66-2/3% of the total number of shares of Series A preferred stock at our discretion at any time.  The redemption price will be a minimum of 133% of the conversion price at the date of redemption (including any new conversion price that we may establish).

Series B Convertible Preferred Stock

We have designated 2,000,000 shares of preferred stock as Series B Convertible Preferred Stock. As of August 31, 2007, there were 12,999 shares of Series B preferred stock issued and outstanding.  The following is a summary of the rights and preferences of the Series B preferred stock:

Dividends.  We will not pay dividends on the Series B preferred stock unless dividends are declared by our board of directors out of any of our legally available assets, in which case the holders of the Series B preferred stock would be paid dividends prior and in preference to any declaration or payment of any dividend on the Common Stock, and subject to the preferences of the holders of the Series A preferred stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of RemoteMDx, the holders of Series B preferred stock are entitled to receive out of the assets of RemoteMDx available for distribution to shareholders before any distribution or payment is made to holders of shares of Common Stock, or to holders of any other of our shares ranking junior upon liquidation to the Series B preferred stock, liquidation distributions in the amount of $3.00 per share, plus all accrued and unpaid dividends, if any, before any payment is made to holders of shares of the Company’s equity securities that are junior to the Series B preferred stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, our assets are insufficient to pay in full the liquidation preference of the Series B preferred stock and any other class of shares ranking on a parity with the Series B preferred stock upon liquidation, then the holders of the Series B preferred stock and any such other class of shares will share ratably in any such distribution of our assets in proportion to the full respective distributable amounts to which they are entitled.  For purposes of this liquidation preference, the Series A preferred stock ranks on parity with the Series B preferred stock.

After payment to the holders of the Series B preferred stock of the amounts set forth above, our entire remaining assets and funds legally available for distribution, if any, shall be distributed first to the holders of Series B preferred stock then actually outstanding at the rate of $3.00 per share, with the remainder being distributed to the holders of Series B preferred stock and the holders of Common Stock then actually outstanding, with the Series B preferred stock holders participating on the basis of the number of shares they would be entitled to receive if they were to convert their shares of preferred stock into shares of Common Stock at that time; subject, however, to the prior distribution to the holders of any senior series of preferred stock of amounts owing under the terms of the rights and preferences governing such senior securities.

A consolidation or merger of RemoteMDx with or into any other corporation or corporations, or a sale of all or substantially all of our assets that does not involve a distribution by us of cash or other property to the holders of shares of Common Stock, will be deemed to be a liquidation, dissolution or winding up of RemoteMDx for purposes of the liquidation preference.

Voting Rights. Holders of shares of Series B preferred stock are entitled to one vote per share of Series B preferred stock on all matters upon which holders of our Common Stock are entitled to vote.  In addition, without the approval of holders of a majority of the outstanding shares of Series B preferred stock voting as a class, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series B preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series B preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series B preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 1, 2001.

Conversion. Each share of Series B preferred stock is convertible at any time into shares of Common Stock.  The number of shares of Common Stock into which each share of Series B preferred stock may be converted (the “conversion rate”) is determined by dividing the original purchase price paid per share of Series B preferred stock, namely $3.00, by the conversion price.  Each share of Series B preferred stock will automatically convert into shares of Common Stock at the then effective conversion rate on the closing of a firm commitment underwritten public offering with an aggregate public offering price of not less than $20,000,000.

Antidilution Protections. The conversion rate is adjustable when changes occur in our outstanding securities.  For example, at the time of the original offering of the Series B preferred stock that if, with certain limited exceptions, we issued any shares of Common Stock or securities convertible into common without consideration or for a consideration per share less than the conversion price in effect immediately prior to the issuance of those shares, the conversion price in effect immediately prior to each such issuance will automatically be adjusted for the shares purchased in the offering to a price equal to the aggregate consideration received by us for that issuance divided by the number of shares of Common Stock so issued.  Similar rights were granted to MEW in connection with 1,000,000 shares purchased by it in connection with the licensing of our technology to MEW.  In addition, if the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares, or is decreased by a combination of the outstanding shares, the conversion price will be appropriately adjusted.  Adjustment will also be made if we make a dividend or other distribution payable in securities of RemoteMDx other than shares of Common Stock, the holders of the Series B preferred stock will be entitled to receive upon conversion, in addition to shares of Common Stock to which they are otherwise entitled, the amount of other securities of RemoteMDx that they would have received had the Series B preferred stock been converted into Common Stock on the date of distribution and had they thereafter, during the period from the date of that event to and including the conversion date, retained those securities.  If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation of the sort referred to in the following paragraph), each holder of Series B preferred stock will be entitled to convert those shares into the kind and amount of stock and other securities or property receivable in connection with that recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which those shares of Series B preferred stock could have been converted immediately prior to that recapitalization, reclassification or change.

Redemption.  We may redeem the Series B preferred stock at our option at any time.  The redemption price is a minimum of 110% of the conversion price at the date of redemption.

Series C Convertible Preferred Stock

As August 31, 2007, there were no shares of Series C preferred stock issued and outstanding.  All had been converted to common stock.

Certain Relationships and Related Transactions

The following discussion summarizes transactions during the last two fiscal years between RemoteMDx and related parties.

ADP Management Line of Credit Arrangement

As of June 30, 2007, the Company owed to ADP Management, an entity owned and controlled by two of the Company’s officers and directors, $91,910 under a line of credit agreement. Outstanding amounts on the line of credit accrue interest at 5.0% and are due on August 31, 2009.  During the nine months ended June 30, 2007, the net increase on the related party line of credit was $47,361.  The net increase consisted of net cash repayments during the nine months ended June 30, 2007, of $455,484 and net increases of $502,845 related to a monthly management fee owed to ADP Management, and expenses incurred by ADP Management that are reimbursable by the Company.  Mr. Derrick’s and Mr. Dalton’s respective salaries are paid to ADP Management which in turn pays Messrs. Derrick and Dalton.  If the Company is unable to pay the management fee and the reimbursable expenses in cash, the related party line of credit is increased for the amount owed to ADP Management.  Subsequent to June 30, 2007, the Company and ADP Management agreed to increase the line of credit from $500,000 to $5,000,000 bearing interest at 11% and extending the maturity date to August 31, 2009.

Market for Common Equity and Related Stockholder Matters

Market Information.  Our common stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol “RMDX.OB.”  The following table sets forth, for the fiscal periods indicated, the high and low bid information  for our common stock, based on available information, which reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.  The sales information is available online at http://otcbb.com.

2005	Low	High
Quarter ended 12/31/04	N/A*	N/A*
Quarter ended 3/31/05	N/A*	N/A*
Quarter ended 6/30/05	N/A*	N/A*
Quarter ended 9/30/05	$0.70	$1.42

2006
Quarter ended 12/31/05	$0.80	$1.14
Quarter ended 3/31/05	$0.52	$0.92
Quarter ended 6/30/06	$0.50	$1.75
Quarter ended 9/30/06	$1.01	$2.24

2007
Quarter ended 12/31/06	$1.18	$2.13
Quarter ended 3/31/07	$1.07	$1.57
Quarter ended 6/30/07	$1.35	$2.06
Quarter ended 9/30/07**	$1.46	$2.20

* The Company’s common stock began trading on August 25, 2005.

** Through August 31, 2007.

Holders.  As of August 31, 2007, there were approximately 1,350 holders of record of the common stock and approximately 126,242,007 shares of common stock outstanding. We also have 101 shares of Series A preferred stock outstanding, held by 3 shareholders, convertible into a minimum of approximately 37,370 shares of common stock, as well as 12,999 shares of Series B preferred stock outstanding held by 9 shareholders, that at present are convertible into approximately 134,472 shares of common stock. We also have granted options and warrants for the purchase of approximately 17,552,243 shares of common stock.  As discussed elsewhere in this report, we may be required to issue additional shares of common stock or preferred stock to pay accrued dividends, or to comply with anti-dilution adjustments to the conversion rights of present or former preferred shareholders.

Dividends.  Since incorporation, we have not declared any dividends on our common stock.  We do not anticipate declaring a dividend on the common stock for the foreseeable future.  The Series A Preferred Stock accrues dividends at the rate of 10% annually, which may be paid in cash or additional shares of preferred or common stock, at our option.  To date all such dividends have been paid by issuance of preferred stock, valued at $200 per share of preferred.  We are not required to pay and do not pay dividends with respect to the Series B Preferred Stock.   Series C preferred stock has an 8% dividend that may be paid in cash or additional shares of Series C Convertible Preferred Stock at the option of the Company.  During the years ended September 30, 2006 and 2005, the Company recorded $642,512 and $512,547 in dividends on Series A and C Preferred Stock, respectively.  In addition, the Company recorded $500,553 in dividends on Series A and C Preferred Stock for the nine months ended June 30, 2007.

Dilution.  We have a large number of shares of common stock authorized in comparison to the number of shares issued and outstanding.  The board of directors determines when and under what conditions and at what prices to issue stock.  In addition, a significant number of shares of common stock are reserved for issuance upon exercise of purchase or conversion rights.

The issuance of any shares of common stock for any reason will result in dilution of the equity and voting interests of existing shareholders.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York City, NY 10005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of the September 30, 2006, our most recently completed fiscal year, with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and

•	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	0	$0.00	10,000,000

Recent Sales of Unregistered Securities

The following information summarizes certain information for all securities we have sold during the past two fiscal years without registration under the Securities Act.

In each of these transactions, the securities were issued to individuals or entities that were “accredited investors” as that term is defined in Rule 501 under Regulation D of the Securities Act, and the issuance of the securities was accomplished without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2), including Rule 506 of Regulation D under the Securities Act.

Subsequent to September 30, 2006, the Company entered into various transactions.  These transactions are described in the Current Report on Form 8-K of the Company filed with the Commission on November 9, 2006.

On November 9, 2006, RemoteMDx, Inc. (the “Company”), closed a private placement of shares of its common stock.  The Company sold 3,000,000 shares of its common stock (the “Shares”), at a purchase price of $2.00 per share, for aggregate proceeds to the Company of $6,000,000.  The Company also issued warrants (the “Warrants”) to purchase up to an additional 7,000,000 shares of the Company’s common stock.  The investor was VATAS Holding GmbH.

The Company used the proceeds from the sale of the Shares and the Warrants for general corporate and working capital purposes.

In connection with the sale of the Shares and the Warrants, the Company granted registration rights to the purchaser, in connection with which the Company agreed to file a registration statement to register the resale of the Shares and shares underlying the Warrants by the purchaser not later than 10 days after the Company files its annual report for the year ended September 30, 2006.  The Company also agreed to use its best efforts to have the registration statement declared effective within 30 days of the filing, and to respond within ten days to any comments from the Securities and Exchange Commission.  In the event that the Company does not (a) have the registration statement filed by the filing deadline, (b) respond within ten days to any SEC comments, or (c) have the registration statement effective within 100 days of the filing, the Company is required to pay a 5% penalty to the investor.

During the nine months ended June 30, 2007, the Company issued 41,834,832 shares of common stock as follows:

•	1,004,333 shares were issued for services performed and the settlement of a lawsuit for a value of $1,749,430.

•	22,697,083 shares were issued in connection with Series A, B and C Preferred Stock conversions.

•	750,000 shares were issued pursuant to a registration filing penalty.

•	14,302,416 shares were issued in connection with the exercise of warrants.

•	3,081,000 shares were issued for $6,162,000 in cash.

In each of these transactions the securities were issued without registration under the Securities Act of 1933, as amended, in reliance upon exemptions from registration applicable to limited or non-public offers and sales of securities.  The offer and sale of securities in the Company’s private placement of debt and equity were made solely to individuals or entities that were “accredited investors” as that term is used in Rule 501 under Regulation D of the Securities Act, in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) and Rule 506 of Regulation D under the Securities Act.

Fiscal Year 2006

During the year ended September 30, 2006, we issued 35,005,811 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

•	10,739,753 shares were exchanged for debt and accrued interest of $7,893,782;
•	5,846,428 shares were issued for services in the amount of $3,983,607;
•	4,014,916 shares were issued upon the conversion of 10,843 shares of Series A Preferred Stock of the Company; and
•	7,171,380 shares were issued upon the conversion of 1,315,825 shares of Series B Preferred Stock of the Company;
•	6,883,334 shares were issued for $7,910,000 in cash;
•	350,000 shares were issued from the exercise of options.

In each of these transactions the securities were issued to individuals or entities that were “accredited investors” as that term is used in Rule 501 under Regulation D of the Securities Act, and the issuance of the securities was accomplished without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2), including Rule 506 of Regulation D under the Securities Act.

Fiscal Year 2005

During the year ended September 30, 2005, we issued 13,733,804 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

-	3,995,154 shares were exchanged for debt and accrued interest of $2,626,522;

-	1,043,519 shares were issued in consideration of reduction in related-party debt of $563,500 plus $77,554 of accrued interest;

-	5,148,641 shares were issued for services in the amount of $2,822,911;

-	953,895 shares were issued upon the conversion of 2,578 shares of our Series A Preferred Stock; and

-	2,592,595 shares were issued upon the conversion of 466,667 shares of our Series B Preferred Stock.

-	See footnote 16 to the financial statements for a discussion of financing activities subsequent to September 30, 2005.

In each of these transactions the securities were issued to individuals or entities that were “accredited investors” as that term is used in Rule 501 under Regulation D of the Securities Act, or the issuance of the securities was accomplished without registration under the Securities Act in reliance on other exemptions from the registration requirements of the Securities Act afforded by Section 4(2), including Rule 506 of Regulation D under the Securities Act.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Executive Compensation

Compensation Discussion and Analysis

The following is a discussion of the Company’s program for compensation of its named executive officers and directors.  As of the date of this registration statement, the Company’s Compensation Committee had responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The Committee monitors the results of such policy to assure that the compensation payable to the Company’s executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

Compensation Program Objectives

The Company’s compensation program is designed to encompass several factors in determining the compensation of the Company’s named executive officers.  The following are the main objectives of the compensation program for the Company’s named executive officers:

-	Retain qualified officers.
-
Provide overall corporate direction for the officers and also to provide direction that is specific to officer’s respective areas of authority.  The level of compensation amongst the officer group, in relation to one another, is also considered in order to maintain a high level of satisfaction within the leadership group. We consider the relationship that the officers maintain to be one of the most important elements of the leadership group.

-	Provide a performance incentive for the officers.

The Company’s compensation program is designed to reward the officers in the following areas:

-	achievement of specific goals;
-	professional education and development;
-	creativity in the form of innovative ideas and analysis for new programs and projects;
-	new program implementation;
-	attainment of company goals, budgets, and objectives;
-	results oriented determination and organization;
-	positive and supportive direction for company personnel; and
-	community involvement.

As of the date of this Report, there were four principal elements of named executive officer compensation.  The Compensation Committee determines the portion of compensation allocated to each element for each individual named executive officer.  The discussions of compensation practices and policies are of historical practices and policies.  Our Compensation Committee is expected to continue these policies and practices, but will reevaluate the practices and policies as it considers advisable.

The elements of the compensation program include:

-	Base salary;
-	Performance bonus and commissions;
-	Stock options and stock awards

-	Employee benefits in the form of:
-	health and dental insurance;
-	life insurance;
-	paid parking and auto reimbursement; and
-	Other de minimis benefits.

Base salary

Base salary is intended to provide competitive compensation for job performance and to attract and retain qualified named executive officers.  The base salary level is determined by considering several factors inherent in the market place such as: the size of the company; the prevailing salary levels for the particular office or position; prevailing salary levels in a given geographic locale; and the qualifications and experience of the named executive officer.

Performance bonus and commissions

Bonuses are in large part based on company performance.  The most important determining factor used to calculate the performance bonus for the Chief Executive Officer and Chief Operating Officer is based upon the placement of activated TrackerPAL units in the market place.

The Chief Financial Officer receives a performance bonus based is based upon the placement of activated TrackerPAL units in the market place.

Policy decisions to waive or modify performance goals have not been a significant factor to date in that there have not been contractual changes made other than the normal renewal or updating of contracts as would be expected as part of an annual review.

Stock options and stock awards

Stock ownership is provided to enable named executive officers and directors to participate in the success of the Company.  The direct or potential ownership of stock will also provide the incentive to expand the involvement of the named executive officer to include, and therefore be mindful of, the perspective of stockholders of the Company.  Stock options and stock awards are based upon the placement of activated TrackerPAL units in the market place.

Employee benefits

Several of the employee benefits for the named executive officers are selected to provide security for the named executive officers.  Most notably, insurance coverage for health, life, and liability are intended to provide a level of protection to that will enable the named executive officers to function without having the distraction of having to manage undue risk.  The health insurance also provides access to preventative medical care which will help the named executive officers function at a high energy level, to manage job related stress, and contribute to the overall well being of the named executive officers, all of which contribute to an enhanced job performance.

Other de minimis benefits

Other de minimis employee benefits such as cell phones, parking, and auto usage reimbursements are directly related to job functions but contain a personal use element which is considered to be a goodwill gesture that contributes to enhanced job performance.

As discussed above, the Board of Directors determines the portion of compensation allocated to each element for each individual named executive officer.  As a general rule, salary is competitively based while giving consideration to employee retention, qualifications, performance, and general market conditions.  Typically, stock options are based on the current market value of the option and how that will contribute to the overall compensation of the named executive officer.  Consideration is also given to the fact that the option has the potential for an appreciated future value.  As such, the future value may be the most significant factor of the option, but it is also more difficult to quantify as a benefit to the named executive officer.

Accordingly, in determining the compensation program for the Company, as well as setting the compensation for each named executive officer, the Board of Directors attempts to attract the interest of the named executive officer within in the constraints of a compensation package that is fair and equitable to all parties involved.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus Or Commission (C)	Stock Awards	Option Grants	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		$	$						$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Derrick – CEO	2006	$240,000	$0	$321,428	$1,016,198	$0	$0	$16,134	$1,593,760
Michael Acton - CFO	2006	$100,000	$45,357	$0	$0	$0	$0	$14,643	$160,000
Jim Dalton – President of RemoteMDx, Inc.	2006	$240,000	$0	$321,428	$1,016,198	$0	$0	$16,674	$1,594,300
Randy Olshen – President of SecureAlert, Inc.	2006	$149,000	$50,000	$60,000	$549,370	$0	$0	$14,643	$823,013
Bryan Dalton – Vice President of Sales	2006	$78,000	$50,000	$60,000	$549,370	$0	$0	$3,678	$741,048

1)
During the year ended September 30, 2006, the Company issued 535,714 shares of the Company’s common stock to Mr. Derrick valued at $321,428.  Mr. Derrick received the following warrants for the year ended September 30, 2006:

Name	Grant Date	Exp. Date	Exercise Price	# of Options
David Derrick	2/16/06	2/15/11	$0.56	500,000
David Derrick	5/18/06	5/17/11	$0.60	250,000
Totals				750,000

In addition, Mr. Derrick had 1,250,000 warrants vested during the year ended September 30, 2006.  The value of the warrants granted and the warrants vested during the year ended September 30, 2006 were valued at $1,016,198 using the Black-Scholes method.

Mr. Derrick received additional compensation of $16,134 for health, dental, and vision insurance paid on his behalf.

2)	Mr. Acton received bonuses in the amount of $45,357. In addition, Mr. Acton received additional compensation of $14,643 for health, dental, and vision insurance paid on his behalf.

3)
During the year ended September 30, 2006, the Company issued 535,714 shares of the Company’s common stock to Mr. Dalton valued at $321,428.  Mr. Dalton received the following warrants for the year ended September 30, 2006:

Name	Grant Date	Exp. Date	Exercise Price	# of Options
Jim Dalton	2/16/06	2/15/11	$0.56	500,000
Jim Dalton	5/18/06	5/17/11	$0.60	250,000
Totals				750,000

In addition, Mr. Dalton had 1,250,000 warrants vested during the year ended September 30, 2006.  The value of the warrants granted and the warrants vested during the year ended September 30, 2006 were valued at $1,016,198 using the Black-Scholes method.

Mr. Dalton received additional compensation of $16,674 for health, dental, and vision insurance paid on his behalf.

4)
Mr. Olshen received cash bonuses of $50,000, 100,000 shares of common stock valued at $60,000, and options to purchase 1,000,000 shares of the Company’s common stock at $0.60 per share valued at $549,370 using the Black-Scholes Method.  In addition, Mr. Olshen received additional compensation of $14,643 for health, dental, and vision insurance paid on his behalf.

5)
Mr. Bryan Dalton received cash bonuses of $50,000, 100,000 shares of common stock valued at $60,000, and options to purchase 1,000,000 shares of the Company’s common stock at $0.60 per share valued at $549,370 using the Black-Scholes Method.  In addition, Bryan Dalton received additional compensation of $3,678 for health, dental, and vision insurance paid on his behalf.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Derrick - CEO	4,886,155 (1)	0	0	$0.54 to $0.75 (1)	Various Dates (1)	0	0	0	0
Michael Acton - CFO	200,000 (2)	500,000 (2)	500,000 (2)	$0.54 to $0.70 (2)	Various Dates (2)	500,000 (2)	695,000	500,000 (2)	695,000
Jim Dalton – President of RemoteMDx, Inc.	4,886,155 (3)	0	0	$0.54 to $0.75 (3)	Various Dates (3)	0	0	0	0
Randy Olshen – President of SecureAlert, Inc.	25,000	975,000	975,000	$0.60	05/17/11	975,000	1,355,250	975,000	1,355,250
Bryan Dalton – Vice President of Sales	25,000	975,000	975,000	$0.60	05/17/11	975,000	1,355,250	975,000	1,355,250

1)	The following options were issued to David Derrick and an entity controlled by him and Mr. Dalton:

Name	Grant Date	Exp. Date	Exercise Price	# of Options	Vested	Unvested
ADP Management	2/15/02	2/14/07	$0.54	136,155	136,155	0
ADP Management	5/18/04	5/17/09	$0.54	1,000,000	1,000,000	0
ADP Management	9/30/04	9/29/09	$0.75	500,000	500,000	0
David Derrick	5/17/05	5/16/10	$0.54	2,500,000	2,500,000	0
David Derrick	2/16/06	2/15/11	$0.56	500,000	500,000	0
David Derrick	5/18/06	5/17/11	$0.60	250,000	250,000	0

Totals				4,886,155	4,886,155	0

2)	The following options were issued to Michael Acton:

Name	Grant Date	Exp. Date	Exercise Price	# of Options	Vested	Unvested
Michael Acton	5/18/04	5/17/09	$0.54	100,000	100,000	0
Michael Acton	8/25/05	8/24/10	$0.70	100,000	100,000	0
Michael Acton	5/18/06	5/17/11	$0.60	500,000	0	500,000

Totals				700,000	200,.000	500,000

3)	The following options were issued to Jim Dalton and an entity controlled by him and Mr. Derrick:

Name	Grant Date	Exp. Date	Exercise Price	# of Options	Vested	Unvested
ADP Management	2/15/02	2/14/07	$0.54	136,155	136,155	0
ADP Management	5/18/04	5/17/09	$0.54	1,000,000	1,000,000	0
ADP Management	9/30/04	9/29/09	$0.75	500,000	500,000	0
Jim Dalton	5/17/05	5/16/10	$0.54	2,500,000	2,500,000	0
Jim Dalton	2/16/06	2/15/11	$0.56	500,000	500,000	0
Jim Dalton	5/18/06	5/17/11	$0.60	250,000	250,000	0

Totals				4,886,155	4,886,155	0

Totals				4,886,155	4,886,155	0

DIRECTOR COMPENSATION
For Fiscal Year Ended 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Robert Childers	$60,000	$80,000	$104,380	$0	$0	$0	$244,380
Peter McCall	$60,000	$0	$76,912	$0	$0	$0	$136,912

Employment Agreements

We have no employment agreements with any executive officers at this time.

Stock Option Grants for the Nine Months Ended June 30, 2007

During the nine months ended June 30, 2007, the Company granted 1,500,000 warrants to each of Mr. Derrick and Mr. Dalton, with an exercise price of $1.30 per share.  These warrants had an expiration date of 120 day ending on July 4, 2007.  These warrants were exercised prior to the expiration date.

In addition, the Company granted 50,000 to Peter McCall and 100,000 warrants to Robert Childers with an exercise price of $1.73 for services rendered.  All these warrants are five-year warrants and expire in 2012.

Stock Option Grants in Fiscal Year 2006

During fiscal year 2006, the Company granted 750,000 warrants to each of Mr. Derrick and Mr. Dalton, with exercise prices ranging from $0.54 to $0.56 per share.  All of these warrants are five-year warrants and expire in 2011. In addition, 1,250,000 options at $0.54 per share held by each of Messrs. Derrick and Dalton vested during the fiscal year ended September 30, 2006.

The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2006.  We have not granted any stock appreciation rights (“SARs”).

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Options Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At 9/30/2006 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options / SARs At 9/30/06 ($) Exercisable/Unexercisable(1)

David G. Derrick (2)	-	-	4,886,155 / 0	$6,954,925 / $0
James J. Dalton (2)	-	-	4,886,155 / 0	$6,954,925 / $0
Randy Olshen (3)	-	-	25,000 / 975,000	$34,570 / $1,355,250
Bryan Dalton (4)	-	-	25,000 / 975,000	$34,570 / $1,355,250
Michael G. Acton (5)	-	-	200,000 / 500,000	$274,000 / $695,000

(1)	Value is based on the fair market value of our common stock on September 30, 2006 in the amount of $1.99 per share.

(2)
Mr. Derrick and Mr. Dalton hold 3,250,000 options with exercise prices ranging from $0.54 to $0.60 per share. In addition, 1,636,155 options ranging from $0.54 to $0.75 per share issued to ADP Management are included in both Mr. Derrick and Mr. Dalton’s options in the table above. See also the discussion above in “Certain Relationships and Related Transactions.”

(3)	The exercise price of these options are $0.60 per share.

(4)	The exercise price of these options are $0.60 per share.

(5)	The exercise prices of these options range from $0.54 to $0.70 per share.

Stock Option Grants in Fiscal Year 2005

During fiscal year 2005, we granted 2,500,000 warrants to each Mr. Derrick and Mr. Dalton with an exercise price of $0.54 per share.  All of these warrants are five-year warrants and expire in 2010.

Stock Options Outstanding and Options Exercised in Fiscal Year 2005

The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2005.  We have not granted any stock appreciation rights (“SARs”).

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Options Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At 9/30/2005 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options / SARs At 9/30/05 ($) Exercisable/Unexercisable(1)

David G. Derrick (2)	-	-	2,886,155 / 1,250,000	$1,275,132 / $575,000
James J. Dalton (2)	-	-	2,886,155 / 1,250,000	$1,275,132 / $575,000
Michael G. Acton (3)	-	-	246,894 / 200,000	$113,571 / $60,000

(1) Value is based on the fair market value of our common stock on December 15, 2005, estimated to be $1.00 per share. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on November 30, 2005.

(2)  The exercise price of 2,636,155 options is $.54 per share.  The exercise price of 250,000 options is $0.75 per share.

(3)  The exercise prices of these options are 146,894 at $1.00 and 100,000 at $0.54 per share.

Stock Option Grants in Fiscal Year 2004

During fiscal year 2004, we granted 500,000 warrants to ADP Management at $0.75 per share and 1,000,000 warrants at $0.54 per share.   We also granted to Mr. Acton 100,000 warrants at $0.54 per share.  All of these warrants are five-year warrants and expire in 2009.

Stock Options Outstanding and Options Exercised in Fiscal Year 2004

The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2004.  We have not granted any stock appreciation rights (“SARs”).

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Options Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At 9/30/2004 Exercisable/Unexercisable(1)	Value of Unexercised In-the-Money Options / SARs At 9/30/04 ($) Exercisable/ Unexercisable

David G. Derrick (2)	-	-	1,636,155 / 00	-
Michael G. Acton	-	-	246,894 / 00	-
James J. Dalton	-	-	1,636,155 / 00	-

(1)
Value is based on the fair market value of our common stock on September 30, 2004, estimated to be $0.54 per share. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on September 30, 2004.

(2)
Options granted to ADP Management in connection with a financing arrangement.  The exercise price of 1,136,155 options is $.54 per share.  The exercise price of 500,000 options is $0.75 per share. See “Certain Relationships and Related Transactions.”

Stock Plans

The 2006 RemoteMDx, Inc. Stock Incentive Plan

On July 10, 2006, the Board of Directors approved the 2006 RemoteMDx, Inc Stock Incentive Plan (“2006 Plan”). The shareholders approved this plan on July 10, 2006. Under the 2006 Plan, the Company may issue stock options, stock appreciation right, restricted stock awards and other incentives to our employees, officers and directors. The 2006 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 10,000,000 shares are authorized for issuance pursuant to awards granted under the 2006 Plan.  No grants have been made under this plan.

Experts

Our consolidated balance sheet as of September 30, 2006 and the consolidated statements of operations, stockholders’ deficit, and cash flows, for the two years in the period ended September 30, 2006, included in this prospectus have been audited by Hansen, Barnett & Maxwell, P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Hansen, Barnett & Maxwell, P.C., as experts in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

RemoteMDx, Inc.
Consolidated Financial Statements
September 30, 2006 and 2005

HANSEN, BARNETT & MAXWELL
             A Professional Corporation
             CERTIFIED PUBLIC ACCOUNTANTS
             5 Triad Center, Suite 750
             Salt Lake City, UT 84180-1128
             Phone: (801) 532-2200
             Fax: (801) 532-7944
             www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying  consolidated balance sheet as of September 30,
2006  and the  related  consolidated  statements  of  operations,  stockholders'
deficit and cash flows of RemoteMDx,  Inc., and subsidiaries (the Company),  for the years  ended  September  30,  2006 and 2005.  These  consolidated  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is  to  express  an  opinion  on  these  consolidated  financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the consolidated financial position of Remote
MDx,  Inc.  as of  September  30,  2006 and the  consolidated  results  of their operations  and cash flows for the years  ended  September  30, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying  consolidated  financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements,  the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management's  plans regarding those  matters  also  are  described  in  Note  1.  The  consolidated  financial statements do not include any adjustments  that might result from the outcome of this uncertainty.

                                                   /s/ HANSEN, BARNETT & MAXWELL

                                                            Salt Lake City, Utah
                                                               December 14, 2006

                                                                 RemoteMDx, Inc.
                                                      Consolidated Balance Sheet
                                                              September 30, 2006
--------------------------------------------------------------------------------

            Assets
      -------------------

Current assets:
  Cash                                                           $    5,872,529
  Accounts receivable, net of allowance for doubtful
       accounts of $8,000                                               229,428
  Interest receivable                                                    15,604
  Inventories, net of reserve of $54,977 (note 2)                        39,276
  Prepaid expenses and other assets (note 3)                          2,504,500
                                                                 ---------------

       Total current assets                                           8,661,337

  Property and equipment, net of accumulated depreciation
       and amortization of $626,581 (note 2)                          1,343,031
  Monitoring equipment, net of accumulated depreciation
       of $102,115 (note 4)                                           2,139,685
  Other assets                                                           48,013
                                                                 ---------------

       Total assets                                              $   12,192,066
                                                                 ===============

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                 RemoteMDx, Inc.
                                                      Consolidated Balance Sheet
                                                              September 30, 2006
                                                                       Continued
--------------------------------------------------------------------------------

        Liabilities and Stockholders' Deficit
        -------------------------------------

 Current liabilities:
   Bank line of credit (note 6)                                  $    3,897,111
   Accounts payable                                                   1,696,165
   Accrued expenses (note 5)                                            404,671
   Deferred revenues                                                     17,817
   Related party line of credit (note 7)                                 44,549
   Notes payable (note 8)                                               169,676
   Dividends payable (note 11)                                           20,877
                                                                 ---------------
        Total current liabilities                                     6,250,866

        Total liabilities                                             6,250,866

 Commitments and contingencies (note 15)

 Series A Preferred stock of SecureAlert, Inc. (note 11)              3,590,000

 Stockholders' deficit:
   Series A convertible preferred stock; 10%
     dividend, non-voting, non-participating; $.0001
     par value, $200 stated value; 40,000 shares
     designated; 17,310 shares issued and outstanding
     (aggregate liquidation preference of $46,045)                            2
   Series B convertible preferred stock; $.0001 par
        value; 2,000,000 shares designated; 53,332
        shares issued and outstanding (aggregate
        liquidation preference of $159,996)                                   5
   Series C convertible preferred stock; $.0001
        par value; 7,357,144 shares designated;
        5,532,369 shares issued and outstanding
        (aggregate liquidation preference of $9,294,380)                    553
   Common stock, $.0001 par value, 175,000,000 shares
        authorized; 80,134,853 shares issued and
        outstanding                                                       8,013
   Additional paid-in capital                                       111,718,090
   Deferred compensation                                             (2,649,088)
   Accumulated deficit                                             (106,726,375)
                                                                 ---------------

        Total stockholders' deficit:                                  2,351,200
                                                                 ---------------

        Total liabilities and stockholders' deficit              $   12,192,066
                                                                 ---------------

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                 RemoteMDx, Inc.
                                           Consolidated Statements of Operations
                                                       Years Ended September 30,
--------------------------------------------------------------------------------

                                                       2006             2005
                                                 -------------------------------

Sales, net                                       $     1,070,141  $     861,868
Cost of goods sold                                       940,132        823,752
                                                 -------------------------------
       Gross profit                                      130,009         38,116
                                                 -------------------------------

Operating expenses:
  Research and development                             2,087,802      1,766,791
  Selling, general and administrative
     (including $8,453,840 and $2,742,837
     of compensation expense paid in stock
     or stock options / warrants,
     respectively)                                    16,025,373      7,230,222
                                                 -------------------------------
       Loss from operations                          (17,983,166)    (8,958,897)
                                                 -------------------------------

Other income (expense):
  Derivative valuation gain (loss)                       629,308       (580,626)
   Interest income                                        30,051          1,720
   Interest expense
    (including $6,229,485 and $1,387,143
    paid in stock and warrants,
    respectively)                                     (6,541,077)    (1,448,736)
   Other income                                           67,139          2,850
                                                 -------------------------------
       Net loss                                      (23,797,745)   (10,983,689)
Series A and C preferred stock dividends                (642,512)      (512,547)
                                                 -------------------------------
Net loss applicable to common shareholders       $   (24,440,257) $ (11,496,236)
                                                 -------------------------------

Net loss per common share - basic and diluted    $         (0.44) $       (0.33)
                                                 -------------------------------

Weighted average shares - basic and diluted           55,846,000     34,318,000

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                       RemoteMDx, Inc.
                                                      Consolidated Statements of Stockholders' Deficit
                                                               Years Ended September 30, 2005 and 2006
------------------------------------------------------------------------------------------------------

                                                      Preferred Stock
                                              Series A            Series B             Common Stock
                                          Shares    Amount     Shares    Amount     Shares      Amount
                                        --------------------------------------------------------------
Balance at October 1, 2004                 23,349    $ 2     1,835,824   $  184   31,395,238   $ 3,140

Issuance of common stock for:
  Conversion of Series A preferred
    stock                                  (2,578)     -             -        -      953,895        95
  Conversion of Series B preferred
    stock                                       -      -      (466,667)     (47)   2,592,595       259
  Debt and accrued interest                     -      -             -        -    3,995,154       400
  Services                                      -      -             -        -    5,148,641       515
  Assumption of $563,500 of debt and
    accrued interest by related party           -      -             -        -    1,043,519       104
Issuance of warrants for:
  Debt                                          -      -             -        -            -         -
  Services                                      -      -             -        -            -         -

Amortization of deferred consulting
  and financing fees                            -      -             -        -            -         -

Preferred stock dividend                        -      -             -        -            -         -

Record beneficial conversion feature
  on notes                                      -      -             -        -            -         -

Issuance of Series A preferred stock
  for accrued dividends                         -      -             -        -            -         -

Preferred stock dividends paid with
  Series A preferred stock                  5,236      1             -        -            -         -

Subscription receivable                         -      -             -        -            -         -

Net loss                                        -      -             -        -            -         -
                                        --------------------------------------------------------------
Balance at September  30, 2005             26,007    $ 3     1,369,157   $  137   45,129,042   $ 4,513
                                        ==============================================================

------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                           RemoteMDx, Inc.
                                                          Consolidated Statements of Stockholders' Deficit
                                                                   Years Ended September 30, 2005 and 2006
                                                                                                 Continued
----------------------------------------------------------------------------------------------------------

                                                               Deferred       Preferred
                                                               Financing        Stock       Consolidated
                                                                 and        Subscriptions    Accumulated
                                                 APIC         Consulting     Receivables      Deficit
                                             -------------------------------------------------------------

                                             $  66,329,339   $    (331,312)  $          -   $ (69,480,005)

Conversion of Series A preferred stock                 (95)              -              -               -
Conversion of Series B preferred stock                (213)              -              -               -
Debt and accrued interest                        2,645,499      (1,970,910)             -               -
Services                                         2,822,395      (1,755,000)             -               -
Assumption of $563,500 of debt and accrued
    interest by related party                      641,054               -              -               -

Debt                                               267,174               -              -               -
Services                                         1,582,171        (214,776)             -               -

fees                                                     -         908,872              -               -

                                                  (512,547)              -              -               -

                                                 1,300,500               -              -               -

                                                 1,038,346               -              -               -

                                                         -               -              -               -
preferred stock

                                                         -               -       (504,900)              -

                                                         -               -              -     (10,983,689)

                                             ------------------------------------------------------------
                                             $  76,113,623   $  (3,363,126)  $   (504,900)  $ (80,463,694)
                                             ============================================================

----------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                                         RemoteMDx, Inc.
                                                                        Consolidated Statements of Stockholders' Deficit
                                                                                 Years Ended September 30, 2005 and 2006
                                                                                                               Continued
------------------------------------------------------------------------------------------------------------------------

                                                       Preferred Stock
                                                 Series A          Series B           Series C           Common Stock
                                             Shares   Amount    Shares    Amount   Shares    Amount    Shares    Amount
                                           -----------------------------------------------------------------------------

Balance at October 1, 2005                  26,007    $  3    1,369,157  $  137          -       -   45,129,042  $ 4,513

Issuance of common stock for:
  Conversion of Series A Preferred stock   (10,843)     (1)           -       -          -       -    4,014,916      401
  Conversion of Series B Preferred stock         -       -   (1,315,825)   (132)         -       -    7,171,380      717
  Services                                       -       -            -       -          -       -    5,846,428      585
  Cash                                           -       -            -       -          -       -    6,883,334      688
  Exercise of options and warrants               -       -            -       -          -       -      350,000       35

Issuance of Series C Preferred Stock for:
  Debt and accrued interest                      -       -            -       -    617,352      62   10,739,753    1,074

Issuance of warrants for:
  Debt                                           -       -            -       -          -       -            -        -
  Services                                       -       -            -       -          -       -            -        -
  SecureAlert Series A Preferred stock           -       -            -       -          -       -            -        -

Amortization of deferred consulting
  and financing fees                             -       -            -       -          -       -            -        -

Issuance of RemoteMDx Series C Preferred
  stock for Cash                                 -       -            -       -  4,739,788     474            -        -

Record beneficial conversion feature
  on notes                                       -       -            -       -          -       -            -        -

Issuance of Series A & C Preferred stock
  for dividends                              2,146       -            -       -    175,226      17            -        -

Preferred stock dividend on SecureAlert
  Series A preferred stock                       -       -            -       -          -       -            -        -

Subscription receivable                          -       -            -       -          -       -            -        -

Net loss                                         -       -            -       -          -       -            -        -

                                           -----------------------------------------------------------------------------
Balance at September  30, 2006              17,310    $  2       53,332  $    5  5,532,366   $ 553   80,134,853  $ 8,013
                                           =============================================================================

------------------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                           RemoteMDx, Inc.
                                                          Consolidated Statements of Stockholders' Deficit
                                                                   Years Ended September 30, 2005 and 2006
                                                                                                 Continued
----------------------------------------------------------------------------------------------------------

                                                               Deferred       Preferred
                                                               Financing        Stock       Consolidated
                                                                 and        Subscriptions    Accumulated
                                                 APIC         Consulting     Receivables      Deficit
                                             -------------------------------------------------------------
Balance at October 1, 2005                   $ 76,113,623  $ (3,363,126)  $  (504,900)   $  (80,463,694)

Issuance of common stock for:
 Conversion of Series A Preferred stock              (400)            -             -                 -
 Conversion of Series B Preferred stock              (586)            -             -                 -
 Services                                       3,983,022    (1,935,000)            -                 -
 Cash                                           7,909,312             -             -                 -
 Exercise of options and warrants                 251,965             -             -                 -

Issuance of Series C Preferred stock
 Debt and accrued interest                      7,892,719    (1,434,550)            -                 -

Issuance of warrants for:
 Debt                                             255,012             -             -                 -
 Services                                       5,108,869    (2,776,889)            -                 -
 SecureAlert Series A Preferred stock                   -             -             -                 -

Amortization of deferred consulting
  and financing fees                                    -     6,860,477             -                 -

Issuance of Remote MDX Series C
  Preferred stock for Cash                      7,439,085             -    (1,712,565)                -

Record beneficial conversion feature
   on notes                                     2,786,364                                    (2,464,936)

Issuance of Series A & C Preferred
  stock for dividends                                 (18)            -             -                 -

Preferred stock dividend on SecureAlert
   Series A preferred stock                       (20,877)            -             -                 -

Subscription receivable                                 -             -     2,217,465                 -

Net loss                                                -             -             -       (23,797,745)
                                             -----------------------------------------------------------------
Balance at September  30, 2006               $111,718,090  $ (2,649,088)  $         -    $ (106,726,375)
                                             =================================================================

--------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                              RemoteMDx, Inc.
                                                                        Consolidated Statements of Cash Flows
                                                                                    Years Ended September 30,
-------------------------------------------------------------------------------------------------------------

                                                                                 2006               2005
                                                                           ----------------------------------
Cash flows from operating activities:
   Net loss                                                                $   (23,797,745)  $   (10,983,689)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                               231,982            36,632
       Amortization of debt discount                                             1,223,092           262,427
       Amortization of deferred consulting and financing services                6,826,077           908,872
       Amortization of interest expense related to debt                          1,809,643                 -
       Beneficial conversion feature recorded as interest expense                  321,429           340,000
       Derivative liability valuation                                             (629,308)          580,626
       Common stock issued for services                                          2,048,606         1,347,768
       Common stock issued for interest                                             88,100                 -
       Common stock options and warrants issued to
           board of directors                                                            -           170,138
       Options and warrants issued to consultants for services                   2,366,378           392,380
       Options and warrants issued to related party for services                         -         1,072,051
       Interest income on restricted cash                                            5,628            (3,742)
       Increase in related party line of credit for services                       662,007           752,708
       Changes in operating assets and liabilities:
          Accounts receivable                                                     (132,647)          163,694
          Interest receivable                                                      (15,604)                -
          Inventories                                                                7,300            31,711
          Prepaid expenses and other assets                                     (2,476,280)          (58,729)
          Accounts payable                                                         338,880           649,042
          Accrued liabilities                                                     (275,443)          494,770
          Deferred revenues                                                            278             4,105
                                                                           ----------------------------------
                   Net cash used in operating activities                       (11,397,627)       (3,839,236)
                                                                           ----------------------------------

Cash flows from investing activities:
  Purchase of property and equipment                                            (1,093,690)         (311,730)
  Purchase of monitoring equipment                                              (2,241,800)                -
  Proceeds from the disposal of fixed assets                                         1,507             8,457
                                                                           ----------------------------------
                   Net cash used in investing activities                   $    (3,333,983)  $      (303,273)
                                                                           ----------------------------------

-------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                                              RemoteMDx, Inc.
                                                                        Consolidated Statements of Cash Flows
                                                                            For the Years Ended September 30,
                                                                                                    Continued
-------------------------------------------------------------------------------------------------------------

                                                                                 2006               2005
                                                                           ----------------------------------
Cash flows from financing activities:
  Payments under a related-party line of
     credit / advances                                                     $      (635,073)  $      (782,639)
  Payments on a bank line of credit                                                 (3,952)             (102)
  Proceeds from bank line of credit                                              3,900,640                 -
  Decrease in subscription receivable                                              504,900                 -
  Payment on notes payable                                                      (2,043,623)         (197,787)
  Proceeds form the exercise of options and warrants                               252,000                 -
  Proceeds from note payable                                                       517,500                 -
  Proceeds from the issuance of SecureAlert Series A
     Preferred stock                                                               600,000         2,607,746
  Proceeds from the issuance of Series C Preferred stock                         7,439,558                 -
  Proceeds from issuance of debt                                                 1,746,153         2,869,224
  Proceeds from sale of common stock                                             7,910,000                 -
                                                                           ---------------------------------
                   Net cash provided by financing activities                    20,188,103         4,496,442
                                                                           ---------------------------------

Net increase in cash                                                             5,456,493           353,933

Cash, beginning of year                                                            416,036            62,103
                                                                           ---------------------------------

Cash, end of year                                                          $     5,872,529   $       416,036
                                                                           ---------------------------------
Supplemental Cash Flow Information:

                                                                                 2006               2005
                                                                           ----------------------------------
Cash paid for interest and taxes:
Cash paid for income taxes                                                               -                -
Cash paid for interest                                                     $       311,592   $        48,053

-------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                 RemoteMDx, Inc.
                                           Consolidated Statements of Cash Flows
                                               For the Years Ended September 30,
                                                                       Continued

--------------------------------------------------------------------------------

                                                       2006            2005
                                                    ----------------------------
Supplemental schedule of non-cash investing and
  financing activities:
Issuance of 4,014,916 and 953,895 common shares,
  respectively, in exchange for 10,843 and 2,578
  shares of Series A preferred stock, respectively  $         401   $        95
Issuance of 7,171,380 and zero common shares,
  respectively, in exchange for 1,315,825 and zero
  shares of Series B preferred stock, respectively            717             -
Issuance of 4,057,500 and 5,870,500 common shares,
  respectively, for deferred consulting and
  financing services                                    3,369,550     3,590,910
Preferred Series A and C stock dividends                  642,512       512,547
SecureAlert Series A Preferred stock dividends
  accrued                                                  20,877             -
Notes payable and accrued interest converted into
  7,586,299 and 750,000 shares of common stock,
  respectively                                          2,671,653       318,301
Notes payable and accrued interest converted
  into 736,400 and zero shares of Series C
  Preferred stock, respectively                         1,037,152             -
Series B&C debentures converted into 2,030,184
  and zero shares of common stock, respectively           913,583             -
Related party line of credit increased in
  exchange for related party consulting services
  of $662,007 and $480,000, assumption of Company
  notes payable of zero, and $77,658 of accrued
  interest                                                      -     1,097,988
Series A preferred stock issued in settlement of
  related party note                                            -       175,000
Issuance of 400,000 and zero common shares,
  respectively, for establishing letters of
  credit to secure line of credit                         656,000             -

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                     September 30, 2006 and 2005

--------------------------------------------------------------------------------

1.   Organization       RemoteMDx,  Inc. was originally  incorporated in Utah in
     and Nature         July 1995 under the name Volu-Sol, Inc. ("Volu-Sol"), as
     of Operations      a wholly  owned  subsidiary  of  Biomune  Systems,  Inc.
                        ("Biomune").  Biomune spun off Volu-Sol by  distributing
                        shares of Volu-Sol's common stock as a stock dividend to
                        the  holders  of  the  common   stock  of  Biomune  (the
                        "Distribution").  As a consequence of the  Distribution,
                        Volu-Sol commenced operations as a separate, independent
                        company  in  October  1997.  Effective  July  27,  2001,
                        Volu-Sol changed its name to RemoteMDx,  Inc. RemoteMDx,
                        Inc. and its wholly-owned  subsidiaries are collectively
                        referred to as the "Company".

                        Historically,  the Company's  strategy was to capitalize
                        on the global medical  diagnostic  industry by providing
                        "building  block"  stains  and  reagents.  Although  the
                        Company  continues  to conduct  its  medical  stains and
                        solutions business,  over the past two years, management
                        has begun to pursue a more expanded role engaging in the
                        business of manufacturing and marketing mobile emergency
                        and personal security systems, and tracking devices used
                        to monitor  convicted  offenders in the criminal justice
                        system.  The  Company's  revenues  for  the  year  ended
                        September 30, 2006,  were generated  primarily from from
                        the sale of medical stains and reagents.

                        Going Concern
                        The Company  incurred a net loss and has  negative  cash
                        flows  from  operating  activities  for the  year  ended
                        September  30,  2006.  As of  September  30,  2006,  the
                        Company has a  stockholders'  deficit and an accumulated
                        deficit. These factors raise substantial doubt about the
                        Company's  ability to continue as a going  concern.  The
                        financial statements do not include any adjustments that
                        might result from the outcome of this uncertainty.

                        In order for the  Company  to remove  substantial  doubt
                        about its ability to continue  as a going  concern,  the
                        Company   must   generate   positive   cash  flows  from
                        operations and obtain the necessary  funding to meet its
                        projected capital investment requirements.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Going Concern - Continued
     and Nature         Management's  plans  with  respect  to this  uncertainty
     of Operations      include  raising  additional  capital  from  the sale of
     Continued          equity  securities  and  expanding  its  market  for its
                        tracking  products.  There  can  be  no  assurance  that
                        revenues  will  increase   rapidly   enough  to  payback
                        operating losses and payback debts. Likewise,  there can
                        be no assurance that the debt holders will be willing to
                        convert the debt  obligations  to equity  securities  or
                        that  the  Company   will  be   successful   in  raising
                        additional  capital  from  the  sale of  equity  or debt
                        securities.   If  the  Company  is  unable  to  increase
                        revenues  or  obtain  additional  financing,  it will be
                        unable to continue the  development  of its products and
                        may have to cease operations.

                        Principles of Consolidation
                        The  accompanying   consolidated   financial  statements
                        include  the  accounts  of   RemoteMDx,   Inc.  and  its
                        wholly-owned  subsidiaries,  Volu-Sol Reagents, Inc. and
                        SecureAlert,   Inc.   All   intercompany   balances  and
                        transactions have been eliminated upon consolidation.

2.   Summary of         Use  of  Estimates  in  the   Preparation  of  Financial
     Significant        Statements
     Accounting         The  preparation  of financial  statements in conformity
     Policies           with  U.S.  generally  accepted  accounting   principles
                        requires  management to make  estimates and  assumptions
                        that   affect  the   reported   amounts  of  assets  and
                        liabilities  and  disclosure  of  contingent  assets and
                        liabilities at the date of the financial  statements and
                        the reported amounts of revenues and expenses during the
                        reporting period. Actual results could differ from these
                        estimates.

                        Fair Value of Financial Statements
                        The  carrying   amounts  reported  in  the  accompanying
                        consolidated  financial  statements  for cash,  accounts
                        receivable,  accounts payable, accrued liabilities,  and
                        other debt  obligations  approximate fair values because
                        of the  immediate  or  short-term  maturities  of  these
                        financial  instruments.  The  carrying  amounts  of  the
                        Company's debt obligations approximate fair value.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Concentration of Credit Risk
     Significant        The Company has cash in bank that, at times,  may exceed
     Accounting         Accounting federally insured limits. The Company has not
     Policies           experienced  any losses in such accounts.
     Continued
                        In the normal course of business,  the Company  provides
                        credit terms to its customers.  Accordingly, the Company
                        performs  ongoing  credit  evaluations of its customers'
                        financial  condition and requires no collateral from its
                        customers.   The  Company  maintains  an  allowance  for
                        uncollectable   accounts   receivable   based  upon  the
                        expected collectability of all accounts receivable.

                        The Company had sales to entities  which  represent more
                        than 10% as follows for the years ended September 30:

                                                         2006           2005
                                                    ----------------------------
                        Company A                  $     228,437   $   148,500

                        Cash and Cash Equivalents
                        Cash  and   cash   equivalents   consist   of  cash  and
                        investments  with original  maturities to the Company of
                        three months or less.

                        Accounts Receivable
                        Accounts  receivable  are  carried at  original  invoice
                        amount less an estimate  made for  doubtful  receivables
                        based  on a  review  of  all  outstanding  amounts  on a
                        monthly  basis.   Specific  reserves  are  estimated  by
                        management  based on certain  assumptions and variables,
                        including the customer's financial condition, age of the
                        customer's receivables and changes in payment histories.
                        Trade   receivables   are   written   off  when   deemed
                        uncollectible.    Recoveries   of   trade    receivables
                        previously  written off are recorded  when  received.  A
                        trade  receivable  is  considered  to be past due if any
                        portion of the receivable  balance has not been received
                        by the contractual pay date.  Interest is not charged on
                        trade receivables that are past due.

                        Inventories
                        Inventories are recorded at the lower of cost or market,
                        cost being determined on a first-in,  first-out ("FIFO")
                        method.  Substantially  all items  included in inventory
                        are finished goods and consist of the following:

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Reagent stains                            $    94,253
     Significant        Reserve for inventory obsolescence            (54,977)
     Accounting                                                   ------------
     Continued               Total inventory                      $    39,276
                                                                  ------------

                        Provisions, when required, are made to reduce excess and
                        obsolete  inventories to their  estimated net realizable
                        values.  Due to competitive  pressures and technological
                        innovation,  it is possible  that  estimates  of the net
                        realizable value could change in the near term.

                        Property and Equipment
                        Property  and  equipment   are  stated  at  cost,   less
                        accumulated depreciation and amortization.  Depreciation
                        and amortization are determined using the  straight-line
                        method over the  estimated  useful  lives of the assets,
                        typically three to seven years.  Leasehold  improvements
                        are amortized  over the shorter of the estimated  useful
                        lives  of  the   asset   or  the  term  of  the   lease.
                        Expenditures  for  maintenance  and repairs are expensed
                        while   renewals   and   improvements   over   $500  are
                        capitalized.  When  property and equipment are disposed,
                        any gains or  losses  are  included  in the  results  of
                        operations.

                        Property and equipment  consisted of the following as of
                        September 30, 2006:

                        Equipment                                $      956,259
                        Tooling and dies                                500,683
                        Leasehold improvements                          322,845
                        Furniture and fixtures                          189,825
                                                                 ---------------
                                                                      1,969,612

                        Accumulated depreciation                       (626,581)
                                                                 ---------------

                                                                 $    1,343,031
                                                                 ---------------

                        Depreciation  expense for the years ended  September 30,
                        2006 and 2005 was $129,868 and $36,632, respectively.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Impairment of Long-Lived Assets and Goodwill
     Significant        The Company reviews its long-lived assets for impairment
     Accounting         when events or changes in  circumstances  indicate  that
     Policies           the book value of an asset may not be  recoverable.  The
     Continued          Company  evaluates,  at each balance sheet date, whether
                        events and  circumstances  have occurred  which indicate
                        possible  impairment.  The  Company  uses an estimate of
                        future  undiscounted net cash flows of the related asset
                        or group of assets over the estimated  remaining life in
                        measuring  whether  the assets are  recoverable.  If the
                        carrying amount of an asset exceeds its estimated future
                        cash flows,  an impairment  charge is recognized for the
                        amount  by  which  the  carrying   amount   exceeds  the
                        estimated  fair  value  of  the  asset.   Impairment  of
                        long-lived  assets is assessed at the lowest  levels for
                        which  there  are  identifiable   cash  flows  that  are
                        independent  of other  groups  of  assets.  Assets to be
                        disposed of are  reported  at the lower of the  carrying
                        amount or fair value, less the estimated costs to sell.

                        Revenue Recognition
                        The  Company  derives  its  revenue  primarily  from the
                        monitoring of its mobile  security  products and reagent
                        stains.   Revenue,   less   reserves  for  returns,   is
                        recognized  upon shipment to the customer.  Revenue from
                        products  sold  with  long-term  service  contracts  are
                        recognized   ratably  over  the  expected  life  of  the
                        contract.  Amounts  received in advance of shipment  are
                        recorded as deferred revenue.

                        Shipping and  handling  fees are included as part of net
                        sales.  The related freight costs and supplies  directly
                        associated  with  shipping  products  to  customers  are
                        included as a component of cost of goods sold.

                        Monitoring   equipment  revenue  is  recognized  on  the
                        earlier of the  activation of the device or 21 days from
                        receipt by the customer. The customer is charged a daily
                        monitoring  rate and is invoiced  monthly.

                        Research and Development Costs
                        All   expenditures  for  research  and  development  are
                        charged to expense as incurred.  These  expenditures  in
                        both  2006  and  2005  were  for  the   development   of
                        SecureAlert's TrackerPAL device and associated services.
                        For the years ended September 30, 2006 and 2005 research
                        and development expenses were $2,087,802 and $1,766,791,
                        respectively.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Advertising Costs
     Significant        The  Company  expenses  advertising  costs as  incurred.
     Accounting         Advertising  expenses for the years ended  September 30,
     Policies           2006 and 2005 were  approximately  $118,300 and $145,400
     Continued          respectively.

                        Stock-Based Compensation
                        The Company  accounts for its  stock-based  compensation
                        issued  to  employees  and  directors  under  Accounting
                        Principles Board Opinion ("APB") No. 25, "Accounting for
                        Stock Issued to Employees," and related interpretations.
                        Under APB No. 25, compensation related to stock options,
                        if any, is recorded if an option's exercise price on the
                        measurement   date  is  below  the  fair  value  of  the
                        Company's common stock and amortized to expense over the
                        vesting period.

                        An alternative  method to the intrinsic  value method of
                        accounting  for  stock-based  compensation  is the  fair
                        value based method  prescribed by Statement of Financial
                        Accounting  Standards  (SFAS) No. 123,  "Accounting  for
                        Stock-Based  Compensation,"  as amended by SFAS No. 148,
                        "Accounting  for  Stock-Based  Compensation - Transition
                        and  Disclosure."  If the  Company  used the fair  value
                        based  method,  the Company  would be required to record
                        deferred  compensation  based on the  fair  value of the
                        stock  option at the date of grant as computed  using an
                        option-pricing  model, such as the Black-Scholes  option
                        pricing  model.  The  deferred  compensation  calculated
                        under  the  fair  value  based   method  would  then  be
                        amortized over the vesting period of the stock option.

                        The following  table  illustrates the effect on net loss
                        and net loss per share as if the  Company had elected to
                        use the fair  value  based  method  to  account  for its
                        employee stock-based compensation.

                                                   Years Ended September 30,
                                                 -------------------------------
                                                      2006           2005
                                                 -------------------------------

               Net loss applicable to common
                 shareholders - as reported        $ (24,440,257) $ (11,496,236)

               Add:  intrinsic value of employee
               stock based compensation                        -              -

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of   Deduct:  total stock based
     Significant  employee compensation expense
     Accounting   determined under fair value
     Policies     based method for all awards,
     Continued    net of related tax effects          (1,400,148)       (10,835)
                                                   -----------------------------

                  Net loss - pro forma             $ (25,840,405) $ (11,507,071)
                                                   -----------------------------

                  Basic and diluted loss per
                  share - as reported              $        (.44) $      (0.33)
                                                   -----------------------------

                  Basic and diluted loss per
                  share - pro forma                $        (.46) $      (0.34)
                                                   -----------------------------

                        The  fair  value  of each  option  or  warrant  grant is
                        estimated  on the date of grant using the  Black-Scholes
                        option pricing model with the following weighted average
                        assumptions:

                                                                Years Ended
                                                                September 30,
                                                         -----------------------
                                                            2006         2005
                                                         -----------------------

                        Expected dividend yield                    -         -
                        Expected stock price volatility        129%       106%
                        Risk-free interest rate               4.59%      3.66%
                        Expected life of options             5 years    5 years

                        The weighted  average fair value of options and warrants
                        granted  during the years ended  September  30, 2006 and
                        2005, was $0.76 and $0.47, respectively.

                        The Company  accounts for its  stock-based  compensation
                        issued  to  non-employees,  other  than  members  of the
                        Company's  Board of  Directors,  using  the  fair  value
                        method  in  accordance  with  SFAS No.  123 and  related
                        interpretations.   Under  SFAS  No.   123,   stock-based
                        compensation  is  determined as either the fair value of
                        the  consideration  received  or the  fair  value of the
                        equity  instruments  issued,  whichever is more reliably
                        measurable.

                        Income Taxes
                        The  Company  recognizes  deferred  income tax assets or
                        liabilities for the expected future tax  consequences of
                        events  that  have  been  recognized  in  the  financial
                        statements  or income tax returns.  Deferred  income tax
                        assets or  liabilities  are  determined  based  upon the
                        difference between the financial statement and tax bases
                        of  assets  and  liabilities  using  enacted  tax  rates
                        expected to apply when the  differences  are expected to
                        be settled or realized.  Deferred  income tax assets are
                        reviewed  periodically for  recoverability and valuation
                        allowances are provided as necessary.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Net Loss Per Common Share
     Significant        Basic  net  loss  per  common  share  ("Basic  EPS")  is
     Accounting         computed  by  dividing  net  loss  available  to  common
     Policies           stockholders  by the weighted  average  number of common
     Continued          shares outstanding during the period.

                        Diluted  net loss per common  share  ("Diluted  EPS") is
                        computed  by  dividing  net  loss  by  the  sum  of  the
                        weighted-average number of common shares outstanding and
                        the  weighted-average  dilutive common share equivalents
                        then  outstanding.  The  computation of Diluted EPS does
                        not assume  exercise or conversion  of  securities  that
                        would have an anti-dilutive effect.

                        Common share equivalents consist of shares issuable upon
                        the exercise of common stock options and  warrants,  and
                        shares issuable upon  conversion of preferred  stock. As
                        of September 30, 2006 and 2005, there were approximately
                        45,132,452  and  20,833,000   outstanding  common  share
                        equivalents, respectively, that were not included in the
                        computation  of  diluted  net loss per  common  share as
                        their  effect would be  anti-dilutive.  The common share
                        equivalents  listed  above  do not  include  the  shares
                        issuable  upon  conversion  of  convertible   notes  and
                        debentures with embedded conversion features.

                        Recent Accounting Pronouncements
                        In December  2004,  the Financial  Accounting  Standards
                        Board  (FASB)  issued FASB  Statement  No. 123  (revised
                        2004),    "Shared-Based   Payment."   Statement   123(R)
                        addresses  the   accounting  for   share-based   payment
                        transactions  in which an enterprise  receives  employee
                        services in exchange for (a) equity  instruments  of the
                        enterprise or (b) liabilities that are based on the fair
                        value of the enterprise's equity instruments or that may
                        be settled by the  issuance of such equity  instruments.
                        Statement  123(R)  requires an entity to  recognize  the
                        grant-date  fair value of stock  options and share based
                        compensation  issued to  employees  in the  statement of
                        operations.  The revised  Statement  generally  requires
                        that an entity account for those  transactions using the
                        fair value method,  and eliminates  the intrinsic  value
                        method of  accounting  in APB Opinion No. 25,  which was
                        permitted under Statement 123, as originally issued. The
                        revised   Statement   requires   entities   to  disclose
                        information about the nature of the share-based  payment
                        transactions  and the effects of those  transactions  on
                        the financial statements.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Statement  123(R) is effective as of October 1, 2006 for
     Significant        the Company.  All public  companies  must use either the
     Accounting         modified  prospective  or  the  modified   retrospective
     Policies           transition method. The Company has not yet evaluated the
     Continued          impact of adoption of this  pronouncement,  but believes
                        it  may  have a  material  impact  on  the  consolidated
                        financial statements.

                        In November  2004,  the FASB issued  Statement  No. 151,
                        "Inventory  Costs",  to amend the guidance in Chapter 4,
                        "Inventory   Pricing",   of  FASB  Accounting   Research
                        Bulletin No. 43, "Restatement and Revision of Accounting
                        Research  Bulletins."  Statement  No. 151  clarifies the
                        accounting   for  abnormal   amounts  of  idle  facility
                        expense,  freight,  handling costs,  and wasted material
                        (spoilage).  The Statement  requires that those items be
                        recognized  as  current-period  charges.   Additionally,
                        Statement   151  requires   that   allocation  of  fixed
                        production overheads to the costs of conversion be based
                        on the normal  capacity  of the  production  facilities.
                        Statement   No.  151  is  effective   for  fiscal  years
                        beginning  after June 15, 2005.  The Company has adopted
                        this standard  during the year ended September 30, 2006,
                        which  had  no   material   impact   on  the   financial
                        statements.

3.   Prepaid            For the year ended  September 30, 2006,  the Company had
     Expenses and       $2,504,500  of  prepaid   expenses.   Prepaid   expenses
     Other Assets       consisted of the following:

                        Manufacturing costs                      $    2,181,140
                        Commissions                                     124,989
                        Leases                                           86,420
                        Insurance                                        64,660
                        Interest related to line
                          of credit                                      15,069
                        Consulting                                       10,000
                        Other                                            22,222
                                                                 ---------------
                        Prepaid expenses and other
                          assets                                 $    2,504,500
                                                                 ---------------

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

4.   Monitoring         Monitoring  equipment  at  September  30,  2006,  is  as
     Equipment          follows:

                        Monitoring equipment                     $    2,241,800
                        Less accumulated depreciation                  (102,115)
                                                                 ---------------
                        Monitoring Equipment, net                $    2,139,685
                                                                 ---------------

                        The  Company  began  leasing  monitoring   equipment  to
                        agencies for  offender  tracking in April 2006 under the
                        terms  of  operating  leases.   During  the  year  ended
                        September  30,  2006,  the  Company had  deployed  2,172
                        TrackerPAL   devices.   The   monitoring   equipment  is
                        depreciated  on  the   straight-line   method  over  the
                        estimated  useful  lives of the  related  assets  over 3
                        years.

5.   Accrued            Accrued expenses consisted of the following at September
     Expenses           30, 2006:

                        Accrued tooling                             $   116,000
                        Accrued interest                                 69,694
                        Accrued compensation and
                           payroll taxes                                 68,259
                        Accrued vacation                                 71,718

                        Accrued property taxes                            9,000
                        Accrued board of director fees                   30,000
                        Accrued bonuses                                  30,000
                        Accrued legal and other costs                    10,000
                                                                    ------------
                        Total accrued expenses                      $   404,671
                                                                    ------------

6.   Bank Line of       During the year ended  September  30, 2006,  the Company
     Credit             opened a $4 million line of credit with Citizen National
                        Bank.  The  interest  rate is 8% and the line of  credit
                        matures on June 30, 2007.  The line of credit is secured
                        by  letters  of  credit  for a total of $4  million  and
                        SecureAlert's assets including TrackerPAL products. This
                        note can be  expanded up to $10  million  under  certain
                        terms  and  conditions.   The  letters  of  credit  were
                        provided as  collateral by four  entities.  The entities
                        received a total of 400,000 shares valued at $240,000 of
                        the Company's  common stock and were reimbursed  $40,000
                        in cash for expenses related to establishing the letters
                        of credit.

                        In  addition  the Company  will pay 11% annual  interest
                        rate,  paid  monthly,  on  the  line  of  credit  to the
                        entities  that  provided and arranged for the letters of
                        credit.  As  of  September  30,  2006,  the  outstanding
                        balance  of the line of credit  was  $3,897,111  due and
                        payable on June 30, 2007.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Related Party      The Company has entered into certain  transactions  with
     Transactions       related parties.  These  transactions  consist mainly of
                        financing transactions and consulting arrangements.

                        Related Party Advances Payable
                        As of September  30,  2006,  the Company owed $44,549 to
                        ADP Management, an entity owned and controlled by two of
                        the   Company's   officers   and   directors,   under  a
                        line-of-credit  agreement.  Outstanding  amounts  on the
                        line of  credit  accrue  at 5% and  are due on July  31,
                        2007. During the year ended September 30, 2006, the line
                        of credit increased $662,007 due to a monthly management
                        fee owed to ADP Management,  including  salaries for Mr.
                        Derrick  and Mr.  Dalton and  expenses  incurred  by ADP
                        Management  that are  reimbursable  by the Company,  The
                        Company  made  cash   repayments   during  the  year  of
                        $635,073. The note is due and payable on July 31, 2007.

                        During the year ended September 30, 2005, ADP Management
                        assumed   $563,500  of  debt  plus  $77,554  of  accrued
                        interest from various note holders for 1,043,519  shares
                        of common stock.  All note holders  released the Company
                        from these obligations.

                        Consulting Arrangements
                        In March 2000, the Company agreed to pay consulting fees
                        to ADP  Management  for assisting the Company to develop
                        its new  business  direction  and  business  plan and to
                        provide   introductions   to  strategic   technical  and
                        financial  partners.  Under the terms of this agreement,
                        ADP  Management was paid a consulting fee of $20,000 per
                        month and the Company  agreed to reimburse  the expenses
                        incurred by ADP  Management  in the course of performing
                        services  under  the  consulting  arrangement.  The  ADP
                        Management agreement also requires ADP Management to pay
                        the salaries of David Derrick as Chief Executive Officer
                        and  Chairman of the Board of  Directors  of the Company
                        and James Dalton as president and  Vice-Chairman  of the
                        Board  of  Directors  of  the  Company.   The  Board  of
                        Directors,  which at the time did not include  either of
                        these individuals,  approved both of these arrangements.
                        In May 2005, the Board of Directors, which then included
                        David Derrick and James Dalton, approved to increase the
                        amount  of  compensation  paid  to ADP  Management  from
                        $20,000 to $40,000 per month  effective  October 1, 2004
                        with David Derrick and James Dalton abstaining.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Related Party      License Agreement
     Transactions       During the year ended  September  30, 2003,  the Company
     Continued          entered  into  a  License   Agreement  with   Matsushita
                        Electric Works,  Ltd., a Japanese  corporation  ("MEW").
                        Under the License  Agreement,  the Company granted MEW a
                        nontransferable,   worldwide,  exclusive  license  under
                        certain of the  Company's  patents to use,  manufacture,
                        have  manufactured,  market,  distribute  and  sell  the
                        Company's   one-button   emergency   wireless  telephone
                        device,  with and without global  positioning  satellite
                        technology.   In  connection   with  the  new  strategic
                        alliance   created  by  the  execution  of  the  License
                        Agreement,  MEW also  made an equity  investment  in the
                        Company.  MEW  purchased  1,000,000  shares  of Series B
                        Preferred  Stock  at a price  of  $3.00  per  share.  In
                        conjunction  with  the sale of the  Series  B  Preferred
                        Stock,  and  as an  indication  of the  parties'  mutual
                        interest in a long-term  relationship,  the Company also
                        granted  MEW a warrant to purchase  1,000,000  shares of
                        common  stock at a price of $3.00 per share.  During the
                        fiscal year ended  September  30, 2006,  these  warrants
                        were cancelled.  During the fiscal years ended September
                        30, 2006 and 2005,  the Company  made no payments to MEW
                        for GPS products and related services.

8.   Notes Payable      As of  September  30,  2006,  the Company had  unsecured
                        notes  of   $169,676   payable  to  former   SecureAlert
                        shareholders,   with   interest   at  5%,   payable   in
                        installments  of $80,000  per month  until paid in full.
                        These notes are  currently  in default,  although  these
                        notes are subject to an offset provision which has never
                        been provided to the Company

                        The following  schedule shows the principal payments due
                        under the Company's  bank line of credit,  related-party
                        line of credit  and notes  payable as of  September  30,
                        2006:

                                  Year Ending September 30          Amount
                                  ------------------------    ------------------
                                        2007                   $       4,111,336
                                                              ------------------
                                                               $       4,111,336
                                                              ==================

9.    Convertible       During the year ended  September  30, 2004,  the Company
      Debentures        sold  $1,023,527 of Series B Convertible  Debentures and
                        $247,058 of Series C Convertible Debentures in a private
                        placement. The Debentures were convertible automatically
                        into  shares  of the  Company's  common  stock  upon the
                        closing  of a  qualified  equity or debt  offering  with
                        gross proceeds of at  least $5,000,000. Under the terms,

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

9.    Convertible       the  conversion  price was  equal 80% of the fair  value
      Debentures        prior to  closing  the  offering.  The  Debentures  bear
      Continued         interest at an annual  rate of 10%,  not  including  any
                        original issue discount,  with interest during the first
                        six months of  $47,954  added to the  principal  amount.
                        Thereafter,  interest payments were made monthly in cash
                        or,  at the sole  option  of the  Company,  in shares of
                        Common  Stock  at  a  price  of  $0.54  per  share.  The
                        Debentures  mature and were  payable two years from each
                        Closing,  subject to the conversion as indicated  above.
                        During the year ended  September  30, 2006,  $404,956 of
                        the  convertible  debentures  plus accrued  interest was
                        paid  back in cash and  $913,583  of the  convertibility
                        debenture plus accrued interest converted into 2,030,184
                        shares of common stock.

10.    Derivatives      The   Company   does  not   hold  or  issue   derivative
                        instruments for trading purposes.  However,  the Company
                        had  convertible  notes payable that contained  embedded
                        derivatives  that required  separate  valuation from the
                        convertible   notes.   The  Company   recognized   these
                        derivatives  as  liabilities  in its  balance  sheet and
                        measured  them  at  their  estimated  fair  value,   and
                        recognized  changes  in their  estimated  fair  value in
                        earnings  (losses) in the period of change.  The Company
                        estimated the fair value of these  embedded  derivatives
                        using the  Black-Scholes  model based on the  historical
                        volatility  of its  common  stock  over the  past  three
                        years.  The fair value of  derivative  instruments  were
                        re-measured each quarter.

                        During the year ended  September  30, 2006,  the Company
                        issued  convertible notes payable containing an embedded
                        derivative.  The Company  received  $575,000  from these
                        convertible  notes and issued  575,000  shares of common
                        stock  valued at  $655,443  for three  years of  prepaid
                        interest.  During the year ended September 30, 2006, all
                        convertible  notes  payable with an embedded  derivative
                        converted into 1,720,970 shares of common stock. For the
                        year ended September 30, 2006, the derivative  valuation
                        gain was $629,308.

11.  Preferred          The  Company  is  authorized  to issue up to  20,000,000
     Stock              shares of preferred stock,  $0.0001 par value per share.
                        The  Company's  Board of Directors  has the authority to
                        amend the Company's  Articles of Incorporation,  without
                        further   stockholder   approval,   to   designate   and
                        determine,   in  whole  or  in  part,  the  preferences,
                        limitations  and relative  rights of the preferred stock
                        before any issuance of the preferred stock and to create
                        one or more series of preferred stock.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Preferred          Series A 10 % Convertible Non-Voting Preferred Stock
     Stock              The Company has  designated  40,000  shares of preferred
     Continued          stock as Series A 10% Convertible  Non-Voting  Preferred
                        Stock ("Series A Preferred Stock").  As of September 30,
                        2006,  there were  17,310  shares of Series A  Preferred
                        Stock   outstanding   11.   Preferred   Series  A  10%
                        Convertible Non-Voting Preferred Stock Stock The Company
                        has  designated  40,000  shares  of  preferred  stock as
                        Series A 10% Continued Convertible  Non-Voting Preferred
                        Stock ("Series A Preferred Stock").  As of September 30,
                        2006,  there were  17,310  shares of Series A  Preferred
                        Stock outstanding.

                        Dividends
                        ---------
                        The  holders of the Series A  Preferred  Stock,  some of
                        which are entities  controlled by officers and directors
                        of the Company, are entitled to dividends at the rate of
                        10 percent per year on the stated  value of the Series A
                        Preferred  Stock (or $200 per  share),  payable in cash,
                        additional shares of Series A Preferred Stock, or common
                        shares  at the  discretion  of the  Board of  Directors.
                        Dividends are fully  cumulative and accrue from the date
                        of  original  issuance  to  the  holders  of  record  as
                        recorded  on the books of the Company at the record date
                        or date of declaration if no record date is set.  During
                        the years ended September 30, 2006 and 2005, the Company
                        recorded  $348,133 and $512,547 in dividends on Series A
                        Preferred Stock, respectively.

                        Convertibility
                        --------------
                        Series A Preferred Stock is convertible at 370 shares of
                        common stock for each share of Series A Preferred Stock.
                        During the year ended September 30, 2006,  10,843 shares
                        of  Series  A  Preferred   Stock  were   converted  into
                        4,014,916 shares of common stock.  During the year ended
                        September  30, 2005,  2,578 shares of Series A Preferred
                        Stock  were  converted  into  953,895  shares  of common
                        stock.

                        Voting  Rights  and   Liquidation   Preference
                        ----------------------------------------------
                        The holders of Series A  Preferred  Stock have no voting
                        rights and are entitled to a  liquidation  preference of
                        $2.00 per share plus unpaid dividends  multiplied by 133
                        percent.

                        Optional Redemption
                        -------------------
                        The Company may, at its option,  redeem up to two-thirds
                        of the total  number  of  shares  of Series A  Preferred
                        Stock  at  any  time.  As of  September  30,  2006,  the
                        redemption price was 133 percent of the conversion price
                        of Series A Preferred  Stock;  however,  the Company may
                        designate a different and lower conversion price for all
                        shares of Series A Preferred Stock called for redemption
                        by the Company.  Through September 30, 2006, the Company
                        has not  exercised its option to redeem shares of Series
                        A Preferred Stock.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Preferred          Issuances of Series A Preferred Stock
     Stock              -------------------------------------
     Continued          During the year ended  September  30, 2006,  the Company
                        had  recorded  and  issued  2,146  shares  of  Series  A
                        Preferred   Stock  for   payment  of  Series  A  accrued
                        dividends.

                        Series B Convertible Preferred Stock
                        On June 7, 2001,  the holders of the Company's  Series A
                        Preferred  Stock  approved the  designation of 2,000,000
                        shares of a new series of preferred  stock, the Series B
                        Convertible Preferred Stock ("Series B Preferred Stock")
                        previously approved by the Board of Directors.

                        Dividends
                        ---------
                        The  Company  will  not pay  dividends  on the  Series B
                        Preferred  Stock  unless  dividends  are declared by the
                        Board of Directors, in which case the Series B Preferred
                        Stock would be paid dividends prior and in preference to
                        any  declaration  or  payment  of any  dividends  on the
                        common  stock,  and  subject to the  preferences  of the
                        holders of the Series A Preferred Stock.

                        Convertibility
                        --------------
                        Each share of Series B Preferred Stock is convertible at
                        any time into shares of common  stock at an initial rate
                        of $3.00 per  share of  common.  Each  share of Series B
                        Preferred Stock will  automatically  convert into shares
                        of common stock at the then effective conversion rate on
                        the  closing of a firm  commitment  underwritten  public
                        offering with an aggregate  public offering price of not
                        less than $20,000,000.  The Company has issued shares of
                        common stock or securities convertible into common stock
                        for  consideration  per share less than $3.00 per share.
                        The conversion rate will  automatically be adjusted to a
                        price equal to the aggregate  consideration  received by
                        the Company for that  issuance  divided by the number of
                        shares of common stock issued.

                        Voting Rights and Liquidation Preference
                        ----------------------------------------
                        Holders  of  shares  of  Series B  Preferred  Stock  are
                        entitled  to one vote per  share of  Series B  Preferred
                        Stock on all  matters  upon which  holders of the common
                        stock of the Company are  entitled to vote.  The holders
                        of  Series  B   Preferred   Stock  are   entitled  to  a
                        liquidation  preference  of $3.00  per  share,  plus all
                        accrued  and  unpaid  dividends.  For  purposes  of this
                        liquidation  preference,  the Series A  Preferred  Stock
                        ranks on a parity with the Series B Preferred Stock.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Preferred          Optional Redemption
     Stock              -------------------
     Continued          The Company  may redeem the Series B Preferred  Stock at
                        its option at any time. The  redemption  price will be a
                        minimum of 110  percent of the  conversion  price at the
                        date of redemption.

                        Series C Convertible Preferred Stock
                        The Company has designated  7,357,144  shares  preferred
                        stock as Series C Convertible  Preferred  Stock,  $.0001
                        par value per share. During the year ended September 30,
                        2006, the Company received  subscriptions  for 5,357,143
                        shares of Series C Convertible  Preferred Stock at $1.68
                        per share for proceeds of $9,000,000. The Company issued
                        5,357,143   shares  of  Series  C  Preferred  Stock  for
                        $7,439,558  in cash and  $1,037,152  from  conversion of
                        debt and  accrued  interest.  The  holders  of shares of
                        Common  underlying  the Series C  Convertible  Preferred
                        Stock shall be entitled to registration  rights. For the
                        year ended  September 30, 2006, a beneficial  conversion
                        feature of $2,464,936 was recorded as a distribution  to
                        the  Series C  Preferred  shareholders  to  reflect  the
                        difference  between the market  value of the  underlying
                        common stock and the conversion  price.  During the year
                        ended  September 30, 2006,  the Company  issued  175,226
                        shares of Series C Preferred Stock for dividends.  As of
                        September 30, 2006, the  outstanding  Series C Preferred
                        shares totaled 5,532,369.

                        Convertibility
                        --------------
                        One share of  Series C  Convertible  Preferred  Stock is
                        convertible  into three shares of the  Company's  common
                        stock, subject to adjustments.

                        Dividends
                        ---------
                        The stock has an 8% dividend that may be paid in cash or
                        additional  shares  of  Series C  Convertible  Preferred
                        Stock at the  option of the  Company.  During  the years
                        ended September 30, 2006 and 2005, the Company  recorded
                        $294,379  and $0 in  dividends  on  Series  C  Preferred
                        Stock, respectively.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Preferred          Voting Rights and Liquidation Preference
     Stock              ----------------------------------------
     Continued          Holders  of  shares  of  Series C  Preferred  Stock  are
                        entitled  to one vote per  share of  Series C  Preferred
                        Stock on all  matters  upon which  holders of the common
                        stock of the Company are entitled to vote. Generally the
                        holders of Series C  Preferred  Stock are  entitled to a
                        liquidation  preference  of $1.68  per  share,  plus all
                        accrued  and  unpaid  dividends.  For  purposes  of this
                        liquidation  preference,  the Series C  Preferred  Stock
                        ranks on a parity with the Series B Preferred Stock.

                        Optional Redemption
                        -------------------
                        The Company  may redeem the Series C Preferred  Stock at
                        its option at any time. The redemption  price payable by
                        the  Company  shall be equal to the greater of (a) $4.00
                        plus any and all  accrued  dividends  or (b) 110% of the
                        current  Conversion  Price  per share at the time of the
                        redemption,  as  adjusted  for  stock  dividends,  stock
                        splits,   stock   combinations,   other   dividends   or
                        distributions,    reclassifications,    exchanges,    or
                        substitutions plus any and all accrued dividends.

                        SecureAlert,  Inc.  (PAL  Services)  Series A  Preferred
                        Shares
                        During the year ended  September 30, 2005,  and pursuant
                        to Board of Director  approval,  the Company amended the
                        articles   of    incorporation   of   its   wholly-owned
                        subsidiary,   SecureAlert,   Inc.   (PAL   Services)  to
                        establish 3,500,000 shares of preferred stock designated
                        as Series A Convertible  Redeemable Non-Voting Preferred
                        Stock.

                        Dividends
                        The holders of shares of Series A Preferred  Stock shall
                        be entitled to receive quarterly dividends out of any of
                        the   SecureAlert's   (PAL   Services)   assets  legally
                        available  therefore,  prior  and in  preference  to any
                        declaration  or  payment of any  dividend  on the common
                        stock  of  SecureAlert,  (PAL  Services)  at the rate of
                        $1.50 per day times the number of the SecureAlert's (PAL
                        Services)  parolee  contracts  calculated in days during
                        the quarter.  For  example,  if there were an average of
                        10,000 parolee contracts outstanding during the quarter,
                        the total dividend would be $1,350,000  ($1.50 x 90 days
                        x 10,000  contracts)  or  $0.385  per  share of Series A
                        Preferred  Stock.  In no case will a dividend be paid if
                        the gross  revenue per contract  per day to  SecureAlert
                        (PAL Services) averages less than $4.50.  Dividends will
                        be paid in cash to the  holders  of  record of shares of
                        Series A Preferred Stock as they appear on the books and
                        records of  SecureAlert  (PAL  Services)  on such record
                        dates not less  than ten (10)  days nor more than  sixty
                        (60) days preceding the payment dates thereof, as may be
                        fixed by the Board of Directors  of the Company.  During
                        the years ended September 30, 2006 and 2005, the Company
                        recorded  $20,877  and $0 in  dividends  on  SecureAlert
                        Series A Preferred Stock.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Preferred          Convertibility
     Stock              --------------
     Continued          As  a  group,  all  Series  A  Preferred  Stock  may  be
                        converted  at the  holder's  option  at any time into an
                        aggregate of 20%  ownership of the common  shares of the
                        SecureAlert, Inc. (PAL Services).

                        Issuances  of  SecureAlert  Series A Preferred Stock
                        ----------------------------------------------------
                        During the year ended  September  30, 2006,  the Company
                        sold  600,000  of  these  shares  for  consideration  of
                        $600,000.   As  of  September   30,   2006,   the  total
                        outstanding  Series A Preferred  shares were  3,590,000.
                        Because the preferred  stock sold was Series A Preferred
                        Stock of the Company's  subsidiary,  SecureAlert,  Inc.,
                        the  consideration  received  from  the  sale  has  been
                        recorded  similar  to  minority  interest  as a separate
                        component  of the  balance  sheet  outside of  permanent
                        equity.

12.  Common             Authorized Shares
     Stock              The  Company is  authorized  to issue up to  175,000,000
                        shares of common stock.

                        Common Stock Issuances
                        During the year ended  September  30, 2006,  the Company
                        issued  35,005,811  shares  of common  stock.  5,846,428
                        shares  were  issued  for  services  in  the  amount  of
                        $3,983,607,   4,014,916  shares  were  issued  upon  the
                        conversion of 10,843 shares of Series A Preferred Stock,
                        7,171,380  shares  were issued  upon the  conversion  of
                        1,315,825 shares of Series B Preferred Stock, 10,739,753
                        shares  were  issued for debt and  accrued  interest  of
                        $7,893,782,  350,000  were issued  from the  exercise of
                        options and warrants,  and the remaining  6,883,334 were
                        issued for cash.

                        During the year ended  September  30, 2005,  the Company
                        issued  13,733,804  shares  of common  stock.  5,148,641
                        shares  were  issued  for  services  in  the  amount  of
                        $2,822,911,   953,895   shares   were  issued  upon  the
                        conversion of 2,578 shares  of Series A Preferred Stock,

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

12.  Common             2,592,595  shares  were issued  upon the  conversion  of
     Stock              466,667  shares of Series B Preferred  Stock,  3,995,154
     Continued          shares  were  issued for debt and  accrued  interest  of
                        $2,626,522,  and the remaining  1,043,519 were issued to
                        ADP for assuming $563,500 of debt and $77,554 of accrued
                        interest.

13.  Options and        Stock Incentive Plan
     Warrants           The Company has adopted the 1997  Volu-Sol,  Inc.  Stock
                        Incentive  Plan  (the  "1997  Plan").  The 1997 Plan was
                        approved by action of Biomune,  the original stockholder
                        of the Company, in August 1997. Under the 1997 Plan, the
                        Company  may issue  stock  options,  stock  appreciation
                        rights, restricted stock awards, and other incentives to
                        employees,  officers  and  directors  of the Company and
                        award  nonqualified  stock  options and other  awards to
                        employees and certain  non-employees  who have important
                        relationships  with the  Company.  A total of  5,000,000
                        shares were initially available for grant under the 1997
                        Plan.  As of September 30, 2006,  1,465,000  shares have
                        been granted under the 1997 Plan of which 1,015,000 have
                        expired; thus, 450,000 shares remain outstanding.

                        On February 17, 2004 the Board of Directors approved the
                        2004 RemoteMDx, Inc. Stock incentive Plan ("2004 Plan").
                        The  shareholders  approved  this plan on May 19,  2004.
                        Under  the  2004  Plan,  the  Company  may  issue  stock
                        options,  stock  appreciation  rights,  restricted stock
                        awards and other  incentives to employees,  officers and
                        directors.  The 2004 Plan also provides for the award of
                        nonqualified stock options,  stock appreciation  rights,
                        bonus rights,  and other  incentive  grants to employees
                        and   certain    non-employees    who   have   important
                        relationships  with the  Company.  A total of  6,000,000
                        shares are  authorized  for issuance  pursuant to awards
                        granted  under the 2004 Plan.  During  the fiscal  years
                        2006 and 2005, 0 and 5,000,000 shares were granted under
                        this plan respectively.

                        During  the  year  ended   September   30,   2006,   the
                        shareholders  approved the 2006 Equity  Incentive  Award
                        Plan (the "2006 Plan").  The 2006 Plan replaced the 1997
                        Plan and the 2004 Plan.  The 2006 Plan  provides for the
                        grant of incentive stock options and nonqualified  stock
                        options,  restricted stock, stock  appreciation  rights,
                        performance  shares,  performance stock units,  dividend
                        equivalents,  stock payments, deferred stock, restricted
                        stock    units,    other    stock-based    awards    and
                        performance-based   awards  to  employees   and  certain

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

13.  Options and        non-employees who have important  relationships with the
     Warrants           Company. A total of 10,000,000 shares are authorized for
     Continued          issuance pursuant to awards granted under the 2006 Plan.
                        No grants have been made under this plan.

                        A  summary  of  stock   option  and  warrant   activity,
                        including stock options and warrants  granted inside and
                        outside the plans discussed  above,  for the years ended
                        September 30, 2006 and 2005 is as follows:

                                               Number of        Exercise
                                              Options and       Price Per
                                               Warrants           Share
                                        -----------------------------------

Outstanding at September 30, 2004              7,822,043  $    .54 to 7.00
    Granted                                    7,849,000       .54 to 3.00
    Expired or cancelled                      (1,905,000)      .54 to 7.00
    Exercised                                          -       .54 to 1.00
                                        -----------------------------------

Outstanding at September 30, 2005             13,766,043       .54 to 3.00
    Granted                                   11,529,076       .56 to 1.41
    Expired or cancelled                      (3,347,727)      .70 to 3.00
    Exercised                                   (350,000)      .54 to 0.75
                                        -----------------------------------

Outstanding at September 30, 2006             21,597,392  $    .50 to 3.00
                                        -----------------------------------

                        The Company has adopted the  disclosure-only  provisions
                        of Statement of Financial  Accounting  Standards  (SFAS)
                        No.  123,   Accounting  for  Stock-Based   Compensation.
                        Accordingly, no compensation cost has been recognized in
                        the financial statements for employees,  except when the
                        exercise price is below the market price of the stock on
                        the  date  of  grant.  The  following  table  summarizes
                        information about stock options and warrants outstanding
                        at September 30, 2006:

                       Options and Warrants             Options and Warrants
                            Outstanding                     Exercisable
              ------------------------------------------------------------------
                             Weighted
                              Average
                             Remaining    Weighted                  Weighted
   Range of                 Contractual    Average                   Average
   Exercise      Number        Life       Exercise      Number      Exercise
    Prices     Outstanding    (Years)       Price     Exercisable     Price
--------------------------------------------------------------------------------
$   .50 - 1.00   20,589,159    3.94      $        .62   17,009,413 $        .62
          3.00    1,008,233    1.04              2.76    1,008,233         2.76
--------------------------------------------------------------------------------

$   .50 - 3.00   21,597,392    3.12      $       0.72   18,017,646 $       3.12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

13.  Options and        As of September 30, 2006,  18,017,646 of the  21,597,392
     Warrants           outstanding options and warrants are vested.
     Continued
                        During the year ended  September  30, 2006,  the Company
                        issued  11,529,076  common  stock  options  as  follows:
                        3,170,000 to employees,  600,000 to SecureAlert Series A
                        Preferred  shareholders,  365,150 for debt, 5,413,926 to
                        consultants,  480,000  to the  Board of  Directors,  and
                        1,500,000 to related  parties  (David  Derrick and James
                        Dalton).  The exercise  prices range from $0.56 to $1.41
                        per share.

                        During the year ended  September  30, 2005,  the Company
                        issued   7,849,000  common  stock  options  as  follows:
                        1,450,000 to employees, 599,000 to consultants,  400,000
                        to the Board of Directors,  5,000,000 to related parties
                        (David Derrick and James Dalton),  and 400,000 for debt.
                        The exercise prices range from $0.54 to $3.00 per share.

14.  Income Taxes       For the years ended  September  30,  2006 and 2005,  the
                        Company  incurred net operating  losses of approximately
                        $23,798,000 and $10,984,000 for income tax purposes. The
                        amount of and ultimate  realization of the benefits from
                        the net operating losses is dependent, in part, upon the
                        tax laws in effect,  the Company's future earnings,  and
                        other  future  events,  the  effects of which  cannot be
                        determined.  The  Company  has  established  a valuation
                        allowance for all deferred  income tax assets not offset
                        by   deferred   income  tax   liabilities   due  to  the
                        uncertainty of their realization.  Accordingly, there is
                        no  benefit  for  income   taxes  in  the   accompanying
                        consolidated statements of operations.

                        At  September  30, 2006,  the Company has net  operating
                        loss  carryforwards  available to offset future  taxable
                        income of approximately  $63,129,000 which will begin to
                        expire in 2018.  The  utilization  of the net  operating
                        loss  carryforwards  is  dependent  upon the tax laws in
                        effect at the time the net operating loss  carryforwards
                        can be  utilized.  The Internal  Revenue  Code  contains
                        provisions   that  likely  could  reduce  or  limit  the
                        availability and utilization of these net operating loss
                        carryforwards.  For example,  limitations are imposed on
                        the utilization of net operating loss  carryforwards  if
                        certain  ownership changes have taken place or will take
                        place.  Due  to the  frequency  of  equity  transactions
                        within  the  Company,  it is likely  that the use of net
                        operating  loss  carry  forwards  will be  limited.  The
                        Company will  perform an analysis to  determine  whether
                        any such  limitations have occurred as the net operating
                        losses are utilized.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

14.  Income Taxes       Deferred  income  taxes  are  determined  based  on  the
     Continued          estimated  future  effects of  differences  between  the
                        financial  statement and income tax  reporting  bases of
                        assets and liabilities given the provisions of currently
                        enacted  tax laws and the tax  rates  expected  to be in
                        place. The deferred income tax assets  (liabilities) are
                        comprised of the following at September 30, 2006:

                                                                        2006
                                                                    ------------
                        Net operating loss carryforwards            $23,547,000
                        Depreciation and reserves                         7,000
                        Accruals and reserves                            53,000
                        Valuation allowance                         (23,607,000)
                                                                    ------------
                                                                    $         -
                                                                    ------------

                        Reconciliations  between the benefit for income taxes at
                        the federal  statutory income tax rate and the Company's
                        benefit for income  taxes for the years ended  September
                        30, 2006 and 2005 are as follows:

                                                  2006             2005
                                            ----------------------------------

Federal income tax benefit at
  statutory rate                             $      8,092,000  $    3,740,000
State income tax benefit, net of
  federal income tax effect                         1,190,000         550,000
Loss on non-deductible expenses                      (118,000)         30,000
Change in valuation allowance                      (9,164,000)     (4,320,000)
                                            ----------------------------------

Benefit for income taxes                     $              -  $            -
                                            ----------------------------------

15.  Commitment         Legal Matters
     and                On September  20, 2006,  former  consultants  brought an
     Contingencies      action in Utah state court against the Company. The suit
                        alleges  that  the  Company  wrongfully  terminated  the
                        plaintiffs,  and includes causes of action for breach of
                        contract,  breach of the implied  covenant of good faith
                        and fair dealing,  tortious  interference  with contract
                        and prospective  economic relations,  unjust enrichment,
                        and injunctive  relief.  The plaintiffs  seek damages of
                        approximately  $264  million  over five years,  plus the
                        value of  converting  50% of $264 million into shares of

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

15.  Commitment         our  common  stock at $0.60  per  share,  plus  punitive
     and                damages of  approximately  $1 billion.  The  plaintiffs'
     Contingencies      motion for temporary restraining order was denied by the
     Continued          Court  in  its  entirety  on  September  28,  2006.  The
                        litigation  is at an early stage and  discovery  has not
                        yet  commenced.   Management  has  determined  that  the
                        probability  of a material loss is remote and management
                        intends to defend  themselves  vigorously  against  this
                        action.

                        On  February  1, 2006,  the  Company  filed a  Complaint
                        against  defendants  Jaxara Group, LLC, Daniel Boice and
                        Alexander Petty  (collectively,  "Jaxara") in the United
                        States  District  Court for the  District  of Utah.  The
                        action  arises out  contracts  between  SecureAlert  and
                        Jaxara  for  certain  software  programming  work  to be
                        performed by Jaxara. Jaxara thereafter on or about April
                        10, 2006 answered the Complaint and filed  counterclaims
                        against the Company. The litigation is at an early stage
                        of discovery. Management has determined that probability
                        of a material loss from the counterclaim is remote.  The
                        Company  intends  to  vigorously  prosecute  its  claims
                        against  Jaxara and to defend  itself  against  Jaxara's
                        counterclaims.

                        On   May   23,   2006,   plaintiffs   Strategic   Growth
                        International,  Inc.,  Richard E.  Cooper and Stanley S.
                        Altschuler (collectively,  the "SGI Defendants") filed a
                        Complaint  against  defendant  the Company in the United
                        States District Court Southern District of New York. The
                        action  arises  out  of  a  contract   between  the  SGI
                        Defendants   and  the  Company  for  certain   financial
                        relations  services to be  performed by SGI. the Company
                        thereafter  on September 29, 2006 answered the Complaint
                        and filed  counterclaims  against SGI. The litigation is
                        at  an  early  stage  of   discovery.   Management   has
                        determined that  probability of a material loss from the
                        counterclaim   is  remote.   The   Company   intends  to
                        vigorously  defend  itself  against the SGI  Defendants'
                        claim and to prosecute its counterclaims against the SGI
                        Defendants.

                        In a demand letter from counsel to Joseph  Markham,  Mr.
                        Markham  contends that he entered into an agreement with
                        the  Company to provide  investor  relation  services in
                        exchange for $20,000 and 100,000 shares of the Company's
                        common stock.  Mr. Markham further  contends that he has
                        fully  performed  under the  purported  agreement and is
                        owed the above amounts. The Company denies that any such

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

15.  Commitment         agreement  exists,  written or otherwise.  To date,  the
     and                Company  is  unaware of any  lawsuit  having  been filed
     Contingencies      regarding  this claim.  If such a lawsuit is filed,  the
     Continued          Company intends to defend itself vigorously against such
                        action.  Management has determined that probability of a
                        loss is remote.

                        Lease Obligations
                        In March 2005, the Company  entered into an agreement to
                        lease a facility under a noncancellable  operating lease
                        that expires in November  2008.  Future  minimum  rental
                        payments under the non-cancelable  operating lease as of
                        September 30, 2006 are approximately as follows:

                                  Year Ending September 30:         Amount
                                  -------------------------      ---------------
                                        2007                     $      206,572
                                        2008                            212,126
                                        2009                             36,049
                                                                 ---------------
                                                                 $      454,747
                                                                 ===============

                        Rent expense  related to this  non-cancelable  operating
                        lease was  approximately  $122,000  and  $45,000 for the
                        years ended September 30, 2006 and 2005, respectively.

                        In  addition,  the  Company's  wholly-owned  subsidiary,
                        Volu-Sol Reagents Corporation, leases a facility under a
                        non-cancelable  operating lease that expires in November
                        2010.   Future   minimum   rental   payments  under  the
                        non-cancelable  operating lease as of September 30, 2006
                        are approximately as follows:

                                  Year Ending September 30:           Amount
                                  -------------------------      --------------
                                      2007                       $      69,906
                                      2008                              71,720
                                      2009                              73,584
                                      2010                              75,496
                                      2011                              12,636
                                                                 --------------
                                                                 $     303,342
                                                                 ==============

                        Rent expense  related to this  non-cancelable  operating
                        lease was  approximately  $69,000  and  $68,000  for the
                        years ended September 30, 2006 and 2005 respectively.

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

15.  Commitment         Indemnification Agreements
     and                In  November  2001,  the  Company's  Board of  Directors
     Contingencies      agreed that the Company  would  indemnify  officers  and
     Continued          directors  of the  Company  against  personal  liability
                        incurred by them in the conduct of their  duties for the
                        Company.  In the  event  that  any of  the  officers  or
                        directors  of the  Company are sued or claims or actions
                        are  brought   against  them  in  connection   with  the
                        performance  of  their  duties  and  the  individual  is
                        required to pay an amount,  the Company will immediately
                        repay the obligation  together with interest  thereon at
                        the greater of 10 percent per year or the interest  rate
                        of any funds borrowed by the individual to satisfy their
                        liability.

                        Cellular Access Agreement
                        During the year ended  September  30, 2004,  the Company
                        cancelled   its  agreement   with  the  prior   cellular
                        organization  and entered into an  agreement  with a new
                        cellular  company.  During the year ended  September 30,
                        2006,  the Company has entered into  several  agreements
                        with other cellular  organizations  to provide  cellular
                        services.  The cost to the  Company  during  years ended
                        September 30, 2006 and 2005 was  approximately  $290,000
                        and $103,900 respectively.

16.  Segment            The  Company is  organized  into two  business  segments
     Information        based primarily on the nature of the Company's products.
                        The  Company's   Reagents  segment  is  engaged  in  the
                        business  of   manufacturing   and   marketing   medical
                        diagnostic  stains,  solutions and related  equipment to
                        hospitals  and  medical   testing  labs.  The  Company's
                        SecureAlert  segment  is  engaged  in  the  business  of
                        developing,  distributing and marketing mobile emergency
                        and  personal   security  systems  to  distributors  and
                        consumers, and tracking devices for monitoring offenders
                        in the criminal justice system. Other (unallocated) loss
                        consists of research and development,  selling,  general
                        and  administrative  expenses  related to the  Company's
                        corporate activities, including remote health monitoring
                        and market and business development activities.

                        The accounting policies of the business segments are the
                        same as those  described  in the summary of  significant
                        accounting policies (see Note 2).

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

16. Segment             The   following   table   reflects   certain   financial
    Information         information relating to each reportable segment for each
    Continued           of the years ended September

                                                     2006             2005
                                              --------------------------------
Net sales:
        SecureAlert                           $       391,600  $       289,236
        Reagents                                      678,541          572,632
                                              --------------------------------

                                              $     1,070,141  $       861,868
                                              --------------------------------
Operating income (loss):
     SecureAlert                              $    (6,061,427) $    (3,631,458)
     Reagents                                         (68,201)          36,455
     Other (unallocated)                          (11,853,538)      (5,363,894)
                                              --------------------------------

                                              $   (17,983,166) $    (8,958,897)
                                              --------------------------------
Depreciation and amortization:
     SecureAlert                              $       218,701  $        21,144
     Reagents                                           2,542            1,397
     Other (unallocated)                               10,739           14,091
                                              --------------------------------

                                              $       231,982  $        36,632
                                              --------------------------------
Capital expenditures:
     SecureAlert                              $     1,073,217  $       310,770
     Reagents                                          20,473              960
     Other (unallocated)                                    -                -
                                              --------------------------------

                                              $     1,093,690  $       311,730
                                              --------------------------------
Interest income:
     SecureAlert                              $         3,272  $             -
     Reagents                                               -                -
     Other (unallocated)                               26,779            1,720
                                              --------------------------------

                                              $        30,051  $         1,720
                                              --------------------------------

--------------------------------------------------------------------------------

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

16.  Segment
     Information
     Continued                                        2006            2005
                                              --------------------------------

Interest expense:
     SecureAlert                              $       271,696  $        13,540
     Reagents                                               3                -
     Other (unallocated)                            6,269,378        1,435,196
                                              --------------------------------

                                              $     6,541,077  $     1,448,736
                                              --------------------------------
Identifiable assets:
     SecureAlert                              $    6,106,836
     Reagents                                        216,818
     Other (unallocated)                           5,868,412
                                              ---------------

                                              $   12,192,066
                                              ---------------

17.  Subsequent         Subsequent  to  September  30,  2006,  the  Company  has
     Events             entered into several agreements:

                            a) On November 9, 2006, the Company closed a private
                               placement  of shares  of its  common  stock.  The
                               Company sold 3,000,000 shares of its common stock
                               at a  purchase  price of  $2.00  per  share,  for
                               aggregate  proceeds to the Company of $6,000,000.
                               The Company  also issued  warrants to purchase up
                               to  an   additional   7,000,000   shares  of  the
                               Company's common stock at $2.00 per share.

                            b) The  Company  issued  2,242,511  shares of common
                               stock  upon the  conversion  of 5,949  shares  of
                               Series  A  Preferred  Stock  and  2,000  share of
                               Series B Preferred Stock.

                            c) The Company issued 265,000 shares of common stock
                               for penalties  associated with the late filing of
                               the registration statement.

--------------------------------------------------------------------------------

REMOTEMDX, INC.
CONDENSED CONSOLIDATED FINANCIAL STATMENTS
June 30, 2007 AND 2006
(UNAUDITED)

REMOTEMDX, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

June 30, 2007
Assets

Current assets:
Cash	$2,004,499
Accounts receivable, net of allowance for doubtful accounts of $97,156	3,074,644
Inventories (note 2)	229,104
Other receivables (note 3)	727,025
Prepaid expenses	375,310

Total current assets	6,410,582

Property and equipment, net of accumulated depreciation and amortization of $989,107 (note 4)	1,486,828
Monitoring equipment, net of accumulated depreciation of $975,827 (note 5)	4,314,579
Other assets	49,259

Total assets	$12,261,248

Liabilities and Stockholders’ Deficit

Current liabilities:
Bank line of credit (note 6)	$3,907,869
Accounts payable	3,962,154
Accrued liabilities (note 7)	1,021,196
Deferred revenue	3,016
Dividends payable	197,408
Notes payable (note 8)	169,676
Related party line of credit (note 9)	91,910
Total current liabilities	9,353,229

Total liabilities	9,353,229

Minority interest (note 10)	1,364,522

SecureAlert Series A Preferred Stock	3,590,000

Stockholders’ deficit:
Preferred stock:
Series A; 10% dividend, convertible, non-voting; $0.0001 par value; 40,000 shares designated; 4,331 shares outstanding (aggregate liquidation preference of $69,123)	1
Series B; convertible; $0.0001 par value; 2,000,000 shares designated; 12,999 shares outstanding (aggregate liquidation preference of $38,997)	1
Common stock; $0.0001 par value; 175,000,000 shares authorized, 121,969,685 shares outstanding	12,197
Additional paid-in capital	132,617,965
Deferred compensation	(2,134,366)
Subscription receivable	(5,673,524)
Accumulated deficit	(126,868,777)

Total stockholders’ deficit	(2,046,503)

Total liabilities and stockholders’ deficit	$12,261,248

See accompanying notes to unaudited condensed consolidated financial statements.

REMOTEMDX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2007	2006	2007	2006

Net sales	$3,118,947	$237,496	$5,757,391	$709,404
Cost of goods sold	2,488,366	119,408	5,059,608	345,869
Gross profit	630,581	118,088	697,783	363,535

Research and development expenses	731,737	876,646	3,885,788	2,030,818

Selling, general and administrative expenses (including $1,112,713 and $6,437,105 for the three months ended June 30, 2007 and 2006 respectively, and $4,160,497 and $9,092,549 for the nine months ended June 30, 2007 and 2006 respectively, of compensation expense paid in stock or stock options / warrants)	4,938,868	8,325,307	15,698,660	14,366,736
Loss from operations	(5,040,024)	(9,083,865)	(18,886,665)	(16,034,019)

Other income (expense):
Derivative valuation gain	-	731,669	-	629,308
Gain (loss) from revalued registration rights	(97,500)	-	(663,000)	-
Loss on sale of asset	(228,800)	-	(228,800)	-
Other income (expense)	275,460	(1)	298,057	2,323
Minority interest allocation	71,590	-	85,478	-
Interest income	13,718	531	89,196	3,779
Interest expense	(279,418)	(687,895)	(836,668)	(6,343,793)

Loss before income taxes	(5,284,974)	(9,039,561)	(20,142,402)	(21,742,402)

Income tax benefit	-	-	-	-

Net loss	(5,284,974)	(9,039,561)	(20,142,402)	(21,742,402)

Dividends on Series A and C preferred stock	(51,829)	(2,648,500)	(500,553)	(2,871,830)

Net loss attributable to common stockholders	$(5,336,803)	$(11,688,061)	$(20,642,955)	$(24,614,232)
Net loss per common share – basic and diluted	$(0.05)	$(0.17)	$(0.23)	$(0.48)
Weighted average shares – basic and diluted	104,583,000	66,875,000	89,140,000	51,817,000

See accompanying notes to unaudited condensed consolidated financial statements.

REMOTEMDX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended June 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(20,142,402)	$(21,742,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,697,771	76,170
Registration payment arrangement expense	663,000	-
Beneficial conversion feature recorded as interest expense	-	321,429
Stock options and warrants issued for services	2,011,200	4,543,997
Derivative valuation liability	-	(629,308)
Amortization on debt discount	-	1,234,034
Amortization of deferred consulting	399,866	2,483,942
Amortization of deferred financing costs	249,613	2,716,862
Accretion of interest expense related to redeemable common stock	-	1,779,166
Common stock issued for services and interest	1,552,631	2,037,207
Common stock issued to settle lawsuit	196,800	-
Impairment of monitoring test equipment	1,454,784	-
Minority interest in net loss	(85,478)	-
Interest income on restricted cash	-	5,628
Increases in related party line of credit for service	502,845	503,754
Loss on sale of receivables	228,800	-
Changes in operating assets and liabilities:
Accounts receivable, net	(3,774,016)	(51,078)
Interest receivable	13,579	-
Inventories	2,554,528	(76,091)
Receivables	(25,000)	-
Prepaid expenses and other assets	2,127,940	(867,467)
Accounts payable	2,265,989	412,451
Accrued liabilities	616,525	(297,163)
Deferred revenue	(14,801)	(255)

Net cash used in operating activities	(7,505,826)	(7,549,124)

Cash flows used in investing activities:
Purchase of property and equipment	(506,323)	(348,397)
Net purchases in monitoring equipment	(7,709,275)	-

Net cash used in investing activities	(8,215,598)	(348,397)

Cash flows from financing activities:
Net payments on related-party line of credit	(455,484)	(505,726)
Net payments on bank line of credit	10,758	(423)
Payments of accrued SecureAlert Series A Preferred dividends	(28,452)	-
Proceeds from the exercise of options and warrants	4,714,572	-
Decrease in subscription receivable	-	1,430,580
Proceeds from issuance of Series C Preferred Stock	-	5,818,877
Proceeds from common stock	6,162,000	1,020,000
Proceeds from the issuance of SecureAlert Preferred Stock	-	600,000
Proceeds from the sale of Volu-Sol Reagents stock	1,450,000	-
Proceeds from issuance of notes payable	-	2,321,153

REMOTEMDX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

	Nine months ended June 30,
	2007	2006

Payments on Series B and C Debentures	-	(387,008)
Payments on notes payable	-	(1,298,699)

Net cash provided by financing activities	11,853,394	8,998,754

Net increase (decrease) in cash	$(3,868,030)	$1,101,233

Cash, beginning of period	5,872,529	416,036

Cash, end of period	$2,004,499	$1,517,269

Cash paid for interest and taxes:
Cash paid for income taxes	$-	$-
Cash paid for interest	$425,812	$152,678

Supplemental schedule of non-cash investing and financing activities:
Issuance of shares of common stock in exchange for shares of Series A Preferred Stock	505	317
Issuance of shares of common stock in exchange for shares of Series B Preferred Stock	35	110
Issuance of shares of common stock in exchange for shares of Series C Preferred Stock	1,729	-
Issuance of shares of common stock in exchange for deferred consulting services and financing costs	134,757	5,840,439
Accrual of Series A and C Preferred Stock dividends	470,379	406,894
SecureAlert Series A Preferred stock dividends	183,329	-
Issuance of shares of common stock in exchange for convertible debt with embedded derivative features	-	2,581,319
Payment of accrued preferred stock dividends through the issuance of Series A preferred stock	212	212
Payment of accrued preferred stock dividends through the issuance of Series C preferred stock	2	-
Payment on SecureAlert line of credit from restricted cash	-	174,475
Settlement of registration payment arrangement	1,245,000	-
Options exercised for subscription receivable	5,673,524	-
Issuance of shares of Series C Preferred Stock from conversion of debt and accrued interest	-	1,037,152

See accompanying notes to unaudited condensed consolidated financial statements.

REMOTEMDX, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(1)	BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of the Company have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Form 10-KSB for the year ended September 30, 2006. The results of operations for the three and nine months ended June 30, 2007, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2007.

Going Concern

The Company has recurring net losses and negative cash flows from operating activities, a working capital deficit, a stockholders' deficit and an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans with respect to this uncertainty include raising additional capital from the exercise of options, sale of Volu-Sol Reagents common stock, and expanding its market for its tracking products.  There can be no assurance that revenues will increase rapidly enough to pay back any operating losses and pay back debts.  Likewise, there can be no assurance that the Company will be successful in raising additional capital from the sale of equity or debt securities.  If the Company is unable to increase revenues or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly or majority-owned subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

Stock-Based Compensation

Effective October 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, using the modified prospective method. SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123R also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period). Prior to adopting SFAS 123R, the Company accounted for its stock-based compensation plans under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, generally no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant. The Company adopted the disclosure-only provision of SFAS No. 123,"Accounting for Stock-Based Compensation" ("SFAS 123").

Listed below is the SFAS 123 disclosure table for the three and nine months ended June 30, 2006:

	Three Months Ended	Nine Months Ended
	June 30, 2006	June 30, 2006
Net loss attributable to common stockholders - as reported	$(11,688,061)	$(24,614,232)

Deduct total stock based employee compensation expense determined under fair value based method for all awards, net of related taxes	$(1,386,290)	$(1,400,148)

Net loss – pro forma	$(13,074,351)	$(26,014,380)
Basic and diluted net loss per common share - as reported	$(.17)	$(.48)
Basic and diluted net loss per common share - pro forma	$(.20)	$(.50)

For the nine months ended June 30, 2007, the Company calculated compensation expense of $893,164 related to the vesting of previously granted stock options and additional options granted during the period.

For options granted subsequent to October 1, 2006, the fair value of each stock option grant will be estimated on the date of grant using the Black-Scholes option pricing model. The Company granted 275,000 stock options to employees during the nine months ended June 30, 2007.  The Company granted 3,170,000 to employees during the nine months ended June 30, 2006. The weighted average fair value of stock options at the date of grant during the nine months ended June 30, 2007 and 2006 was $1.46 and $0.64, respectively.

The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options.

The following are the weighted-average assumptions used for options granted during the nine months ended June 30, 2007 and 2006, respectively:

	June 30, 2007	June 30, 2006

Risk free interest rate	4.54%	4.80%
Expected life	5 Years	5 Years
Dividend yield	-	-
Volatility	145%	140%

A summary of stock option activity for the nine months ended June 30, 2007, is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

Outstanding at September 30, 2006	3,607,500	$0.63
Granted	275,000	1.46
Exercised	(225,000)	0.60
Forfeited	(100,000)	0.60
Expired	(25,000)	3.00
Outstanding at June 30, 2007	3,532,500	$0.67	3.03 Years	3,504,900
Exercisable at June 30, 2007	1,377,500	$0.65	2.91 Years	1,193,300

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable.  The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring whether the assets are recoverable.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell.

During the nine months ended June 30, 2007 and 2006, the Company disposed of $1,454,784and $0 respectively, in monitoring equipment due to units disposed of during the quarter that were initially test units that had served their useful life. This expense was classified as research and development expense.

Net Loss Per Common Share

Basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss by the sum of the weighted-average number of common shares outstanding and the weighted-average dilutive common share equivalents then outstanding. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

Common share equivalents consist of shares issuable upon the exercise of common stock options and warrants, the conversion of the convertible debentures and related accrued interest, and shares issuable upon conversion of preferred stock. As of June 30, 2007 and 2006, there were approximately 19,289,197 and 46,958,698 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive.  The common share equivalents outstanding at June 30, 2007, consisted of 1,602,481 shares of common stock underlying Series A Preferred Stock, 134,472 shares of common stock underlying Series B Preferred Stock, and 17,552,243 shares underlying options and warrants. Of the 17,552,243 shares underlying options and warrants, 14,712,497 shares underlie options and warrants which have vested and 2,839,746 shares underlie options and warrants which have not yet vested.

Revenue Recognition

The Company derives its revenue primarily from the sale of offender tracking device systems and reagent stains.

The sale of offender tracking device systems may include the tracking device, such as the TrackerPAL device, and/or the related monitoring service.  If the sale includes the device only, revenue from the sale is recognized immediately.  Revenue from the monitoring service contracts is recognized monthly as earned in accordance with the monitoring service contract.  The Company records reserves for estimated returns of defective product. Amounts received in advance of shipment are recorded as deferred revenue. Shipping and handling fees are included as part of net sales. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of goods sold.

The sale of reagent stains is recognized when an agreement with the buyer exists, the price is fixed or determinable, the product has been shipped, and collection is reasonably assured.

(2)	INVENTORIES

Substantially all items included in inventory are finished goods and consisted of the following as of June 30, 2007:

Offender tracking straps and accessories	$173,667
Reagent stains, net of reserve for obsolescence of $49,974	55,437
Total	$229,104

(3)	OTHER RECEIVABLES

Other receivables at June 30, 2007, were as follows:

Receivable from factoring	$700,000
Receivable from lawsuit settlement	25,000
Interest receivable from bank account	2,025
Total	$727,025

(4)	PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2007, was as follows:

Property and equipment	$2,475,935
Less: accumulated depreciation	(989,107)
Total	$1,486,828

During the nine months ended June 30, 2007, the Company purchased $506,323 of tooling and computer equipment.

(5)	MONITORING EQUIPMENT

Monitoring equipment at June 30, 2007, was as follows:

Monitoring equipment	$5,290,406
Less: accumulated depreciation	(975,827)
Total	$4,314,579

The Company began leasing monitoring equipment to agencies for offender tracking in April 2006 under the terms of operating leases.  The monitoring equipment is depreciated on the straight-line method over the estimated useful lives of the related assets of three years.  Depreciation for billable units is included in cost of goods sold while depreciation for non-billable units is included in selling, general and administrative expenses.

(6)	BANK LINE OF CREDIT

As of June 30, 2007, the Company’s outstanding balance under a line of credit with Citizen National Bank was $3,907,869. The interest rate is 8% and the line of credit matures on March 1, 2008. The line of credit is secured by letters of credit for a total of $4 million, and SecureAlert’s assets, excluding TrackerPAL products. This line of credit can be expanded up to $10 million under certain terms and conditions.  The letters of credit were provided as collateral by four entities.  The entities received a total of 400,000 shares of the Company’s common stock and were reimbursed $40,000 in cash for expenses related to establishing the letters of credit in the year ended September 30, 2006.

In addition, the Company will make monthly interest payments, at a rate of 11% annually, on the line of credit to the entities that provided and arranged for the letters of credit.

(7)	ACCRUED LIABILITIES

Accrued liabilities consisted of the following at June 30, 2007:

Accrued interest	$49,503
Accrued bonuses and director fees	130,000
Accrued payroll and employee benefits	348,295
Accrued cellular costs	215,000
Accrued legal expenses	131,001
Accrued engineering costs	116,000
Accrued commission	19,597
Other accrued expenses	11,800
Total	$1,021,196

(8)	NOTES PAYABLE

As of June 30, 2007, the Company had unsecured notes payable to former SecureAlert Shareholders of $169,676, with interest at 5%, payable in installments of $80,000 per month until paid in full.  These notes are currently in default, although these notes are subject to an offset provision which has never been provided to the Company.

(9)	RELATED-PARTY LINE OF CREDIT

As of June 30, 2007, the Company owed to ADP Management, an entity owned and controlled by two of the Company’s officers and directors, $91,910 under a line of credit agreement. Outstanding amounts on the line of credit accrue interest at 5.0% and are due on August 31, 2009.  During the nine months ended June 30, 2007, the net increase on the related party line of credit was $47,361.  The net increase consisted of net cash repayments during the nine months ended June 30, 2007, of $455,484 and net increases of $502,845 related to a monthly management fee owed to ADP Management, and expenses incurred by ADP Management that are reimbursable by the Company.  Mr. Derrick’s and Mr. Dalton’s respective salaries are paid to ADP Management which in turn pays Messrs. Derrick and Dalton.  If the Company is unable to pay the management fee and the reimbursable expenses in cash, the related party line of credit is increased for the amount owed to ADP Management.  Subsequent to June 30, 2007, the Company and ADP Management agreed to increase the line of credit from $500,000 to $5,000,000 bearing interest at 11% and extending the maturity date to August 31, 2009.

(10)	MINORITY INTEREST

In January 2007, Messrs. Derrick and Dalton exercised their previously granted right (this right was granted in February 2006) to purchase from the Company 2,500,000 shares of Volu-Sol Reagents common stock for cash proceeds of $400,000 or $0.16 per share.  Prior to the sale, the Company owned 100% of Volu-Sol Reagents common stock.  The sale decreased its ownership to 70%.  During the quarter ending to June 30, 2007, Volu-Sol Reagents negotiated a non-exclusive license agreement with the Company and issued an additional 2,875,000 shares of common stock, with a three year anti-dilution provision, for net cash proceeds of $1,050,000 or $0.37 per share to various non-related parties.  This decreased the Company’s ownership of Volu-Sol Reagents to 52%.

(11)	PREFERRED STOCK

Series A 10% Convertible Non-Voting Preferred Stock

Each share of Series A Preferred Stock is convertible into 370 shares of common stock. During the nine months ended   June 30, 2007, a total of 13,654 shares of Series A Preferred Stock were converted into 5,051,796 shares of common stock.  This included 212 shares of Series A Preferred Stock issued in satisfaction of accrued Series A Preferred dividends valued at $42,426.  As of June 30, 2007, there were 4,331 shares of Series A Preferred Stock outstanding, which represents 1,602,481common stock equivalents at a conversion rate of 370 for 1. Subsequent to June 30, 2007, 2,703 shares of Series A Preferred Stock converted into 999,999 shares of common stock.

The holders of the Series A Preferred Stock are entitled to dividends at the rate of 10% per year on the stated value of the Series A Preferred Stock (or $200 per share), payable in cash or in additional shares of Series A Preferred Stock at the discretion of the board of directors. Dividends are fully cumulative and accrue from the date of original issuance. During the nine months ended June 30, 2007 and 2006, the Company recorded $95,843 and $290,554, respectively, in dividends on Series A Preferred Stock.

The Company may, at its option, redeem up to two-thirds of the total number of shares of Series A Preferred Stock at a redemption price of 133 percent of the stated value of Series A Preferred Stock; however, the Company may designate a different and lower redemption price for all shares of Series A Preferred Stock called for redemption by the Company. Through June 30, 2007, the Company had not exercised its option to redeem shares of Series A Preferred Stock.

Subsequent to June 30, 2007, the Company amended the Designation of Right and Preferences of Series A 10% Convertible Non-Voting Preferred Stock eliminating the 4.9% Conversion Limitation feature, thus allowing a holder of Series A Preferred Stock to convert into common while holding more than 4.9% of the Company’s common stock.

Series B Convertible Preferred Stock

During the nine months ended June 30, 2007, a total of 40,333 shares of Series B Convertible Preferred Stock were converted into 351,824 shares of common stock.  As of June 30, 2007, there were 12,999 shares of Series B Preferred Stock outstanding convertible into approximately 134,472 common shares.  Subsequent to June 30, 2007, and as of the date of this Report, no additional shares of Series B Convertible Preferred Stock had been converted into shares of common stock.

Series C Convertible Preferred Stock

During the nine months ended June 30, 2007, a total of 5,764,488 shares of Series C Convertible Preferred Stock were converted into 17,293,463 shares of common stock.  The holders of the Series C Convertible Preferred Stock are entitled to dividends at the rate of 8% per year on the stated value of the Series C Convertible Preferred Stock, payable in cash or in additional shares of Series C Convertible Preferred Stock at the discretion of the board of directors.  During the nine months ended June 30, 2007 and 2006, the Company recorded $404,710 and $0, respectively, in dividends on Series C Convertible Preferred Stock.  During the quarter ended June 30, 2007, the Company sent out a letter to all Series C Preferred shareholders giving them notice to redeem all Series C Preferred stock.  The holders were required to convert their shares of Series C Preferred into common stock or redeem them for $4 per share.  As of June 30, 2007, there were no shares of Series C Convertible Preferred Stock outstanding.

SecureAlert, Inc., Preferred Shares

As of June 30, 2007, there were 3,590,000 shares of SecureAlert Series A Preferred Stock outstanding.  The holders of shares of Series A Preferred Stock are entitled to receive quarterly dividends out of any of SecureAlert’s assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock of SecureAlert, at the rate of $1.50 per day times the number of SecureAlert’s parolee contracts calculated in days during the quarter. The dividend is calculated on cash collections from the customer.  For example, if there were an average of 10,000 parolee contracts outstanding during the quarter, the total dividend would be $1,350,000 ($1.50 X 90 days X 10,000 contracts) or $.385 per share of Series A Preferred Stock. In no case will a dividend be paid if the gross revenue per contract per day to SecureAlert averages less than $4.50. Dividends will be paid in cash to the holders of record of shares of Series A Preferred Stock as they appear on the books and records of SecureAlert on such record dates not less than ten (10) days nor more than sixty (60) days preceding the payment dates thereof, as may be fixed by the Board of Directors of SecureAlert. As a group, all SecureAlert Series A Preferred Stock may be converted at the holder’s option at any time into an aggregate of 20% ownership of the common shares of SecureAlert, Inc. During the nine months ended June 30, 2007, no shares of SecureAlert Series A Preferred Stock had been converted into shares of SecureAlert common stock.  Subsequent to June 30, 2007, the Company amended the Designation of Right and Preferences of Series A Convertible Redeemable Non-Voting Preferred Stock of SecureAlert. The following changes were made:  1) the dividend increased from $1.50 to $1.54, 2) at the option of the Board of Directors, the Company may redeem SecureAlert Series A Preferred stock in exchange for cash or the Company’s common stock rather than SecureAlert common stock, and 3) the total outstanding shares were increased from 3,5000,000 to 3,590,000 shares.

(12)	COMMON STOCK

During the nine months ended June 30, 2007, the Company issued 41,834,832 shares of common stock as follows:

•	1,004,333 shares were issued for services performed and the settlement of a lawsuit for a value of $1,749,430.

•	22,697,083 shares were issued in connection with Series A, B and C Preferred Stock conversions.

•	750,000 shares were issued pursuant to a registration filing penalty.

•	14,302,416 shares were issued in connection with the exercise of warrants.

•	3,081,000 shares were issued for $6,162,000 in cash.

Common Stock Options and Warrants

As of June 30, 2007, 14,712,497 of the 17,552,243 outstanding options and warrants were vested with a weighted average exercise price of $0.65 per share.  During the nine months ended June 30, 2007, 275,000 options and warrants were issued with an exercise price range of $1.23 to $1.85 per share. All of the 275,000 shares underlying options and warrants have vested.  During the nine months ended June 30, 2007, various warrant holders exercised 14,302,416 warrants for a total of $10,388,095 of which $4,714,571 received in cash by June 30, 2007 and $5,673,524 recorded as a subscription receivable. The subscription receivable of $5,673,524 was received subsequent to June 30, 2007.   Subsequent to June 30, 2007, and as of the date of this Report, no options or warrants had been exercised.

(13)	SEGMENT INFORMATION

The Company is organized into two business segments based primarily on the nature of the Company's products. The Reagents segment is engaged in the business of manufacturing and marketing medical diagnostic stains, solutions and related equipment to hospitals and medical testing labs. The SecureAlert segment is engaged in the business of developing, distributing and monitoring offender tracking devices. Other (unallocated) loss consists of research and development, selling, general and administrative expenses related to the Company's corporate activities, including remote health monitoring and market and business development activities.

The following table reflects certain financial information relating to each reportable segment for each of the three-month periods ended June 30, 2007 and 2006:

	Three Months Ended June 30,
	2007	2006
Sales to external customers:
SecureAlert	$2,952,477	$80,589
Reagents	166,470	156,907
	$3,118,947	$237,496
Net loss:
SecureAlert	$(3,283,088)	$(2,086,587)
Reagents	(148,066)	(57,934)
Other (unallocated)	(1,853,820)	(6,895,040)
	$(5,284,974)	$(9,039,561)

The following table reflects certain financial information relating to each reportable segment for nine months ended June 30, 2007 and 2006:

	Nine Months Ended June 30,
	2007	2006
Sales to external customers:
SecureAlert	$5,263,965	$233,521
Reagents	493,426	475,883
	$5,757,391	$709,404

Net loss:
SecureAlert	$(12,166,134)	$(4,749,211)
Reagents	(353,661)	(43,382)
Other (unallocated)	(7,622,607)	(16,949,809)
	$(20,142,402)	$(21,742,402)

Identifiable assets:
SecureAlert	$10,255,644
Reagents	1,021,928
Other (unallocated)	983,676
Total assets	$12,261,248

(14)	SUBSEQUENT EVENTS

Subsequent to June 30, 2007, the Company entered into the following transactions:

1)
The Company amended the Designation of Right and Preferences of Series A 10% Convertible Non-Voting Preferred Stock eliminating the 4.9% Conversion Limitation feature.  Thus, allowing a holder of Series A Preferred Stock to convert into common while holding more than 4.9% of the Company common stock.

2)
The Company amended the Designation of Right and Preferences of Series A Convertible Redeemable Non-Voting Preferred Stock of SecureAlert.  The following changes were made:  1) the royalty increased from $1.50 to $1.54, 2) at the option of the Board of Directors, the Company may redeem SecureAlert Series A Preferred stock in exchange for cash or the Company’s common stock rather than SecureAlert’s common stock, and 3) the total outstanding shares were increased from 3,500,000 to 3,590,000 shares.

3)	The Company issued 999,999 shares of common stock upon conversion of 2,703 shares of Series A Preferred Stock.

4)	The Company received the $5,673,524 in subscription receivables from the exercise of warrants.

5)	The Company and ADP Management agreed to increase the related-party line of credit from $500,000 to $5,000,000 bearing interest at 11% and extending the maturity date to August 31, 2009.

6)
Subsequent to June 30, 2007, ADP Management, Jim Dalton and David Derrick sold 6,000,000 restricted common shares to an investor at less than the then current fair market value of the common stock.  This was done to induce the investor to enlarge their commitment to the Company and to further develop a concentrated active investor base.

Table of Contents

Summary about RemoteMDx Inc. and this offering	3
Risk Factors	6
Use of Proceeds	15
Determination of Offering Price	16
Description of Business	17
Management's Discussion and Analysis or Plan of Operation	28
Forward-looking Statements	40
Selling Shareholders	40
Plan of Distribution	45
Regulation M	46
Legal Proceedings	47
Directors, Executive Officers, Promoters and Control Persons	47
Commission’s Position on Indemnification for Securities Act Liabilities	50
Security Ownership of Certain Beneficial Owners and Management	51
Description of Securities	53
Certain Relationships and Related Transactions	56
Market for Common Equity and Related Stockholder Matters	57
Executive Compensation	61
Index to Financial Statements	69
Experts	69
Legal Matters	69

____________________

Dealer Prospectus Delivery Obligation.  Until December 18, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RemoteMDx, Inc.

25,859,384
SHARES

COMMON STOCK

____________________

PROSPECTUS

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September 19, 2007

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